As filed with the Securities and Exchange Commission on March 3, 2000
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      Under
                           the Securities Act of 1933

                           FIRST SECURITY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------
         Delaware                      6711                    87-6118148
--------------------------------------------------------------------------------
  (State or other juris-   (Primary Standard Industrial     (I.R.S. Employer
 diction of incorporation  Classification Code Number)     Identification No.)
     or organization)
--------------------------------------------------------------------------------

                              79 South Main Street
                           Salt Lake City, Utah 84111
                                 (801) 246-5976
                   -------------------------------------------
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                  BRAD D. HARDY
              Executive Vice President and Chief Financial Officer
                           First Security Corporation
                              79 South Main Street
                           Salt Lake City, Utah 84111
                              (801) 246-5976
                      -------------------------------------
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                   Copies To:

     A. ROBERT THORUP, ESQ.                     BENJAMIN G. WOLFF, ESQ.
     RAY, QUINNEY & NEBEKER P.C.                MICHAEL McARTHUR-PHILLIPS, ESQ.
     79 South Main Street, Suite 400            DAVIS WRIGHT TREMAINE LLP
     Salt Lake City, Utah 84111                 1300 SW Fifth Avenue, Suite 2300
     (801) 323-3359                             Portland, Oregon  97201-5682
     (fax) (801) 532-7543                       (503) 241-2300
                                                (fax) (503) 778-5299

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective time of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------- --------------------- --------------------- ----------------------- ------------------------
     Title of each class of           Amount to be        Proposed Maximum       Proposed Maximum     Amount of registration
  securities to be registered          registered        offering price per     aggregate offering              fee
                                                               share                  price
--------------------------------- --------------------- --------------------- ----------------------- ------------------------
Common Stock ($1.25 par value)    568,182 shares(1), (3)      $22.6875             $12,890,629               $3,583.60
--------------------------------- --------------------- --------------------- ----------------------- ------------------------

(1) The maximum possible number of shares of Common Stock to be issued in connection with the merger described herein.

(2) Calculated pursuant to Rule 457(f)(1) solely for the purpose of the registration fee based on market value as of February 28, 2000.

(3) One Right to purchase Junior Series B Preferred Stock of First Security is associated with each share of Common Stock. The Rights are not transferable separately from the Common Stock except in limited circumstances.


         This Registration Statement is hereby amended on such date or dates as may be necessary to delay its effective time until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FIRST SECURITY CORPORATION                                 BLACK & COMPANY, INC.
Prospectus                                                       Proxy Statement

TO THE SHAREHOLDERS OF BLACK & COMPANY, INC.:

         The boards of  directors of Black & Company,  Inc.  and First  Security
Corporation have agreed to merge Black & Company, Inc. with and into First Security Van Kasper, Inc., a wholly owned subsidiary of First Security. Black & Company and First Security are sending you this Prospectus/Proxy Statement to provide you with important information about this merger. Black & Company is asking you to sign and return a Black & Company proxy card that has the effect of voting your Black & Company common stock in favor of the merger.

         Upon completion of the merger, in exchange for your shares of Black & Company capital stock, you will receive shares of First Security common stock. First Security shares to be issued in the merger will be listed on the Nasdaq National Market under the symbol "FSCO." The exact number of shares that you will receive will be calculated according to a formula described in this Prospectus/Proxy Statement. This formula takes into account a number of factors including:

* the number of shares of Black & Company capital stock that will be outstanding when the merger closes;

* the resolution of certain contingencies associated with Black & Company's business;

* and the market price of First Security common stock during certain periods before the merger closes.

         The exchange of Black & Company shares will be tax-free to you for federal income tax purposes. If you choose to vote against the merger and also perfect your dissenters' rights under Oregon law, you will receive the fair value of your Black & Company shares in cash, which would be a taxable transaction for you.

         The merger cannot be completed unless the Black & Company shareholders approve the merger and the transactions associated with it. A special meeting of Black & Company shareholders has been called for April 7, 2000 at 2:00 p.m. Pacific Time at the offices of Black & Company at One Southwest Columbia, Suite 1200, Portland, Oregon 97258, for the purpose of voting on the merger. The Black & Company board of directors has determined that the merger and the transactions associated with it are in your best interests and recommends that you vote to approve the merger and the transactions associated with it by completing the enclosed proxy card regardless of whether you intend to attend the special shareholders meeting.

                          YOUR VOTE IS VERY IMPORTANT.

         Only Black & Company shareholders who held their shares at the close of business on March 1, 2000 will be entitled to vote on the merger and receive this Prospectus/Proxy Statement. You can get more information about Black &
Company or First Security, and about the merger, by writing or calling as follows:

     First Security Corporation             Black & Company, Inc.
     79 South Main Street, Second Floor     One Southwest Columbia, Suite 1200
     Salt Lake City, Utah 84111             Portland, Oregon  97258
     Attention:  Brad D. Hardy              Attention:  Frank J. Niezgoda
     (801) 246-5976.                        (503) 248-7551

         This Prospectus/Proxy Statement provides you with detailed information about the merger and the transactions associated with it. Please see "WHERE YOU CAN FIND MORE INFORMATION" on page 67 for additional information about First Security filed with the Securities and Exchange Commission.

         We encourage you to read this entire document carefully. Information about First Security and Black & Company may change from that contained in this Prospectus/Proxy Statement. First Security and Black & Company will send you additional information about themselves before the date of the special shareholders meeting if the new information would be material to your decision on the merger.

         FIRST SECURITY SHARES ARE NOT INSURED BANK DEPOSITS. THERE ARE RISKS INHERENT IN THE OWNERSHIP OF FIRST SECURITY SHARES. SEE "RISK FACTORS" ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN DETERMINING HOW TO VOTE ON THE MERGER AND THE TRANSACTIONS ASSOCIATED WITH IT.

         NEITHER THE COMMISSION NOR ANY STATE SECURITIES AGENCY HAS APPROVED THE FIRST SECURITY SHARES OR DETERMINED THAT THIS PROSPECTUS / PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus/Proxy Statement is dated March 10, 2000, and was first mailed on or about March 10, 2000.

         You should rely on the information contained or incorporated by reference in this Prospectus/Proxy Statement to vote on the merger and the transactions associated with it. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus/Proxy Statement. This Prospectus/Proxy Statement is dated March 10, 2000. You should not assume that the information contained in this Prospectus/Proxy Statement is accurate as of any date other than such date, and neither the mailing of this Prospectus/Proxy Statement to Black & Company shareholders nor the issuance of First Security common stock in the merger will create any implication to the contrary.

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS.................................................1
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................1
SUMMARY....................................................................5
RISK FACTORS..............................................................13
CAPITALIZATION OF FIRST SECURITY..........................................16
SELECTED HISTORICAL FINANCIAL DATA FOR FIRST SECURITY.....................16
FIRST SECURITY MARKET PRICE AND DIVIDENDS INFORMATION.....................18
THE BLACK & COMPANY SPECIAL SHAREHOLDERS MEETING..........................19
   DATE, TIME AND PLACE...................................................19
   PURPOSE................................................................19
   RECORD DATE, SHARES OUTSTANDING, SHARES ENTITLED TO VOTE...............19
   VOTE REQUIRED..........................................................20
   VOTING AND REVOCATION OF PROXIES.......................................20
   QUORUM.................................................................21
   SIGNIFICANT SHAREHOLDERS OF BLACK & COMPANY............................21
THE MERGER................................................................23
   GENERAL................................................................23
   THE EFFECTIVE TIME OF THE MERGER.......................................23
   MANAGEMENT OF BLACK & COMPANY FOLLOWING WITH MERGER....................23
   BACKGROUND OF AND REASONS FOR THE MERGER; RECOMMENDATION OF
     BLACK & COMPANY'S BOARD OF DIRECTORS.................................23
   INTERESTS OF CERTAIN PERSONS IN THE MERGER.............................25
   CONVERSION OF SHARES; EXCHANGE RATIO...................................25
   BLACK & COMPANY OPTIONS................................................27
   DISSENTING SHARES......................................................27
   EXCHANGE OF SHARES AND CERTIFICATES....................................27
   FRACTIONAL SHARES......................................................28
   REPRESENTATIONS AND WARRANTIES.........................................28
   CERTAIN COVENANTS......................................................29
   CONDITIONS TO THE CLOSING OF THE MERGER................................29
   TERMINATION............................................................30
   INDEMNIFICATION........................................................30
   ACCOUNTING TREATMENT OF THE MERGER.....................................31
   THE EFFECT OF THE MERGER ON BLACK & COMPANY EMPLOYEE BENEFIT PLANS.....31
   REGULATORY NOTIFICATION AND APPROVAL...................................31
   MISCELLANEOUS..........................................................32
FEDERAL INCOME TAX ASPECTS................................................32
   THE MERGER.............................................................32
RIGHTS OF DISSENTING BLACK & COMPANY SHAREHOLDERS.........................34
RESALE OF FIRST SECURITY SHARES RECEIVED IN THE MERGER....................35
INFORMATION ABOUT FIRST SECURITY..........................................35
   GENERAL................................................................35
   THE ZIONS BANCORPORATION MERGER AGREEMENT..............................36
   COMPETITION............................................................39
   DESCRIPTION OF FIRST SECURITY CAPITAL STOCK............................40
   REGULATION.............................................................42

INFORMATION ABOUT BLACK & COMPANY.........................................47
COMPARATIVE RIGHTS OF SHAREHOLDERS........................................57
LEGAL MATTERS.............................................................66
EXPERTS...................................................................66
WHERE YOU CAN FIND MORE INFORMATION.......................................66
   AVAILABLE ADDITIONAL INFORMATION.......................................66
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................67

APPENDIX A -- AGREEMENT AND PLAN OF REORGANIZATION, AS AMENDED
APPENDIX B -- FORM OF BLACK & COMPANY PROXY CARD
APPENDIX C - EXTRACTS FROM OREGON LAW CONCERNING DISSENTERS' RIGHTS
 OF BLACK & COMPANY SHAREHOLDERS

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This document, the disclosure documents of First Security incorporated by reference in this document and other communications to Black & Company shareholders, respectively, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that are not historical facts. Also, when we use words such as "believes," "expects," "anticipates," or similar expressions, we are making forward-looking statements. Although each of First Security and Black & Company believes that the expectations reflected in such forward-looking statements are reasonable, neither can give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this document, the documents of First Security incorporated by reference in this document and other communications to Black & Company shareholders, including, without limitation, in conjunction with the forward-looking statements included under "RISK FACTORS." All forward-looking statements attributable to First Security are expressly qualified in their entirety by the factors which may cause actual results to differ materially from expectations described in this document and in First Security's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1998 and the Amendment No. 2 to the Form S-4 Registration Statement filed on February 17, 2000 relating to the announced merger with Zions Bancorporation. All forward-looking statements attributable to Black & Company are expressly qualified in their entirety by the factors which may cause actual results to differ materially from expectations described in this document.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why is First Security proposing to acquire Black & Company? How will I benefit?

A: First Security and First Security Van Kasper desire to expand First Security Van Kasper's presence in the Pacific Northwest securities brokerage and investment banking market. Black & Company is a successful, small brokerage and investment banking firm in the Portland, Oregon market area, and it provides First Security and First Security Van Kasper with opportunities for growth in that important Oregon market.

         Under the terms of the merger agreement, you will become a shareholder in First Security, an institution whose common stock is traded on the Nasdaq National Market under the symbol FSCO. The Black & Company board of directors believes that the consideration you will receive in the merger may deliver value to you that exceeds the value that could be expected if Black & Company continues as an independent entity. To review the reasons for the merger in greater detail, and related uncertainties, see pages 23 through 32.

Q:       What will I receive in the merger?

A: In exchange for your Black & Company shares, you will receive shares of First Security common stock. The exact number of shares you receive will be calculated according to an exchange ratio described in greater detail in this Prospectus/Proxy Statement. The exchange ratio is subject to a number of contingencies associated with the business of Black & Company.

Q:       How is the Exchange Ratio calculated?

A: The exchange ratio is calculated according to a relatively complex formula that takes into account several factors, including:

         * the number of shares of Black & Company common stock that are outstanding at Closing;

         * the resolution of certain ongoing contingencies inherent in the business of Black & Company;

         * and the market price of First Security common stock.

Q: How many shares of First Security common stock will I receive in exchange for my Black & Company common stock?

A: After closing of the merger, First Security will cause shares aggregately valued at approximately $6.125 million to be proportionately issued to Black & Company shareholders. The exact number of shares will depend on the market price of First Security common stock at the measurement time. Not less than one year after closing of the merger, First Security will cause shares valued (at the close of the merger) at approximately $1.375 million to be proportionately issued (less any allowed offsets against such shares as set forth in the merger agreement) if certain loss contingencies described in the merger agreement, primarily litigation items, have been resolved and there have been no threats in connection with such loss contingencies. If any such loss contingencies arise, First Security may offset the costs of such contingencies against the shares otherwise payable to Black & Company's shareholders. In addition, First Security will issue shares valued (at the close of the merger) at up to $4.75 million on the third-year and three-month anniversary of the closing of the merger if Black & Company reaches certain earnings goals.

Q:       How many shares will be held back and when might I receive them?

A: The number of shares which will be held back at the close of the merger represent approximately 18.33% of the total number of First Security shares that you would otherwise receive at the close of the merger according to the exchange ratio, or $1.375 million worth of shares valued at the closing of the merger. If Black & Company experiences no loss contingencies as described in the merger agreement, then the shares which are held back will be distributed to the Black & Company shareholders one year following closing of the merger so long as there have been no threats in connection with such loss contingencies. If any such loss contingencies arise or if there are new threats in connection therewith, First Security may permanently withhold some or all of the shares heldback at closing as needed to compensate for the costs of such contingencies. It is possible that failure to satisfactorily resolve one or more of the potential loss contingencies will result in you receiving none of the shares held back.

Q:       How many additional shares can be earned and when might I receive them?

A: In addition to the shares paid at closing and the shares held back, the merger agreement provides for an "earn-out" payment in the event that the Black & Company business assets acquired in the merger produce earnings for First Security Van Kasper at required levels and according to formulas set out in the merger agreement. The calculations to determine if shares have been earned shall be made three years and three months following the effective time of the merger. If the Black & Company division produces $5 million of earnings as calculated pursuant to the merger agreement, the aggregate value of the earn-out shares issued will be $3.75 million and will be paid in First Security shares, valued at the time of the closing of the merger. If $8 million of earnings is produced, the aggregate value of the earn-out shares issued will be $4.75 million and will be paid in First Security shares, valued at the time of closing of the merger. If earnings from the Black & Company division as calculated pursuant to the merger agreement do not exceed $5 million, no earn-out shares will be paid.

Q:       What will happen to my Black & Company Options?

A: First Security will not assume any of your options to purchase Black & Company stock. All options to purchase Black & Company stock must be exercised prior to the closing, otherwise they will be terminated.

Q:       Do I need to pay the exercise price of my options in cash?

A: Yes. Options to purchase Black & Company stock must be exercised in accordance with the stock option agreement(s) between you and Black & Company. Black & Company's stock option agreements generally require the payment of the exercise price in cash at the time of exercise of your options.

Q:       What risks should I consider?

A: You should carefully review and understand the "RISK FACTORS" on pages 13 through 15.

Q:       What are the tax consequences of the merger to me?

A: The exchange of your shares for First Security shares of common stock will be tax-free to you for federal income tax purposes. However, you may have to pay taxes on cash received for fractional shares. In addition, if you choose to vote against the merger by not returning your signed proxy card and also perfect your dissenters' rights under Oregon law, you will receive the fair value of your Black & Company shares in cash, which would be a taxable transaction to you. To review the tax consequences of the merger to Black & Company shareholders in greater detail, see page 33.

         The tax  consequences  of the  merger  to you will  depend  on your own
         situation.   You  should   consult   your  tax   advisors  for  a  full
         understanding of these tax consequences.

Q:       When do you expect the merger to be completed?

A: We are working towards completing the merger as quickly as possible. In addition to the approval of Black & Company shareholders, we must file certain regulatory notices and satisfy other conditions described in the merger agreement. We hope to complete the merger by April 30, 2000.

Q:       When is the Special Shareholders Meeting?

A: Black & Company has called a special shareholders meeting on April 7, 2000 to allow its shareholders to vote on the merger. The meeting will be held at the offices of Black & Company located at One Southwest Columbia, Suite 1200, Portland, Oregon 97258, at 2:00 p.m. Pacific Time. There is no other business scheduled for the special shareholders meeting.

Q:       What do I need to do now?

A: After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be voted at the special shareholders meeting. You may also attend the special shareholders meeting and vote your shares there at the appropriate time.

Q:       What am I being asked to vote upon?

A: You are being asked to approve the merger agreement and the transactions associated with it. In the merger, Black & Company would become part of First Security Van Kasper, a wholly-owned subsidiary of First Security.

         Black & Company's board of directors has approved the merger agreement and recommends that you vote FOR the merger agreement and the transactions associated with it by returning the signed proxy card.

Q:       May I change my vote after I have mailed my signed proxy card?

A: Yes. You may revoke your proxy by signing and mailing in a new proxy card with a later date, or by attending the special shareholders meeting and notifying Black & Company of your desire to change your vote at the time voting is commenced at the meeting, and then voting at the special shareholders meeting contrary to your proxy card. There is no need to attend and vote at the special shareholders meeting if you have signed and submitted a proxy card and desire to vote your shares exactly as specified on the proxy card.

Q:       Should I send in my stock certificates now?

A: No. After the merger is completed, First Security will send written instructions to Black & Company shareholders for exchanging their stock certificates.

Q:       Who can help answer further questions?

A: If you would like additional copies of this Prospectus/Proxy Statement, or if you have more questions about the merger, you should contact:

         Black & Company, Inc.
         One Southwest Columbia, Suite 1200, Portland, Oregon  97258
         Attention: Frank J. Niezgoda, (503) 243-7551

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the proposed merger, you should read carefully this entire document as well as the additional documents we refer you to. See "'WHERE YOU CAN FIND MORE INFORMATION," page 67.

First Security Corporation
79 South Main
Salt Lake City, Utah 84111
(801) 246-6000

         First Security is a regional bank holding company headquartered in Salt Lake City, Utah. First Security has filed an application with the Federal Reserve Board to become a Financial Holding Company under the Gramm-Leach-Bliley Act of 1999. First Security owns and operates four banks, with offices in the seven western states of California, Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming, and several other financial services companies, some having a national presence. Through its subsidiaries, First Security provides commercial and agricultural loans, consumer banking, trust services, capital markets advice and municipal underwriting services, treasury management, investment management, data processing, leasing and securities underwriting and brokerage services. At September 30, 1999, First Security and its subsidiaries had consolidated assets of $23.3 billion, consolidated deposits of $13.2 billion and shareholders' equity of $1.8 billion. First Security has paid a regular dividend on its common stock since 1928. (See "INFORMATION ABOUT FIRST SECURITY," page 36).

         First Security's executive offices are located at 79 South Main Street, Salt Lake City, Utah 84111, and its telephone number is (801) 246-6000.

First Security Van Kasper
41 East 100 South
Salt Lake City, Utah  84111
(801) 246-6000

         First Security Van Kasper is a wholly owned subsidiary of First Security engaged in a variety of investment management, securities underwriting and brokerage, and municipal financial advisory activities pursuant to authority granted by the Federal Reserve Board. First Security Van Kasper is registered as a broker dealer with the National Association of Securities Dealers, Inc. Its executive offices are located at 41 East 1st South in Salt Lake City, Utah. First Security Van Kasper also maintains other offices throughout the First Security market area. It is the intent of the parties to the merger that Black & Company be combined with and into First Security Van Kasper as a result of the merger.

Black & Company
One Southwest Columbia, Suite 1200
Portland, Oregon  97258
(503) 248-7551

         Black & Company is a closely held Oregon-based investment-banking firm established in 1959. Black & Company provides private brokerage services to individual and institutional clients; publishes proprietary equity research; makes markets in Nasdaq securities; and provides investment management services. Black & Company had total assets of $2.3 million and shareholders' equity of $916,000 at

December 31, 1999. Black & Company's executive offices are located at One Southwest Columbia, Suite 1200, Portland, Oregon 97258. Its telephone number at that address is (503) 248-7551.

First Security to merge with Zions Bancorporation

         Prior  to the  date  of  the  First  Security/Black  &  Company  merger agreement, First Security and Zions Bancorporation entered into a merger agreement, the result of which Zions Bancorporation will merge with and into First Security. In the First Security/Zions merger and related transactions, each share of First Security common stock will be reclassified and converted into 0.442 of a share of First Security common stock and each share of Zions common stock will be converted into one share of First Security common stock. Zions is a Utah corporation. It is the parent holding company for Zions First National Bank, headquartered in Salt Lake City, Utah, and several other subsidiaries that engage in banking or banking related services. Through its banking subsidiaries, Zions Bancorporation operated 342 branches in the states of Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington, as of September 30, 1999. At that date, Zions Bancorporation had consolidated assets of $19.0 billion, deposits of $13.0 billion and shareholders' equity of $1.5 billion. If the First Security/Zions merger is completed prior to closing of the Black & Company merger, holders of Black & Company stock will receive the reclassified shares as discussed below of First Security common stock. The reclassification will not change the exchange ratio in the First Security/Black & Company merger. If the First Security/Black & Company merger is completed prior to the merger of First Security and Zions Bancorporation, the shares issued to the Black & Company shareholders at closing as well as the shares held back and to be earned, if any, will be reclassified as described below.

         First Security currently expects the First Security/Zions merger will close before the First Security/Black & Company merger. If all conditions to the completion of the First Security/Zions merger are met and the First Security/Zions merger is consummated, Black & Company shareholders would become stockholders of the new First Security. Therefore, when voting on the principal terms of the First Security/Black & Company merger agreement and deciding whether to exercise dissenters' rights with respect to the First Security/Black & Company merger, you must consider the possibility that you will become a stockholder of the combined First Security and Zions entity.

Conditions that must be satisfied for First Security/Zions merger to occur

         The First Security/Zions merger is subject to various conditions, including:

         * Approval of the First Security/Zions merger agreement by First Security stockholders and Zions' shareholders;

         *        Receipt of all  governmental  and other consents and approvals
                  that  are   necessary  to  permit   completion  of  the  First
                  Security/Zions merger; and

         *        Other usual conditions.

The Board of Governors of the Federal Reserve System approved the First Security/Zions merger on December 13, 1999. However, First Security cannot guarantee when or if the merger with Zions Bancorporation will be completed. (See "INFORMATION ABOUT FIRST SECURITY - THE ZIONS BANCORPORATION MERGER AGREEMENT," page 37.)

First Security common stock is likely to be reclassified prior to the merger

         In the First Security/Zions merger agreement, First Security has agreed that immediately prior to the completion of the merger of First Security and Zions, First Security will change its common stock in what is legally known as a "reclassification". This reclassification will reduce the number of shares of common stock that are held by pre-merger First Security stockholders. In the reclassification, pre-merger First Security stockholders will receive 0.442 of a share of First Security common stock for each share of First Security common stock that they hold before the reclassification. In the First Security/Zions merger, the shares of First Security common stock will not be further affected, but will thereafter be common shares of the combined company.

         The reclassification associated with the First Security/Zions merger is accomplished by amending First Security's certificate of incorporation which will be effected by the amendment and restatement of the certificate discussed further in this Proxy Statement/Prospectus. (See "COMPARATIVE RIGHTS OF SHAREHOLDERS," page 58.) The merger cannot be completed unless the amendment and restatement of the First Security certificate is approved by the First Security stockholders and the other conditions to the First Security/Zions merger are satisfied or waived.

         Neither   the   First   Security/Zions    merger   nor   the   proposed
reclassification will reduce the number of First Security shares you will receive in the merger.

Our reasons for the merger

         The Black & Company board of directors has determined that the merger agreement and the transactions associated with it are in the best interests of the Black & Company shareholders. In reaching its decision, the board of directors considered the following factors, among other things:

         * The merger will create an organization that will be able to offer a wider array of services to each company's existing clients by combining First Security Van Kasper's traditional investment banking, equity underwriting, retail sale, investment advisory and investment management services business with Black & Company's research report and brokerage services and strong regional presence in the Pacific Northwest.

         * The consideration that Black & Company shareholders will receive in the merger may deliver value to them that exceeds the value that could be expected if Black & Company had continued as an independent entity, including the consideration of the liquidity provided through First Security common stock which is traded on the Nasdaq National Market.

         * The combination may strengthen Black & Company's competitive position in an environment of increasing consolidation in the securities industry.

         To review the reasons for the merger in greater detail, as well as related uncertainties, see pages 23 through 32.

Recommendation to Black & Company shareholders

         The Black & Company board of directors believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve the merger agreement and the transactions associated with it by returning the signed proxy card.

Shareholder votes required to approve the merger

         The affirmative vote of the holders of a majority of the outstanding shares of Black & Company common stock is required to approve the merger agreement and the transactions associated with it. As of the record date for the special meeting, directors of Black & Company held approximately 45% of the outstanding shares of Black & Company voting common stock (including 5,588.25 shares that may be acquired upon exercise of options that are exercisable prior to the Black & Company shareholders meeting). Each of the directors has agreed to vote their respective shares of Black & Company voting common stock in favor of the merger. Your failure to return a signed proxy card will have the effect of a vote against the merger and the transactions associated with it.

         Under applicable law, the shareholders of First Security and First Security Van Kasper are not entitled or required to vote on the merger.

         To review information relating to the Black & Company shareholder votes in greater detail, see "THE BLACK & COMPANY SPECIAL SHAREHOLDERS MEETING" on pages 19 through 22.

The merger (page 23)

         First Security and Black & Company have agreed to merge Black & Company with and into First Security Van Kasper. The merger agreement is attached as Appendix A at the back of this Prospectus/Proxy Statement. We encourage you to read the merger agreement. It is the legal document that governs the proposed merger.

What Black & Company shareholders will receive in the merger

         As a result of the merger, you will receive shares of First Security common stock. The exact number of shares you receive will be calculated according to a formula described in greater detail in this Prospectus/Proxy Statement. Some shares will be delivered at closing of the merger, some shares may be delivered based on the future resolution of certain contingencies (including pending litigation matters against Black & Company), and other shares may possibly be distributed in the future based on the Black & Company division meeting certain earnings goals as part of First Security Van Kasper. (See "The Merger, Conversion or Shares; Exchange Ratio" at page 25.)

         You will not receive fractional shares. Instead, you will receive a check in payment for any fractional shares based on the average market value of First Security common stock during a specified period prior to the merger.

         Do not send in your stock certificates now. When the merger is completed, you will receive written instructions for exchanging your Black & Company stock certificates.

Status of Black & Company following the merger

         If the merger is approved, Black & Company will merge with and into First Security Van Kasper, a wholly-owned subsidiary of First Security. Shareholders of Black & Company will become shareholders of First Security upon completion of the merger. Black & Company will no longer exist as a separate entity. Nevertheless, the business assets of Black & Company will be operated as a division of First Security Van Kasper for at least three years and three months.

Ownership of First Security following the merger

         The shares of First Security common stock issued to you in the merger will constitute less than 1% of the outstanding stock of First Security after the merger regardless of whether the First Security/Zions merger is completed and under any combination of factors governing the number of First Security shares to be distributed under the merger agreement.

Conditions to the merger (page 30)

         The merger will not be completed unless certain conditions are met, including the approval of the merger agreement and the transactions associated with it by Black & Company shareholders. Certain conditions other than Black & Company shareholder approval may be waived by the party entitled to assert the conditions.

No solicitation of other deals

         Black & Company has agreed that during the pendency of the merger agreement, neither it nor its affiliates will solicit or attempt to procure an offer relating to a merger or similar transaction with any other person.

Termination (page 31)

         First Security and Black & Company together may agree to terminate the merger agreement without completing the merger whether or not the Black & Company shareholders have approved the merger agreement.

         The merger agreement may also be terminated by the board of directors of either party in certain other circumstances including:

         (1) if the merger is not completed on or before July 24, 2000, except that neither First Security or Black & Company may terminate the merger agreement if its breach of the merger agreement is the reason the merger has not been completed by that date;

         (2) if the approval of the shareholders of Black & Company is not obtained; or

         (3) if any representations or warranties made by the other party in the merger agreement are materially incorrect or the other party has failed to perform certain of its obligations under the merger agreement.

Amendment (page 32)

         After the Black & Company shareholders have approved the merger agreement, the boards of directors of First Security and Black & Company may only amend the merger agreement in certain ways. The boards may not change the exchange ratio, tax consequences, or methods of accounting for the merger.

Voting Agreements (page 22)

         Certain shareholders of Black & Company have agreed to vote their shares in favor of the merger agreement and the transactions associated with it. These shareholders hold approximately 45% of the outstanding shares of Black & Company voting common stock (including 5,588.25 shares that may be acquired upon exercise of options that are exercisable prior to the Black & Company shareholders meeting). Their obligation to vote their shares in favor of the merger terminates upon the completion of the merger or upon termination of the merger agreement.

Regulatory filings (page 32)

         First Security is required to make certain filings with certain regulatory authorities in connection with the merger. These filings include the application filed with the Federal Reserve Board for First Security to become a Financial Holding Company pursuant to the recently adopted Gramm-Leach-Bliley Act of 1999, as well as notice of the merger by First Security and First Security Van Kasper to the Federal Reserve Board and the NASD. All other necessary applications and notices have been filed or are in the process of being filed. First Security cannot predict whether it will obtain all required regulatory approvals, the timing of such approvals, whether any approvals will include conditions that would be detrimental to First Security or whether there will be litigation challenging the approvals.

Important federal income tax consequences of the merger

         The exchange of Black & Company common stock for First Security common stock (other than cash paid for fractional shares) should be tax free to you for federal income tax purposes. To review the tax consequences to a shareholder in greater detail, see page 33.

         Tax matters are very complicated and the tax consequences of the merger to you will depend in part on your own circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the merger to you.

Comparative rights of Black & Company's shareholders (page 58)

         Black & Company is an Oregon corporation, and, as a Black & Company shareholder, you have certain rights under Oregon law. After the merger you will be a First Security shareholder and will have rights under Delaware law. If the merger is completed, the rights of former Black & Company shareholders who become First Security shareholders will be determined by First Security's certificate of incorporation and by-laws which now differ in certain respects from Black & Company's articles of incorporation and by-laws. As a condition to Zions Bancorporation merging with and into First Security, First Security will be required to amend and restate its certificate of incorporation and by-laws. If the merger of First Security and Zions is completed, the rights of former Black & Company shareholders who become First Security shareholders will be determined by an amended and restated certificate of incorporation and amended and restated by-laws.

Risk Factors

         The success of the merger is subject to certain risks. A description of
these  risks  is  found  at  "RISK   FACTORS"   starting  on  page  13  of  this
Prospectus/Proxy Statement.

Black & Company's Special Shareholders Meeting

         Black & Company has called a special shareholders meeting to be held on April 7, 2000 at the offices of Black & Company at One Southwest Columbia, Suite 1200, Portland, Oregon 97258, at 2:00 p.m. Pacific Time for the purpose of allowing all Black & Company shareholders to vote on the merger. The board of directors of Black & Company is asking you to vote FOR the merger by signing and delivering a proxy card, or by attending the special shareholders meeting and voting FOR the merger. As a Black &

Company shareholder as of the record date of the special shareholders meeting, you are entitled to vote for or against the merger by using the proxy card or by attending the special shareholders meeting.

         Purpose

         The purpose of the special shareholders meeting is to consider and vote on the merger. In accordance with Black & Company's articles of incorporation and Oregon law, the merger will be approved and adopted if the holders of a majority of the outstanding shares of Black & Company voting common stock vote in favor of the merger.

         You may revoke a proxy card by written notice to the Secretary of Black & Company, at any time prior to the time votes are called for at the special shareholders meeting or by attending the special shareholders meeting and voting in person contrary to the previously submitted proxy card.

         Votes required; Record date

         The "record date" for determining shareholders entitled to vote on the merger was set by Black & Company as March 1, 2000. Only Black & Company shareholders as of the record date will be provided notice of the special shareholders meeting and allowed to vote on the merger. A majority of the outstanding shares of Black & Company common stock is required to approve the merger.

         As of the record date of the special shareholders meeting, directors and executive officers of Black & Company and their affiliates were beneficial owners of an aggregate of 160,156.64 shares of Black & Company voting common stock (including 6,088.25 shares that may be acquired upon exercise of options that are exercisable prior to the Black & Company shareholders meeting but excluding an additional 73,866.75 shares that may be acquired upon exercise of options that will become exercisable only if all conditions to the merger are satisfied), or approximately 48% of the 332,184.75 shares of Black & Company voting common stock that were deemed to be issued and outstanding as of such date. (See "THE BLACK & COMPANY SPECIAL SHAREHOLDERS MEETING," page 19)

Interests of certain persons in the merger (page 25)

         In considering the recommendation of the Black & Company board of directors with respect to the merger, you should be aware that certain members of the management of Black & Company have interests in the merger that are in addition to the interests of Black & Company shareholders generally. These interests arise from, among other things, payments that Black & Company may make in connection with the execution of noncompetition agreements as well as payments that First Security will make after the merger to certain members of management pursuant to employment agreements and bonus plans, and indemnification and insurance arrangements.

Management of Black & Company following the merger (page 23)

         Following the merger, Black & Company will cease to exist as a separate legal entity, and will be an operating division of First Security Van Kasper, which is a wholly owned subsidiary of First Security, reporting to an Executive Vice President of First Security. First Security anticipates that substantially all of the current management of Black & Company will continue initially to manage the day to day business of the Black & Company division of First Security Van Kasper in an attempt to maintain continuity of Black & Company management and culture.

Dissenters' rights

         Black & Company shareholders who vote against the merger are entitled to dissenters' rights under Oregon law if they follow the required steps. Dissenters' rights generally entitle the dissenting shareholders to the fair value of their Black & Company common stock in cash in a taxable transaction. For more information about dissenter's rights, see pages 34 through 36.

                      [This space left blank intentionally]

                                  RISK FACTORS

         Certain risks are inherent in the merger and the business of First Security. The material risks are highlighted below for the benefit of Black & Company shareholders:

RISKS RELATED TO THE MERGER

Black & Company shareholders may not receive all the First Security shares provided for in the merger agreement

         First Security will withhold some of the shares (which comprise a portion of the merger consideration) pending resolution of certain contingencies of Black & Company, which include litigation matters pending against Black & Company. Depending on the financial impact of the resolution of these contingencies, some or all of the shares being withheld may be forfeited. In addition, the earn-out component of the merger consideration will be paid to Black & Company shareholders only if the Black & Company division of First Security Van Kasper meets certain earnings goals. (See, "THE MERGER-Conversion of Shares; Exchange Ratio," page 25.) If the Black & Company division of First Security Van Kasper does not achieve these revenue targets, you may not receive these additional shares. Many factors may limit the ability of the Black & Company division to achieve these revenue targets.

         Such factors include:

                  * The ability of Black & Company and First Security Van Kasper to achieve expected business synergies;

                  * The ability of Black & Company and First Security Van Kasper to integrate their operations, products and technologies;

                  * The ability of Black & Company to retain its current customers and to attract new customers following the merger;

                  *        The   ability  of  Black  &  Company  to  retain  key
                           employees following the merger; and

                  *        Competition in the financial services industry.

Lack of control over Black & Company operations by current management

         Following the merger, current shareholders of Black & Company will own less than 1% of the outstanding voting securities of First Security. In addition, the current directors of Black & Company will not be directors of First Security or First Security Van Kasper. Finally, while First Security expects to retain current management of Black & Company for the foreseeable future, First Security may replace such management and such management will report to senior management at First Security and First Security Van Kasper. Accordingly, the current shareholders of Black & Company will not have control over the operations of the Black & Company division of First Security Van Kasper. This lack of control may adversely impact Black & Company's ability to meet the earnings targets required for payment of all or a portion of the shares held back.

Tax risks

         There are certain Federal income tax risks associated with any merger that is intended to be tax-free. These are discussed more fully under Federal Income Tax Aspects, below at page 33. In general, there is a risk arising out of changing interpretations of applicable tax law based on court cases and IRS positions as published in revenue rulings and regulations. However, based on currently applicable tax law, the merger should be tax-free to First Security and Black & Company, and the shareholders of Black & Company who receive shares of First Security common stock pursuant to the merger agreement should receive such shares without the recognition of any gain (except gain attributable to the redemption of fractional shares). This conclusion assumes that the merger will take place pursuant to the merger agreement and the representations set forth in this Registration Statement.

         A potentially large percentage of the total merger consideration will be held back at the closing or will be subject to the terms of an earnout. If such contingent consideration were too great a proportion of the total consideration, there is a risk that such contingent consideration might be immediately taxable, or even that the entire merger might no longer be tax-free. However, it appears that the total contingent consideration will in no event exceed 50% of the total merger consideration, and under IRS guidelines this should not cause the contingent consideration to be immediately taxable and should not jeopardize the tax-free nature of the merger.

         The circumstances of individual shareholders may vary. It is important that each shareholder consult his or her own tax advisor regarding the tax consequences of the merger to such shareholder in light of his or her particular tax status or circumstances. Moreover, the discussion and analysis set forth herein does not address state or local tax consequences.

RISKS RELATED TO THE BUSINESS OF FIRST SECURITY

The Zions Bancorporation merger

         The announced merger between First Security and Zions Bancorporation is structured as a merger of equals with First Security as the surviving company. Significant risks and uncertainties are inherent in any such merger considering the integration of different management systems, financial and accounting systems, business processes and models, and corporate cultures. Moreover, as a condition of the First Security/Zions merger, the U.S. Department of Justice has required both Zions Bancorporation and First Security to sell a total of 63 branches located in Utah and Idaho. Each of First Security and Zions has entered into an agreement with Bank of the West pursuant to which Bank of the West has agreed to purchase these branches and their attendant loans and deposits. Upon completion of the acquisition of these branches, Bank of the West will become the second largest bank in Utah.

First Security's stock prices can change in response to market conditions

         The market for First Security common stock is potentially volatile. The trading price of First Security common stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements following acquisitions by First Security or its competitors, changes in interest rates or prices of First Security's or its competitors' financial products and services, changes in product mix, changes in revenue and revenue growth rates for First Security as a whole or for geographic areas or business units, and other events or factors. Statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the markets in which First Security does business or relating to First Security specifically have resulted, and could in the future result, in an immediate and adverse effect on the market price of First Security common stock. Statements by financial or industry analysts regarding the impact on First Security's net income per share resulting from the First Security/Zions merger and the extent to which such analysts expect potential business synergies to affect reported results in future periods can be expected to contribute to volatility in the market price of First Security common stock.

         In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many financial services companies and which often have been unrelated to the operating performance of these companies.

First Security needs to obtain and retain good employees

         The continued growth and success of First Security depends significantly on the continued service of highly skilled employees and managers. In particular, First Security's success to date has depended to a significant extent upon a number of key management employees, the loss of any of whom could have a material adverse effect on First Security's business and results of operations. Competition for these employees in today's marketplace, especially in the financial services industries, is intense. First Security's ability to attract and retain employees is dependent on a number of factors including its continued ability to grant stock incentive awards. There can be no assurance that First Security will be successful in continuing to recruit new personnel and to retain existing personnel. The loss of one or more key employees or First Security's inability to maintain existing employees, or to recruit new employees, could have a material adverse impact on First Security. In addition, First Security may experience increased compensation costs to attract and retain skilled personnel.

Anti-Takeover effect of certain provisions of First Security's certificate of incorporation and bylaws

         Certain provisions of First Security's certificate of incorporation and bylaws, or its amended and restated certificate of incorporation and amended and restated bylaws, as the case may be, could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving First Security, even if such events could be beneficial to its shareholders. For example, each share of First Security common stock has a right attached that entitles the shareholder to acquire a series of preferred stock under certain circumstances associated with a potential change in control of First Security. Also, both the bylaws and the amended and restated bylaws restrict the ability of a shareholder to nominate directors or to present matters before a shareholders meeting. Furthermore, both the First Security certificate of incorporation and the amended and restated certificate of incorporation contain a supermajority voting provision commonly known as a "fair price" provision that will make certain staged take-overs difficult. (See "INFORMATION ABOUT FIRST SECURITY-Description of First Security's Capital Stock," page 41.)

                        CAPITALIZATION OF FIRST SECURITY

         The following table sets forth the unaudited historical capitalization of First Security as of September 30, 1999.

                                                                                                         (in thousands)
DEBT:

Deposits (1)                                                                                              $13,212,965
Federal funds purchased and securities sold under agreements to repurchase                                  4,508,377
Other short-term borrowings                                                                                   641,355
Long-term debt (2)                                                                                          2,536,949
                                                                                                          -----------
Total Debt                                                                                                 20,899,646

STOCKHOLDERS' EQUITY:
Series "A", $3.15 Cumulative Convertible Preferred Stock, (8,691 shares issued)                                   456
Common Stock (par value $1.25, authorized 600,000,000 shares, 197,380,875 shares issued) (3)                  246,726
Paid-in surplus                                                                                               286,663
Retained earnings                                                                                           1,359,742
Accumulated other comprehensive income (4)                                                                    (93,641)
Common treasury stock, at cost (1,635,717 shares)                                                             (40,367)
                                                                                                          -----------
Total shareholders' equity                                                                                  1,759,579
                                                                                                          -----------
Total capitalization                                                                                      $22,659,225
                                                                                                          ===========

NOTES:
(1) Including demand deposits of $2.6 billion and interest-bearing deposits of $10.6 billion (including $1.7 billion of certificates of deposit over $100,000).

(2) Being, with respect to First Security, (in thousands), $23,750 of Medium Term Notes due 1998-2003, $325,000 of 5.875% Senior notes due 2003, $150,000 of 6.875% Senior Notes due 2006, $75,000 of 7.5%
         Subordinated Notes due 2002, $125,000 of 7.0% Subordinated Notes due 2005, and $150,000 of 8.41% Subordinated Capital Income Securities due 2026; and with respect to First Security's subsidiaries, $1,688 of bank notes and Federal Home Loan Bank borrowings and $287 of nonbank debt. First Security's subsidiaries' obligations are direct obligations of such subsidiaries, and as such constitute claims against such subsidiaries ranking prior to First Security's equity therein.

(3) Shares issued and outstanding excluded 10,366,892 shares reserved for issuance upon exercise of outstanding stock options, 356,385 shares reserved for issuance upon exercise of conversion rights of preferred stock, 671,569 shares reserved for issuance under the dividend reinvestment and stock purchase plan, 7,082,431 shares reserved for issuance under First Security's Comprehensive Management Incentive Plan, and 1,449,000 shares reserved for issuance under First Security's Nonemployee Director Stock Option Plan.

(4)      Accumulated  other  comprehensive   income  consists  entirely  of  net
         unrealized loss on securities available for sale.


              SELECTED HISTORICAL FINANCIAL DATA FOR FIRST SECURITY

         The following tables present unaudited selected financial data of First Security for the periods indicated. The historical First Security financial data as of September 30, 1999 are unaudited, and the four fiscal years ended December 31, 1998 were derived from audited financial statements. The data presented below should be read in conjunction with the financial statements and related notes of First Security which are incorporated by reference. Historical financial data for Black & Company is not being provided pursuant to the Securities and Exchange Commission's recently adopted rule entitled Regulation of Takeovers and Security Holder Communications, which became effective January 24, 2000. Pursuant to that rule, Black & Company's financial information is not required since Black & Company's income and assets are less than 20% of First Security's income and assets and First Security's shareholders are not required to vote on the transaction.

                           First Security Corporation
                       Selected Historical Financial Data
                (Dollars in Thousands, except per share amounts)


                                                Nine Months Ended                                YEAR ENDED DECEMBER 31
                                                -----------------                                ----------------------
                                         Sept. 30, 1999   Sept. 30, 1998          1998            1997           1996          1995
                                            (unaudited)      (unaudited)
                                            -----------      -----------    ----------      ----------      ---------     ---------
SUMMARY OF OPERATIONS:
Interest Income                              $1,153,213       $1,051,467    $1,420,660     $ 1,213,378    $ 1,039,391     $ 974,015
Interest Expense                                583,358          534,483       716,961         587,439        485,328       469,812
Net Interest Income                             569,855          516,984       703,699         625,939        554,063       504,203
Provision for Possible Loan Losses               40,251           49,062        71,923          63,386         41,300        22,682
Noninterest Income                              403,770          341,946       474,390         357,157        306,444       270,638
Noninterest Expenses                            620,013          529,599       723,088         588,904        531,219       555,192
Income Before Taxes                             313,361          280,269       383,078         330,806        287,988       196,967
Applicable Income Taxes                         106,325           99,902       135,398         115,532        103,516        72,336
Net Income                                      207,036          180,367       247,680         215,274        184,472       124,631

PER COMMON SHARE DATA:
Earnings Per Share - Basic                  $      1.08      $      0.96   $      1.32    $       1.18    $      1.03   $      0.71
Earnings Per Share - Diluted                       1.05             0.93          1.28            1.14           1.00          0.69
Cash Dividends Declared                            0.42             0.39          0.52            0.44           0.38          0.33
Book Value per Common Share                        8.99             8.54          8.54            7.59           6.72          6.13

BALANCE SHEET ITEM - PERIOD END:
Loans, Net of Unearned Income               $13,817,241      $12,926,926   $14,013,417     $11,230,766    $ 9,697,351   $ 8,616,763
Reserve for Possible Loan Losses                174,443          169,058       173,350         157,525        142,693       135,011
Total Assets                                 23,346,617       19,859,300    21,689,088      18,151,783     15,456,649    13,529,699
Deposits                                     13,212,965       11,943,616    12,658,574      11,417,634     10,103,007     9,202,844
Long-Term Debt                                2,536,949        1,749,478     2,609,558       1,304,463        944,055       720,521
Shareholders' Equity                          1,759,579        1,610,006     1,595,495       1,400,846      1,217,840     1,082,995

PROFITABILITY RATIOS:
Return on Average Assets                           1.25%            1.27%         1.28%           1.35%          1.35%         0.98%
Return on Average Shareholders' Equity            16.65            16.11         16.21           16.60          16.23         12.02
Net Interest Margin, FTE (1)                       3.94             4.15          4.15            4.47           4.59          4.48
Net Interest Spread, FTE (2)                       3.43             3.52          3.53            3.75           3.85          3.73
Operating Expense Ratio (3)                       63.20            61.11         60.84           59.27          61.18         70.89
Productivity Ratio (4)                             3.74             3.74          3.75            3.68           3.87          4.37

CAPITAL RATIOS:
Shareholders' Equity to Assets                     7.54%            8.11%         7.36%           7.72%          7.88%         8.00%
Tangible Common Equity Ratio                       5.23             6.42          5.57            6.24           6.74          6.95

ASSET QUALITY RATIOS:
Reserve for Loan Losses at End of
  Period to:
Total Loans                                        1.26%            1.31%         1.24%           1.40%          1.47%         1.57%
Nonaccruing and Renegotiated Loans               354.57           410.48        378.39          427.17         399.14        547.49
Nonperforming Assets at End of Period to:
 Total Loans and Other Real Estate                 0.41             0.34          0.35            0.40           0.48          0.43
 Total Assets                                      0.25             0.22          0.23            0.25           0.30          0.27
 Total Equity                                      3.25             2.73          3.10            3.20           3.81          3.40
 Total Equity + Loan Loss Reserve                  2.96             2.47          2.79            2.88           3.41          3.03
Net Loans Charged Off to Average Loans             0.47             0.44          0.49            0.51           0.41          0.30

RATIO OF EARNINGS TO FIXED CHARGES:(5)
Excluding Interest on Deposits                     2.11x            2.23x         2.22x           2.41x          2.82x         2.23x
Including Interest on Deposits                     1.54x            1.52x         1.53x           1.56x          1.59x         1.42x

NOTES:
(1) Historical data has been restated where appropriate to reflect two separate 3-for-2 common stock splits in the form of 50% stock dividends paid in May 1997 and February 1998 and also for the May 1998 pooling-of-interests acquisition of California State Bank.
(2) Fully Taxable Equivalent: an adjustment made to interest income to facilitate comparison of interest income earned on tax-exempt or tax-favored loans, leases and securities with interest earned subject to full taxation.
(3)      Noninterest expenses/FTE net interest income plus noninterest income.
(4)      Noninterest expenses/average assets.
(5) For purposes of computing the consolidated ratio of earnings to combined fixed charges and preferred stock dividends, earnings represent net income plus income taxes and fixed charges. Fixed charges, including interest on deposits, include interest expense, capitalized interest, an amount equal to the pretax earnings required to meet applicable preferred stock dividend requirements and the interest factor included in rents.

Proforma Financial Information about the First Security/Zions Merger.

         Proforma balance sheet and income statement information concerning the First Security/Zions merger has been filed with the Securities and Exchange Commission as part of First Security's registration statement on Amendment No. 2 to Form S-4 filed on February 17, 2000. File No. 333-91401. This information is hereby incorporated by reference. It can be viewed by means of the Commission's web site, www.sec.com/cgi-bin/formlynx.pl.b. A paper copy of the Prospectus/Proxy Statement for the First Security/Zions merger may be obtained by calling 801-246-5044.

FIRST SECURITY MARKET PRICE AND DIVIDENDS INFORMATION

         First Security common stock is quoted through the Nasdaq National Market under the symbol "FSCO". The following table sets forth the high and low sales price of First Security common stock. The cash dividends declared per share for the calendar periods are also indicated. The information presented below for First Security was obtained from the National Association of Securities Dealers, Inc. and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions. ALL FIRST SECURITY NUMBERS OF SHARES AND PER SHARE INFORMATION ARE ADJUSTED FOR A FIRST SECURITY STOCK SPLIT ON FEBRUARY 24, 1998. THIS INFORMATION HAS ALSO BEEN ADJUSTED FOR THE POOLING OF INTERESTS MERGER INVOLVING FIRST SECURITY'S ACQUISITION OF CALIFORNIA STATE BANK ON MAY 30, 1998. FIRST SECURITY BELIEVES THAT THE HISTORICAL PRICES SHOULD REFLECT THE MARKET REACTION TO THE ANNOUNCED FIRST SECURITY/ZIONS MERGER.

                                                                    Dividends
                                                                    Declared
                                                                    Per First
                                                                Security Common
                         Price of First Security common stock         Share
                         ------------------------------------      ------------
                               High                 Low
                               ----                 ---
1998
  First Quarter               $27.92              $21.83                $0.13
  Second Quarter               25.13               20.81                 0.13
  Third Quarter                24.13               15.50                 0.13
  Fourth Quarter               23.44               15.63                 0.13

1999
  First Quarter               $23.94              $17.50               $0.14
  Second Quarter               27.31               17.81                0.14
  Third Quarter                27.56               18.38                0.14
  Fourth Quarter               31.00               22.75                0.14

2000
  First Quarter (through      $26.25              $21.31               $0.14
  February 29)


         The closing bid price of First Security common stock as reported on the Nasdaq National Market on January 21, 2000, the last trading day prior to the public announcement of the merger agreement, was $23.125 per share. On February 29, 2000, the closing bid price for First Security common stock was $23.19 per share.

         First Security has paid cash dividends on its common and preferred stock without reduction in amount for over 70 consecutive years. Since 1983, these dividends have been paid quarterly.

         Future dividends on First Security common stock will be determined by First Security's board of directors in light of circumstances existing at the time, including the earnings and financial condition of First Security, and there is no assurance that dividends will continue to be paid at current levels. No material restrictions have been imposed on First Security's ability to pay dividends from its earned surplus by bank regulations or applicable law.

         Payment of dividends on the First Security common stock is also subject to the prior rights of First Security's outstanding preferred stock. (See "Information About First Security, Description of Preferred Stock," page 41.)

         Black & Company shareholders are advised to obtain current market quotations for First Security common stock. No assurances can be given concerning the market price of the First Security common stock before or after the date on which the merger is consummated. The market price of First Security common stock will fluctuate between the date of this Prospectus/Proxy Statement and the date of closing of the merger and thereafter. Because the ratio pursuant to which your shares of Black & Company stock will be exchanged for First Security common stock is subject to the adjustment as described below in this Prospectus/Proxy Statement, and because the market price of First Security common stock is subject to fluctuation, the value of the shares of First Security common stock that Black & Company shareholders will receive under the merger agreement may increase or decrease prior to and following the closing of the merger.

ALL INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT RELATING TO FIRST SECURITY CORPORATION HAS BEEN FURNISHED BY FIRST SECURITY, AND ALL INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT RELATING TO BLACK & COMPANY HAS BEEN FURNISHED BY BLACK & COMPANY. THE PARTY FURNISHING INFORMATION IS RESPONSIBLE FOR ITS ACCURACY.

                THE BLACK & COMPANY SPECIAL SHAREHOLDERS MEETING

Date, Time and Place

         This Prospectus/Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Black & Company for use at the special shareholders meeting. The special shareholders meeting will be held at the offices of Black & Company located at One Southwest Columbia, Suite 1200, Portland, Oregon 97258 on April 7, 2000, at 2:00 p.m. Pacific Time.

Purpose

         At the special shareholders meeting, holders of Black & Company common stock will be asked to vote upon a proposal to approve the merger. The merger agreement provides that Black & Company will merge with and into First Security Van Kasper.

Record Date, Shares Outstanding, Shares Entitled to Vote

         The record date for the determination of Black & Company shareholders entitled to notice of and to vote at the special shareholders meeting has been fixed by the board of directors of Black & Company as the close of business on March 1, 2000. As of the record date, there were 332,184.75 shares of Black

& Company voting common stock deemed to be issued and outstanding (including 6,088.15 shares of voting common stock that may be acquired upon exercise of options that are exercisable prior to the Black & Company shareholders meeting). The Black & Company common stock was held of record on that date by 27 shareholders. Holders of Black & Company common stock on the record date are entitled to one vote per share on each matter to be acted upon at the special shareholders meeting. Black & Company shareholders are not entitled to vote cumulatively in the election or removal of directors or otherwise. Holders of Black & Company common stock on the record date are entitled to exercise dissenters' rights on the proposal to approve the merger. (See "Rights of Dissenting Shareholders," page 34.)

Vote Required

         The affirmative vote of the holders of a majority of the shares of Black & Company common stock, approximately 163,048 shares (assuming no exercise of options that are exercisable prior to the Black & Company shareholders meeting), is required to adopt the merger agreement. Failure to vote is equivalent to voting against the merger agreement. Of the 326,096 shares of Black & Company voting common stock issued and outstanding on the record date of the special shareholders meeting (assuming no exercise of options that are exercisable prior to the Black & Company shareholders meeting), directors of Black & Company entitled to vote 145,068.39 shares (assuming no exercise of options that are exercisable prior to the Black & Company shareholders meeting), or approximately 45% of the Black & Company voting common stock (assuming no exercise of options that are exercisable prior to the Black & Company shareholders meeting), have agreed to vote their shares in favor of the merger. (See "Significant Shareholders of Black & Company," page 21.)

         The Black & Company board of directors has unanimously approved the merger agreement, believes that the terms of the merger agreement are fair to, and in the best interests of, Black & Company and its shareholders, and unanimously recommends that the Black & Company shareholders vote FOR the merger.

Solicitation, Voting and Revocation of Proxies

         You are requested to complete, date and sign the accompanying proxy card and return it promptly in the accompanying postage-prepaid envelope. Management of Black & Company may solicit proxies without additional compensation. Black & Company will bear the expense of such solicitation.

         Shares represented by valid proxies will be voted at the special shareholders meeting in accordance with the instructions noted thereon. If no instructions are given, proxies will be voted FOR adoption of the merger. Proxies solicited by this Proxy/Prospectus may be used at the special shareholders meeting and any adjournment thereof only and will not be used for any other meeting.

         Unless revoked, your shares represented by proxies will be voted at the special shareholders meeting. If you execute a proxy, you may revoke it at any time before completion of the meeting, but revocation will not affect a vote previously taken. Your presence at the meeting will not automatically revoke your proxy. You may revoke a proxy at any time prior to its exercise by delivering to the Secretary of Black & Company a written notice of revocation prior to the meeting; delivering to the Secretary prior to the meeting a duly executed proxy bearing a later date; or attending the meeting and filing a written notice of revocation with the Secretary.

         Any written notice revoking a proxy should be delivered to Frank J. Niezgoda, Chief Operating Officer of Black & Company, One Southwest Columbia, Suite 1200, Portland, Oregon 97258.

Quorum

         A majority of the shares of Black & Company common stock issued and outstanding on the record date must be present in person or by proxy for there to be a quorum to conduct business at the special shareholders meeting. If a quorum is not obtained, or if fewer shares of Black & Company common stock than the number required are voted in favor of the merger agreement, the special shareholders meeting may be postponed or adjourned to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special shareholders meeting, except for any proxies that have been effectively revoked or withdrawn.

         Abstentions will be counted as present for purposes of determining whether there is a quorum at the special shareholders meeting, but will not be voted. Because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Black & Company common stock, abstentions will have the same effect as votes against adoption of the merger agreement.

Significant Shareholders of Black & Company

         The following table indicates the beneficial ownership of Black & Company common stock as of the record date (i) by directors and executive officers of Black & Company, (ii) by each person who is known by Black & Company to own beneficially more than 5% of the outstanding shares of Black & Company common stock, and (iii) by all directors and executive officers of Black & Company as a group. Unless otherwise indicated, voting power and investment power are exercised solely by the person named or are shared with members of his or her household. For purposes of the table, a person is considered to own beneficially any shares with respect to which he or she exercises sole or shared voting or investment power, plus the number of shares the individual has the right to acquire within 60 days of the date of this Proxy Statement/Prospectus (but excluding shares the individual has the right to acquire upon exercise of options that become exercisable only if the merger is approved and the other conditions of closing the merger are satisfied). The percentage of common stock outstanding is calculated on the basis of 326,096 outstanding shares plus 6,088.25 shares covered by options exercisable within 60 days of the date of this Proxy Statement/Prospectus (but excluding shares the individual has the right to acquire upon exercise of options that become exercised only if the merger is approved and the other conditions of closing the merger are satisfied).

                                     NUMBER OF
                                     COMMON
                                     SHARES                    PERCENT OF
                                     BENEFICIALLY              COMMON
NAME OF BENEFICIAL OWNER             OWNED                     STOCK
------------------------             -------------             -----
Herbert D. Black                      16,370.00                 5.0%
Jennifer E. Black*                    16,221.00                 4.9%
Lawrence S. Black*                    92,641.64                28.4%
David A. Duley*                       17,023.75                 5.2%
Robert M. Johnson                     25,375.00                 7.7%
Laurie R. Miller                      37,584.64                11.5%
Todd M. Niedermeyer*                  21,090.00                 6.5%
Frank J. Niezgoda*                     3,681.00                 1.1%
Dennis Reiter*                         9,500.00                 3.0%
Ronald A. Sauer(1)                    27,671.58                 8.5%

(1)Non-voting shares
*All directors and executive
  officers as a group (6 persons).   160,156.64                48.2%

         On the date the merger agreement was executed, certain shareholders of Black & Company entered into a Stockholder Voting Agreement with First Security as an inducement for First Security to enter into the merger agreement. The Stockholder Voting Agreement requires the shareholders who have executed the Stockholder Voting Agreement to vote their Black & Company common stock in favor of the merger; vote against any other acquisition proposal involving a change in control of Black & Company or similar transaction (other than the merger with and into First Security Van Kasper); and vote against any other transaction that is inconsistent with the obligation of Black & Company to consummate the merger.

         The shareholders who executed the Stockholder Voting Agreement are Lawrence W. Black, Director, Chairman of the Board and Chief Executive Officer, Jennifer E. Black, Director and President, David A. Duley, Director and Research Director, Todd M. Niedermeyer, Director and Executive Vice President, and Frank
J. Niezgoda, Director and Executive Vice President, Chief Operating Officer. Together, these shareholders own or exercise voting power over approximately 145,068.39 of the currently issued and outstanding shares of Black & Company voting common stock, or 45% of the voting power and options to purchase an additional 5,588 shares that are exercisable prior to the Black & Company shareholders meeting, which if exercised would give such persons 48% of the voting power of Black & Company.

                                   THE MERGER

         The following is a summary of certain provisions of the merger agreement, a copy of which is attached to this Prospectus/Proxy Statement as Appendix A and incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the merger agreement.

General

         Subject to the terms and conditions of the merger agreement, at the effective time of the merger, Black & Company will merge with and into First Security Van Kasper, which is a wholly owned subsidiary of First Security. Black & Company shareholders will become shareholders of First Security.

The Effective Time of the Merger

         Promptly after all conditions to the merger agreement have been satisfied or waived, the articles of merger pertaining to the merger or such other documents as may be appropriate or necessary to effect the merger, will be executed and filed in accordance with Utah and Oregon law, as the case may be, and the merger will become effective at the last time and date of the filing of the articles of merger in the States of Utah and Oregon.

Management of Black & Company Following the Merger

         Black & Company will operate as a division of First Security Van Kasper, and will have divisional leadership following the merger substantially the same as preceding the merger. The management of the Black & Company division of First Security Van Kasper will report to designated executive officers of First Security Van Kasper.

Background of and Reasons for the Merger; Recommendation of Black & Company's Board of Directors

         The board of directors of Black & Company has unanimously approved the merger agreement, believes that the terms of the merger agreement are fair to, and in the best interests of, Black & Company and its shareholders, and unanimously recommends that holders of Black & Company shares vote FOR approval of the merger.

         The board of directors of Black & Company believes that the merger of Black & Company into First Security Van Kasper will create an organization better positioned to serve Black & Company's clients. The merger will combine Black & Company's traditional strong research report capabilities with First Security Van Kasper's investment banking, equity underwriting, retail sales, investment advisory and investment management services, and First Security's financial services strengths and strong national corporate capital capabilities, thereby enabling the post-merger First Security Van Kasper to expand its customer base in the Pacific Northwest market.

         In reaching its determination to merge with First Security Van Kasper, the Black & Company board considered a number of factors. A potential merger with First Security Van Kasper was considered to be complementary with Black & Company's long-term objectives and to provide an opportunity to attain the following potential strategic benefits:

                  * The board's belief that the terms of the merger agreement are attractive in that the merger agreement allows the Black & Company shareholders to become shareholders in First Security, an institution whose stock is traded on the Nasdaq National Market.

                  * The board's view of the likelihood that the merger would deliver value to the Black & Company shareholders exceeding the value that could be expected in connection with continued independence.

                  * The increasing consolidation in the securities industry and the possibility that such consolidation might affect the competitive position of Black & Company in the future.

         In the course of its deliberations, the Black & Company board reviewed with Black & Company's management a number of other factors relevant to the merger. In particular, the Black & Company board considered, among other things:

                  * The board's familiarity with and review of First Security Van Kasper's business, operations, earnings and financial condition and future capital requirements.

                  * The board's review of the proposed terms of the merger, including comparing the merger consideration to premiums paid in certain recent retail brokerage transactions and the price performance of recent acquirers of securities firms, all as known to them, and the resulting opinion of the board that the exchange ratio is fair from a financial point of view to the Black & Company shareholders.

                  * An analysis of the risks of the exchange ratio and other terms of the merger.

                  * The historical performance of First Security and First Security's financial performance relative to Black & Company's financial performance.

                  * The terms and conditions of the merger agreement, including the amount and form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to the respective obligations set forth in the merger agreement.

         The Black & Company board also considered certain risks potentially arising in connection with the merger, including:

                  * The risk that the merger will not be consummated in accordance with the terms and the conditions of the merger agreement.

                  * The risks and likelihood of the First Security/Zions merger transaction.

                  *        The loss of Black & Company's independence.

                  * The risk that benefits sought to be achieved by the merger would not be achieved.

         The foregoing discussion of information and factors considered and given weight by the Black & Company board is not intended to be exhaustive, although it is intended to include all material factors considered. In view of the wide variety of factors considered in connection with its evaluation of the terms of the merger, the Black & Company board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination.

In addition, the individual members of the Black & Company board may have given different weight to different factors.

Interests of certain persons in the merger

         In considering the recommendations of the Black & Company board with respect to the merger, the Black & Company shareholders should be aware that certain members of Black & Company management have interests in the merger that are in addition to the interests of Black & Company shareholders generally. These interests include the following:

         Lawrence S. Black, Jennifer E. Black, Frank J. Niezgoda, and David A. Duley have entered into employment agreements with First Security Van Kasper which will become effective upon consummation of the merger. These employment agreements each provide for a base salary, a minimum annual bonus, additional incentive compensation opportunities, participation in a $1.75 million retention bonus pool, and certain non-competition provisions.

         Outstanding options granted by Black & Company that have not previously vested will accelerate and become exercisable effective immediately prior to the closing of the merger. Of the currently outstanding options to purchase 197,079 shares of Black & Company common stock, officers and directors of Black & Company currently hold options to purchase 79,855 of such shares.

         Pursuant to the merger agreement, First Security will use its reasonable best efforts to procure directors and officers liability insurance that serves to reimburse the present and former officers and directors of Black & Company with respect to claims against such directors and officers arising from facts or events occurring at or prior to the effective time of the merger, which insurance must contain terms and conditions no less advantageous as the coverage currently in force at Black & Company. First Security is only required to acquire this insurance coverage if the premium is no more than 150% of Black & Company's current annual policy premium.

Conversion of shares; Exchange ratio

         In accordance with the merger agreement, as of the effective time of the merger, each issued and outstanding share of the Black & Company common stock will be converted into the right to receive shares of First Security common stock as set forth in the merger agreement and as summarized below. Each holder of a certificate representing Black & Company common stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, the shares of First Security common stock upon the terms and subject to the conditions set forth in the merger agreement.

         Certain definitions. The merger agreement provides for the conversion of the Black & Company common stock into shares of First Security common stock under an exchange ratio that is somewhat complex. To understand the details of the exchange ratio, the following definitions are provided:

                  "First Security Share Price" means the average of the last sales price per share of First Security common stock on the Nasdaq National Market for the ten (10) consecutive trading days ending on the trading day which is five (5) trading days prior to the effective time of the merger.

                  "Company Share Price" means $7,500,000 divided by the total number of issued and outstanding shares of Black & Company common stock immediately prior to the effective time of the merger.

                  "Exchange Ratio" means (in each case, rounded to the nearest one thousandth of a share) that number of shares of First Security common stock (rounded to the nearest one thousandth) determined as follows:

                           Black & Company Share Price
                           ---------------------------
                           First Security Share Price

                  "Base Consideration" for each share of Black & Company common stock issued and outstanding immediately prior to the effective time of the merger means the number of shares of First Security common stock equal to the Exchange Ratio.

         Holdback amount. Approximately 18.33% of the shares of First Security common stock otherwise issuable at the closing of the merger (or approximately $1.375 million worth of First Security common stock, valued at the time of closing of the merger) will be withheld by First Security and issued to Black & Company shareholders as soon as reasonably practical after the first anniversary of the closing of the merger if there are no actions, proceedings or investigations pending, contemplated by governmental authorities or threatened against or relating to Black & Company or its current or former officers, directors, employees or representatives relating, directly or indirectly, to certain matters previously disclosed to First Security, namely (1) matters relating to a cease and desist order issued against Black & Company in May of 1992; (2) the issues related to Sirena Apparel Group, Inc.; and (3) all claims, causes of action and proceedings against Black & Company in the matter of American Industries, Inc. et al. v. Imaging Technologies Corp., et al., have been dismissed, released or fully discharged and there are no additional actions, proceedings, claims or investigations pending, contemplated by governmental authorities or threatened against or relating to Black & Company or its officers, directors, employees or representatives in connection with such matters.

         If any such actions, proceedings or investigations are commenced, contemplated by governmental authorities, pending or threatened on or before the first anniversary of the closing of the merger, First Security will be entitled to retain the shares held back at closing, or some portion thereof, to cover any and all liability and costs reasonably expected to be incurred in connection with such matters, including litigation costs and attorneys' fees, until such action, proceeding or investigation has been settled or dismissed, the liability arising therefrom discharged, or, in the case of a threatened action, proceeding or investigation, or an action, proceeding or investigation contemplated by the government, more than one year has elapsed without such action, proceeding or investigation being commenced or again threatened.

         Notwithstanding the foregoing, the shares held back at closing will be subject to offset (and will be appropriately adjusted at the time of any such offset) by any amounts owed by Black & Company to First Security or First Security Van Kasper under the merger agreement. Amounts to be offset against the shares held back at closing will be determined by (i) dividing the amount or amounts to be offset by the market price of First Security common stock at the time of offset calculated in the same manner that the market price of First Security common stock was calculated prior to the closing of the merger and (ii) subtracting the resulting number of shares of First Security common stock from the number of shares of First Security common stock that would be obtained by dividing the shares held back at closing by the market price of First Security calculated prior to the closing of the merger. The full amount of the shares held back at closing, including any increase in value resulting from an increase in the market value of First Security common stock, will be subject to offset.

         The Exchange Ratio will be appropriately adjusted with respect to the shares held back at closing to take into account (i) a split or combination of the First Security common stock, or payment of a stock dividend or other stock distribution in First Security common stock; (ii) an issuance to all holders of First Security common stock of rights or warrants to purchase First Security common stock; (iii) a distribution to all holders of First Security common stock or capital stock (other than First Security common stock) or evidences of indebtedness of First Security or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above); and (iv) distributions of cash on the First Security common stock; provided, however, that if a cash distribution to be paid by First Security in an amount that would reasonably be expected to impair the ability of the merger to qualify as a reorganization under Section 368(a) of the Code, such distribution amount will be paid instead in shares of First Security stock.

         Earn out. Pursuant to the merger agreement, each Black & Company shareholder shall have the right to receive additional shares of First Security common stock approximately three years and three months after the closing of the merger if certain conditions are satisfied as provided in the merger agreement. These shares of First Security common stock to be issued if certain conditions are satisfied will be registered under the Securities Act of 1933 and approved for quotation on the Nasdaq National Market. The additional shares of First Security common stock may be issued as follows:

                  (i) If the Black & Company division's aggregate, accumulated earnings before taxes, calculated as set forth in the merger agreement, for the period commencing at the closing of the merger and ending on the last day of the month nearest to the three-year and three-month anniversary of the closing of the merger, equals or exceeds $8,000,000, Black & Company's shareholders shall be entitled to receive approximately $4,750,000 in shares of First Security common stock (valued at the time of the closing of the merger).

                  (ii) If such earnings are less than $8,000,000, but equal or exceed $5,000,000, for the same period of time, Black & Company's shareholders shall be entitled to receive approximately $3,750,000 in shares of First Security common stock (valued at the time of the closing of the merger).

                  (iii) If such earnings are less than $5,000,000 for the same period of time, Black & Company's shareholders shall not be entitled to receive any portion of additional shares to be earned.

Black & Company options

         Prior to the effective time of the merger, any and all outstanding options to purchase Black & Company common stock must be exercised or forfeited. There are 197,079 options outstanding and all are expected to be exercised prior to the effective time of the merger.

Dissenting shares

         Dissenting Shares will not be converted into or represent a right to receive the merger consideration. A dissenting Black & Company shareholder will be entitled to only such rights as are granted by Oregon law. (See "RIGHTS OF DISSENTING BLACK & COMPANY SHAREHOLDERS," page 34.)

Exchange of shares and certificates

         As of the effective time of the merger, First Security will deposit with an exchange agent, which exchange agent may be an affiliate of First Security, for the benefit of each Black & Company shareholder who does not exercise their dissenter's rights, (i) cash in an amount sufficient for cash paid in lieu of fractional shares, and (ii) certificates representing the shares of First Security common stock issuable at the closing of the merger in exchange for outstanding Black & Company common stock.

These shares will not include shares of First Security common stock that will be held back or which may be earned pursuant to the merger agreement.

         As soon as reasonably practicable after the effective time of the merger, First Security's exchange agent will mail to all Black & Company shareholders as of the record date (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of Black & Company stock certificates in exchange for certificates representing shares of First Security common stock and cash in lieu of fractional shares of First Security common stock. Upon surrender of a Black & Company stock certificate for cancellation to First Security's exchange agent, together with all required documents, each Black & Company shareholder will be entitled to receive (i) a certificate representing that whole number of shares which such holder has the right to receive initially and (ii) cash in lieu of any fractional number of such shares. In addition, if the conditions previously discussed for payment of shares held back at closing or that may be earned after closing are satisfied, Black & Company shareholders will also be entitled to receive (i) a certificate representing that whole number of shares representing the appropriate proportion of shares held back or earned, (ii) cash in lieu of any fractional number of such shares and (iii) cash equal to the dividends payable with respect to such shares during the period of time following the closing of the merger and prior to issuance of such shares. Until surrendered, each Black & Company stock certificate will be deemed to represent only the right to receive the merger consideration. No interest will be paid or accrue on any cash payable in lieu of any fractional shares of First Security common stock.

Black & Company shareholders should not send in their certificates until they have received transmittal letters. Black & Company shareholders should not return share certificates with their Black & Company proxy cards.

Fractional shares

         No certificates representing fractional shares of First Security common stock will be issued upon the surrender for exchange of Black & Company stock certificates. Each Black & Company shareholder who would otherwise have been entitled to receive a fraction of a share of First Security common stock in connection with the merger will receive, in lieu thereof, cash (without interest) in an amount equal to (A) such fraction multiplied by (B) the First Security Share Price.

Representations and warranties

         The merger agreement contains various customary representations and warranties of Black & Company relating to, among other things: (a) the organization of Black & Company and similar corporate matters; (b) Black & Company's capital structure; (c) authorization, execution, delivery, performance and enforceability of the merger agreement and related agreements; (d) the absence of material violations; (e) shareholder approvals; (f) the absence of material defaults; (g) the absence of material litigation; (h) compliance with law; (i) the accuracy of Black & Company's financial statements and the absence of undisclosed liabilities; (j) the absence of certain changes; (k) matters related to employee benefit plans and ERISA; (l) matters related to taxes; (m) third-party consents; (n) contracts; (o) environmental matters; (p) labor laws;
(q) Black & Company's investment contracts, funds and clients; (r) brokers and finders; (s) insurance matters; (t) the absence of regulatory agreements; (u) investment securities; and (v) interest rate risk management instruments.

         The merger agreement also contains various customary representations and warranties of First Security and First Security Van Kasper relating to, among other things, (a) corporate organization; (b) capitalization; (c) authority of First Security and First Security Van Kasper to enter into, and the execution, delivery, validity and enforceability of, the merger agreement; (d) the absence of certain violations; (e) the necessity of obtaining governmental approval; (f) the absence of certain defaults; (g) the absence of material litigation; (h) the filing of reports, registrations and statements with governmental authorities; (i) the absence of material changes; and (j) satisfaction of conditions in Section 15(f) of the Investment Company Act of 1940.

Certain covenants

         Pursuant to the merger agreement, Black & Company has made various customary covenants, including that, until the effective time of the merger, it will: (a) conduct its operations and business in the usual and ordinary course of business; (b) permit First Security to make such additional investigation of the business and properties of Black & Company as First Security deems reasonably necessary or advisable; (c) refrain from soliciting or attempting to procure offers related to the acquisition of Black & Company by a party other than First Security or First Security Van Kasper; (d) obtain the consents of its clients with respect to investment contracts with such clients; and (e) not change its authorized capital stock or issue, agree to issue or permit the Company to become obligated to issue any shares of capital stock.

         First Security and First Security Van Kasper will: (a) prior to the effective time of the merger, file with the Nasdaq National Market a notification for listing covering shares issuable in the merger; and (b) deliver the shares to be issued at closing of the merger, as well as the shares held back or earned, if any, pursuant to the merger agreement pursuant to an effective registration statement under the Securities Act of 1933.

         Prior to the closing of the merger, First Security, First Security Van Kasper and Black & Company have agreed to (a) use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the merger and related transactions; (b) consult with each other with respect to, provide any necessary information with respect to, and provide each other (or their respective counsel) with copies of, all filings made by them with any governmental entity or any other information supplied by them to a governmental entity; (c) refrain from making any public announcement concerning the transactions contemplated by the merger agreement without the prior approval of the other party or parties; and (d) pay their own expenses related to the merger.

Conditions to the closing of the merger

         Conditions to the obligations of Each Party

         The respective obligation of each party to effect the closing of the merger is subject to the satisfaction or waiver at or prior to the closing of the merger of certain conditions including: (a) the absence of any governmental prohibition or restriction on the closing of the merger; (b) the absence of any suit, action, investigation, inquiry or other proceeding seeking to prevent consummation of the merger, if such suit may reasonably succeed; (c) the effectiveness of a registration statement to register the shares of First Security common stock to be issued at closing of the merger; and (d) the receipt by Black & Company and First Security of an opinion of First Security's legal counsel, substantially to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

         Additional conditions to the obligations of Black & Company

         The obligation of Black & Company to effect the closing of the merger is further subject to the satisfaction (or waiver by Black & Company) at or prior to the closing of the merger of certain conditions including: (a) the correctness of the representations and warranties of each of First Security and First Security Van Kasper contained in the merger agreement; (b) the performance by First Security of each covenant, agreement and condition required by the merger agreement; (c) Black & Company's receipt of a certificate of a senior officer of First Security and First Security Van Kasper certifying the accuracy of certain statements set forth in the merger agreement; (d) Black & Company's receipt of an opinion of Ray, Quinney & Nebeker, counsel to First Security; and
(e) Black & Company's receipt of such other documents, instruments and certificates as Black & Company will reasonably request from First Security.

         Conditions to the obligations of First Security

         The obligation of First Security and First Security Van Kasper to effect the closing is further subject to the satisfaction (or waiver by First Security) at or prior to the closing date of the certain conditions including:
(a) the correctness of the representations and warranties of Black & Company contained in the merger agreement; (b) the performance by Black & Company of each covenant, agreement and condition required by the merger agreement; (c) the receipt by First Security of a certificate of a senior officer of Black & Company certifying the accuracy of certain statements set forth in the merger agreement; (d) the effectiveness of all consents or approvals required under any investment contract of Black & Company; (e) the receipt by First Security of an opinion of Davis Wright & Tremaine, counsel to Black & Company; (f) the absence of any developments or events having a material adverse effect on the business of Black & Company; (g) the receipt by First Security of a comfort letter from Black & Company's accountants in a form satisfactory to First Security; (h) any approvals required by the Investment Company Act of 1940; (i) the receipt by First Security of an affiliate's letter in the form attached to the merger agreement from each person who, in the opinion of Black & Company and its counsel, is an affiliate of Black & Company; (j) the approval of the merger by Black & Company shareholders; (k) all Black & Company options shall have been exercised or canceled; (l) Black & Company shall have accrued and paid all liabilities in excess of $25,000; (m) Black & Company shall have terminated its 401(k) Plan and ESOP; and (n) Black & Company shall have redeemed all outstanding preferred stock.

Termination

         The merger agreement may be terminated at any time prior to the closing:

                  (a)      by the mutual  consent of First  Security and Black &
         Company;

                  (b) by either party under certain conditions if the closing has not taken place on or before July 24, 2000;

                  (c) by First Security or Black & Company upon notice given to the other if any court or governmental entity of competent jurisdiction will have issued a final permanent nonappealable order, enjoining or otherwise prohibiting the merger;

                  (d) by either party upon certain breaches by the other party of any representation, warranty, covenant or agreement set forth in the merger agreement. In the event of the termination of the merger agreement, all of the obligations and liabilities of the parties under the merger agreement will terminate.

Indemnification

         Subject to the other provisions of the merger agreement, Black & Company and all shareholders of Black & Company common stock (but only in the event of and to the extent of payments of the shares to be earned by Black & Company) have agreed to indemnify, defend and hold harmless First Security, First Security Van Kasper and their respective successive successors, assigns and affiliates and the directors, officers, agents and employees of any such entities from and against any and all damages imposed on, incurred or suffered by or asserted against any indemnified party, directly or indirectly, to the extent resulting from, arising out of or incurred with respect to (i) any breach of any representation or warranty of Black & Company contained in the merger agreement, (ii) any breach of any covenant in the merger agreement by Black & Company prior to the closing of the merger, (iii) Black & Company's 401(k) plan and the administration thereof; (iv) amounts paid by settlement or otherwise to resolve certain matters for which shares of First Security common stock were held back.

         The provisions for indemnity contained in the merger agreement will not be effective until the aggregate amount of all damages (excluding damages arising from the matters for which shares were heldback at the closing of the merger) for which Black & Company is liable under the merger agreement exceeds $250,000. However, if all such damages exceed $250,000, the indemnified parties will be entitled to be indemnified for all damages for which they have not received indemnification including the $250,000 of accumulated damages required to trigger the indemnification obligation.

         Any indemnifiable damages of any indemnified party will, to the extent that such damages are incurred or asserted prior to the third-year and three-month anniversary of the closing date, be offset against the shares to be earned. Such offset (aside from any offset against the shares held back at closing of the merger) will be the sole source of indemnification of an indemnified party's damages.

Accounting treatment of the merger

                  First Security expects that the merger will be accounted for as a "purchase" under generally accepted accounting principles.

The effect of the merger on Black & Company employee benefit plans

     Until the effective time of the merger, all retirement and health insurance plans maintained by Black & Company for the benefit of employees will remain in effect without substantive change, except as may be required by applicable law in connection with the intended termination of these plans as part of the merger.

     The Black & Company 401(k) Plan will be terminated prior to the effective time of the merger. The parties will determine whether it is in the best interests of the parties and the Black & Company employees to terminate any other employee benefit plans or to merge such plans into an appropriate First Security benefit plan. First Security will cooperate to enable the plan participants to "roll-over" any benefits in such plans into any existing First Security benefit plan as long as First Security is not required to make any material amendment to, or experience an adverse effect on the qualification of, such a First Security plan and only if First Security would incur no expense or other adverse result in allowing such rollover of benefits

     As of the effective time of the merger, the current Black & Company health insurance plan likely will terminate. Subject to applicable law, all Black & Company employees retained after the merger will be eligible to participate in the First Security health insurance plan now in effect, in accordance with its terms.

Regulatory notification and approval

         First Security is required to make filings with certain regulatory authorities in connection with the merger. These filings include an application filed with the Federal Reserve Board for First Security to become a Financial Holding Company pursuant to the recently adopted Gramm-Leach-Bliley Act of 1999, as well as notice by First Security and First Security Van Kasper to the Federal Reserve Board and the NASD of the merger. First Security's application to become a Financial Holding Company was filed with the Federal Reserve Board on February 11, 2000. All other necessary applications and notices have been filed or are in the process of being filed. First Security cannot predict whether it will obtain all required regulatory approvals, the timing of such approvals, whether any approvals will include conditions that would be detrimental to First Security or whether there will be litigation challenging the approvals.

Miscellaneous

         Survival of representations and warranties and covenants. Subject to certain exceptions set forth in the merger agreement, the representations and warranties and covenants of Black & Company and First Security contained in the merger agreement will survive the closing of the merger and will continue in full force and effect for a period of three years and three months, after which such representations and warranties and covenants will terminate and have no further force or effect.

         Amendment, modification and waiver. The merger agreement may not be amended, modified or waived except (a) by an instrument or instruments in writing signed and delivered on behalf of each of the parties to the merger agreement and (b) following the closing of the merger, by First Security, First Security Van Kasper and either (i) the Black & Company representative identified in the merger agreement, or (ii) by the written consent of a majority of the former Black & Company shareholders.

                           FEDERAL INCOME TAX ASPECTS

The merger

         The following is a summary of certain federal income tax consequences of the merger to the holders of Black & Company common stock who exchange such stock for First Security common stock pursuant to the merger. This summary addresses only such shareholders who hold First Security common stock received in exchange therefor as a capital asset. This does not address all federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or who may be subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign shareholders, shareholders that hold Black & Company common stock as part of a straddle, hedging or conversion transaction, and shareholders who acquired their Black & Company common stock pursuant to the exercise of employee stock options or otherwise as compensation. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder is advised to consult his or her tax advisor as to the particular facts and circumstances which may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the merger.

         No rulings have been or will be requested from the Internal Revenue Service with respect to any matters discussed herein. There can be no assurances that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below. The obligation of each of First Security and Black & Company to consummate the merger is conditioned on its receipt of an opinion from First Security's legal counsel, Ray, Quinney & Nebeker, based on such facts, representations, and assumptions as counsel may reasonably deem relevant (including certain representations regarding the ownership of Black & Company stock), to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The following summary assumes that the merger will be consummated as described in the Agreement and Plan of Merger and this Proxy Statement/Prospectus/Proxy Solicitation.

         Treatment of First Security and Black & Company. No gain or loss will be recognized by First Security or Black & Company as a result of the merger.

         Exchange of Black & Company common stock for First Security common stock. Subject to the discussion of the Taxation of the Shares Held Back and to be Earned below, (i) a holder of Black & Company common stock whose shares of Black & Company common stock are exchanged in the merger for First Security common stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of fractional shares (see "--Cash in Lieu of Fractional Shares" below), (ii) the aggregate tax basis of the First Security common stock received by such holder, including any First Security common stock received pursuant to the Holdback and the Earnout, will be equal to the aggregate tax basis of the Black & Company common stock exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and (iii) the holding period of First Security common stock received will include the holding period of the Black & Company common stock exchanged therefor.

         Taxation of the shares held back and to be earned. Approximately 18.33% of the aggregate merger consideration payable in shares of First Security common stock will be withheld at the closing of the merger and issued to holders of Black & Company common stock on the one-year anniversary of the closing of the merger, subject to the limitations discussed in the merger agreement (the "Holdback"). Additional shares of First Security common stock may be issued on the three-year and three-month anniversary of the closing of the merger, subject to separate and distinct limitations discussed in the merger agreement (the "Earnout"). It is not expected that the maximum amount of Holdback and Earnout shares of First Security common stock that could be issued will exceed 50% of the aggregate merger consideration. Accordingly, any additional shares of First Security common stock received pursuant to the Holdback and the Earnout will be taxed the same as shares of First Security common stock received at the closing of the merger; provided, however, that for Federal income tax purposes a portion of the Holdback and Earnout shares will be treated as interest, equal to the excess of (i) the value of such shares on the date received over (ii) the value of such shares discounted back to the effective time of the merger, using a discount rate equal to the applicable federal rate, as determined under the Internal Revenue Code, in effect for the month which includes the effective time of the merger. The interest income will be subject to federal income tax at rates applicable to ordinary income. The tax basis of the Holdback and Earnout shares will be increased by the amount treated as interest income. Each holder of Black & Company common stock should consult his or her tax advisor as to the tax consequences of the receipt of such shares.

         Cash in lieu of fractional shares. A holder of Black & Company common stock who receives cash in lieu of fractional shares of First Security common stock will be treated as having received such fractional shares pursuant to the merger, and then as having exchanged such fractional shares for cash in a redemption by First Security. The amount of any gain or loss attributable to fractional shares will be equal to the difference between the portion of the tax basis of the Black & Company common stock exchanged in the merger that is allocated to such fractional shares and cash received in lieu thereof. Any such gain or loss will constitute long term capital gain or loss if such Black & Company common stock has been held by the holder for more than one year at the time of the consummation of the merger.

Generally, capital gain on assets held by individuals for more than 12 months will be subject to tax at a rate not to exceed 20%.

         Dissenting Black & Company shareholders. A holder of Black & Company common stock that receives solely cash in exchange for such stock in the merger pursuant to the exercise of dissenters' rights under Oregon law will recognize gain or loss at the time of the consummation of the merger equal to the difference between the tax basis of the Black & Company common stock surrendered and the amount of the cash received therefor. Such gain or loss will constitute long-term capital gain or loss if such Black & Company common stock has been held as a capital asset for more than one year at the time of the consummation of the merger. Generally, capital gain on assets held by individuals for more than 12 months will be subject to tax at a rate not to exceed 20%.

THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO ALL BLACK & COMPANY SHAREHOLDERS. BLACK & COMPANY SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.

                RIGHTS OF DISSENTING BLACK & COMPANY SHAREHOLDERS

         The rights of Black & Company shareholders who dissent in connection with the merger are governed by specific legal provisions contained in Oregon law. The following summary of the provisions of Oregon law is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of such statutory provisions, a copy of which is attached as Appendix D to this Prospectus/Proxy Statement, and is incorporated herein by reference.

         THE REQUIRED PROCEDURE SET FORTH IN OREGON LAW MUST BE FOLLOWED
                 EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

         If you disagree with the terms and conditions of the merger agreement, including the calculation of the exchange ratio and the conditions associated with the issuance of the shares of First Security common stock held back at closing, or the requirement that additional shares be earned, you may exercise certain rights, called dissenters' rights, under the Oregon Business Corporations Act (the "Oregon Act"). In order to perfect your dissenters' rights, however, you must follow certain procedures under the Oregon Act, a copy of which is attached as Appendix D and a summary of which is set forth below.

        * Before the vote is taken at the special meeting, you must notify Black & Company in writing that you (i) intend to assert your dissenters' rights by demanding payment for your shares if the merger is approved and
     (ii) will not vote your shares in favor of the merger.

        * While you may attend the special shareholders meeting and be counted for purposes of establishing a quorum and may participate in discussions of the merger, you automatically forfeit your dissenters' rights if you vote your shares in favor of the merger.

        * If the merger is approved and you have satisfied the conditions set forth above, Black & Company will send to you a written notice not later than ten (10) days after the approval of the merger. This notice will tell you where you must send your demand for payment and where and when the certificate for your shares must be sent. The notice will set forth the date by which you must submit your demand for payment (the date will be not less than thirty (30) days nor more than sixty (60) days after delivery of the written notice).

        * In order to perfect your dissenters' rights, you will then have to demand payment for your shares, certify that you acquired your shares before January 24, 2000, and deposit the certificate for your shares in accordance with the notice from Black & Company. You will forfeit your dissenters' rights if you do not comply with the instructions in that written notice.

        * Assuming you properly perfect your dissenters' rights, Black & Company will pay you what Black & Company believes is the fair value of your shares, plus accrued interest from the date of the merger. As of the date of this Proxy Statement/Prospectus, the board of directors of Black & Company does not believe the fair value will be greater than the value you would receive for your shares in the merger.

        * If you disagree with Black & Company's assessment of the fair value of your shares, you must notify Black & Company of your disagreement, including your assessment of the fair value, and demand payment of your assessment of the fair value.

        * If you and Black & Company cannot come to an agreement regarding the fair value of your shares, Black & Company will commence an action in the Circuit Court of the State of Oregon for the County of Multnomah and petition the court to determine the fair value of your shares. This petition will be filed no later than sixty (60) days of receipt of your notice stating that you disagree with Black & Company's assessment of the fair value of your shares. The court then will determine the fair value of your shares.

         You must carefully follow the procedure set forth in the Oregon Act in order to perfect your dissenters' rights. The information set forth above is only a summary and you may not rely upon it to determine the procedure for perfecting your dissenters' rights. The relevant provisions of the Oregon Act are attached to this Proxy Statement/Prospectus as Appendix D and you should carefully review those provisions and consult an attorney for professional advice in this regard.

             RESALE OF FIRST SECURITY SHARES RECEIVED IN THE MERGER

         The shares of First Security common stock to be issued to Black & Company shareholders in connection with the merger will be registered with the Securities and Exchange Commission under the provisions of the Securities Act of 1933. Based on recently enacted federal legislation preempting such requirements for Nasdaq National Market securities, no registration or qualification of such shares will be pursued in any state in which any Black & Company shareholder currently resides.

         Resales of the First Security common stock received in connection with the merger agreement will need to be in compliance with applicable state securities laws and regulations, and this compliance will be the responsibility of the selling or transferring shareholder. For most Black & Company shareholders, the First Security shares received in the merger will be freely transferable.

         First Security shares received by persons who are deemed to be "affiliates" of Black & Company for purposes of Rule 145 under the Securities Act of 1933, may be resold by them only in transactions permitted by such Rule, or as otherwise permitted under the Securities Act of 1933. Rule 145 applies certain of the requirements and provisions of Rule 144 (applicable to unregistered shares) to registered shares received by an affiliate of a party to a merger transaction. Rule 144, in turn, applies certain restrictions on method and amount of securities sales. As a condition to the closing on the merger agreement, each person who is so identified is required to deliver to First Security at or prior to closing a written agreement satisfactory to counsel for First Security that such person and his or her "associates" (as defined for purposes of Rule 145) will not offer to sell or otherwise dispose of any shares of First Security common stock issued to such person or his or her associates pursuant to the merger agreement in violation of the Securities Act of 1933 or the regulations thereunder.

                        INFORMATION ABOUT FIRST SECURITY

General

         First Security is a regional bank holding company headquartered in Salt Lake City, Utah. It owns and operates four banks, with offices in the seven western states of California, Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming, and several other financial services companies, some having a national presence. Through its subsidiaries, First Security provides commercial and agricultural loans, consumer banking, trust services, capital markets advice and municipal underwriting services, treasury management, investment management, data processing, leasing and securities brokerage services under approvals from the Federal Reserve Board. At September 30, 1999, First Security and its subsidiaries had consolidated assets of approximately $23.3 billion, consolidated deposits of $13.2 billion and shareholders' equity of $1.8 billion. First Security has paid a regular dividend on its Common Stock since 1928. Based on its approximately $23 billion in assets at September 30, 1999, First Security was the 38th largest bank holding company in the United States.

         First Security maintains its executive offices at 79 South Main Street, Salt Lake City, Utah 84111, telephone (801) 246-6000.

         The principal assets of First Security are all of the capital stock of First Security Bank, NA and First Security Bank of New Mexico, N.A., both of which provide a broad range of banking, fiduciary, and other financial services. First Security Bank, N.A. is the largest bank in the State of Utah and the second largest bank in the State of Idaho. First Security Bank, N.A. also has offices in Oregon and Wyoming. At December 31, 1999 First Security Bank, N.A. had 249 branches. First Security Bank of New Mexico, N.A. is ranked the 3rd largest bank in the State of New Mexico, and the second largest in the Albuquerque market. It currently has 46 branches.

         First Security also owns 100% of the outstanding capital stock of First Security Bank of Nevada, a Nevada state bank, and 100% of the outstanding shares of First Security Bank of California, N.A., a national bank headquartered in Irvine, California. Along with the banking organizations, First Security also directly or indirectly owns the stock of various nonbank companies engaged in businesses related to banking and finance, including management services, securities brokerage, equipment leasing, insurance and investment management, mutual funds, and a small business investment company. First Security Van Kasper, is an investment banking company that was acquired by First Security on February 12, 1999.

         In addition to its equity investment in subsidiaries, First Security directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of First Security's annual income is typically derived from dividends directly from its bank and nonbank
subsidiaries,   and  from  interest  on  loans  to  First   Security's   nonbank
subsidiaries.

The Zions Bancorporation merger agreement

         The following information describes certain information pertaining to the First Security/Zions merger. This description is not complete and is qualified in its entirety by reference to the more detailed information contained in documents now on file with the Securities and Exchange Commission and which are incorporated herein by reference.

General

         First Security expects that the First Security/Zions merger, if it closes, will close before the First Security Van Kasper/Black & Company merger. If all conditions to the completion of the First Security/Zions merger are met, you would become stockholders of the post-merger First Security. However, you would not be entitled to vote on the merger of Zions with First Security because you would not be shareholders of First Security on the record date for the special meeting of shareholders of First Security. Therefore, when voting on the principal terms of the First Security Van Kasper/Black & Company merger agreement and deciding whether to exercise dissenters' rights with respect to the First Security Van Kasper/Black & Company merger, you must consider the probability that you will become stockholders of a combined First Security/Zions.

         The First Security/Zions merger is subject to various conditions, including:

         * approval of the First Security/Zions merger agreement by the First Security stockholders and the Zions shareholders;

         *        receipt of all  governmental  and other consents and approvals
                  that  are   necessary  to  permit   completion  of  the  First
                  Security/Zions merger; and

         *        other usual conditions.

         First Security received approval for the Zions merger from the Board of Governors of the Federal Reserve System on December 13, 1999. However, while First Security expects that the Zions merger will close on or before March 31, 2000, First Security can make no guarantee to this effect.

Governance of First Security after the First Security/Zions merger

         In the First Security/Zions merger agreement, the parties agreed to various governance arrangements for First Security following completion of the First Security/Zions merger, the terms of some of which are set forth in First Security/Zions merger agreement and some of which have been incorporated into the form of First Security's amended and restated certificate of incorporation and the form of First Security's amended and restated by-laws. As part of the transactions related to the First Security/Zions merger, First Security will amend and restate its certificate of incorporation and by-laws in accordance with those forms immediately prior to the First Security/Zions merger. In the following discussion, references to the First Security certificate are to the First Security certificate of incorporation as so amended and restated and references to the First Security by-laws are to the First Security by-laws as so amended and restated. (See "COMPARATIVE RIGHTS OF SHAREHOLDERS," page _____)

         Board of Directors. The amended and restated First Security certificate provides that until the annual meeting of stockholders in the year 2000, the number of directors of the First Security board of directors will be 22, consisting of 11 members designated by Zions and 11 members designated by First Security. Commencing with the annual meeting of stockholders in the year 2000, the number of directors will be 18, consisting of an even number of directors originally designated by Zions and First Security, respectively, under the First Security/Zions merger agreement. Commencing with the annual meeting of stockholders in the year 2001, the number of directors will be 16, consisting of an even number of directors originally designated by Zions and First Security, respectively, under the First Security/Zions merger agreement. The First Security certificate provides that if any director originally appointed by Zions or First Security is unable to serve as a director for any reason, the nominating committee of the new First Security board of directors will nominate a replacement after the annual meeting of stockholders in the year 2002. Prior to the annual meeting of stockholders in the year 2002, any vacancy created by resignation, removal, death or disability of a director will be filled by the Co-Chief Executive Officer designated by the same party (Zions or First Security) in the First Security/Zions merger or, in his absence, by a majority of continuing directors appointed by that party.

         The First Security certificate provides that the directors of First Security will be divided into three classes. The first class will initially consist of 10 directors, the second class, seven, and the third class, five. At and after the annual meeting of stockholders in the year 2000 when the number of directors is reduced to 18, the first class will consist of six directors, and the other two classes will remain unchanged. Finally, at and after the annual meeting of stockholders in the year 2001 when the number of directors is reduced to 16, the first class will consist of six directors, the second class, five, and the third class five. The First Security/Zions merger agreement provides that Zions will initially have the right to designate five directors to the first class, three directors to the second class and three directors to the third class and

First Security will initially have the right to designate five directors to the first class, four directors to the second class and two directors to the third class.

         Set forth below is a table of the  persons  expected to serve as senior
executive   officers  of  First   Security   immediately   following  the  First
Security/Zions merger:


     Name                                        Title
     ----                                        -----
Spencer F. Eccles                 Chairman of the Board, Co-Chief Executive
                                  Officer and Co-Chairman of the Executive
                                  Committee of the Board of Directors

Harris H. Simmons                 Co-Chief Executive Officer, President, Chief
                                  Operating Officer, Co-Chairman of the
                                  Executive Committee of the Board of Directors and President of the combined company's principal banking subsidiary

Morgan J. Evans                   Senior Executive Vice President

Dale M. Gibbons                   Executive Vice President and Chief Financial
                                  Officer

A. Scott Anderson                 Executive Vice President

Danne L. Buchanan                 Executive Vice President

Michael P. Caughlin               Executive Vice President

David R. Golden                   Executive Vice President

Brad D. Hardy                     Executive Vice President

W. David Hemingway                Executive Vice President

Mark D. Howell                    Executive Vice President

J. Pat McMurray                   Executive Vice President

L. Scott Nelson                   Executive Vice President

Robert G. Sarver                  Executive Vice President

Scott C. Ulbrich                  Executive Vice President


         Nominating committee. Pursuant to the First Security by-laws, the First Security board of directors will designate a nominating committee, which will have all the powers and authority of the board of directors in respect of the nomination of persons to be recommended to the stockholders for election to the board of directors. Until the annual meeting of stockholders in the year 2002, the nominating committee will consist of two directors, one initially designated by Zions and one initially designated by First Security. In the event that either the Zions designee or the First Security designee cannot serve on the nominating committee for any reason, then Harris H. Simmons, as the Zions-appointed Co-Chief Executive Officer, and Spencer F. Eccles, as the First Security Co-Chief Executive Officer, will mutually select a replacement. If the Co-Chief Executive Officers cannot agree upon a replacement, then the replacement member of the nominating committee will be (i) a director initially appointed by Zions Bancorporation, if the director to be replaced was appointed by Zions, or (ii) a director initially appointed by First Security, if the director to be replaced was appointed by First Security. The replacement will be selected by the remaining members of the board of directors initially nominated by Zions or First Security, respectively.

         Executive committee. Pursuant to the First Security by-laws, the First Security board of directors will also designate an executive committee, consisting of six directors including both Harris H. Simmons, the current Zions Chief Executive Officer, and Spencer F. Eccles, the current First Security Chief Executive Officer, each of whom will be Co-Chairman of the executive committee. The four remaining members of the executive committee will be comprised of an equal number of directors appointed to the board by Zions and by First Security. Each of the Zions Chief Executive Officer and the First Security Chief Executive Office will be a Chairman or a Co-Chairman of the executive committee for so long as he serves as a Chief Executive Officer or a Co-Chief Executive Officer of First Security. In addition, the First Security Chief Executive Officer will continue to serve as a member of the executive committee after he ceases to serve as Co-Chief Executive Officer for so long as he is a director of First Security.

         Pursuant to the First Security by-laws, until the annual meeting of stockholders in the year 2002, any vacancy in the executive committee resulting from the removal, resignation, death or disability of a member who was appointed by Zions will be filled by the Zions Chief Executive Officer or by the affirmative vote of a majority of the continuing directors appointed by Zions, and any vacancy in the executive committee resulting from the removal, resignation, death or disability of a member who was appointed by First Security will be filled by the First Security Chief Executive Officer or by the affirmative vote of a majority of the continuing directors appointed by First Security.

         The executive committee, when the board of directors is not in session, will have and may exercise all the powers and authority of the board of directors except to the extent, if any, that such authority may be limited by the resolution appointing the members of the executive committee, except to the extent any such powers and authority have been delegated to any other committee of the board of directors, or reserved by the board of directors to itself, and except that the executive committee will not have the authority of the board of directors in reference to amending the certificate of incorporation, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease or other disposition of all or substantially all the property and assets of First Security otherwise than in the usual and regular course of its business or amending the First Security by-laws.

         Amendment of corporate governance arrangements. In order to amend the provisions of the First Security certificate and the First Security by-laws that incorporate the governance arrangements described above and to take certain other actions, the First Security certificate and the First Security by-laws require the affirmative vote of (i) two-thirds of the directors of First Security and (ii) the holders of not less than two-thirds of the voting power of all outstanding shares of capital stock of First Security entitled to vote generally in the election of directors, considered for these purposes as a single class.

Competition

         As noted above, First Security Bank, N.A. is the largest bank in Utah, the second largest bank in Idaho, the 7th largest bank in Oregon, and the 8th largest bank in Wyoming. As also noted, First Security Bank of New Mexico, N.A. is the third largest bank in New Mexico (second largest in Albuquerque). In California and Nevada First Security's banks are smaller, more localized competitors, with competition coming from a variety of larger banks and credit unions.

         First Security's banks compete with other banking organizations in the states in which they operate on the basis of price, service and convenience. Other types of financial institutions, such as savings banks, savings and loan associations, and credit unions offer a wide range of deposit and loan services (including commercial loans) and, in some instances, fiduciary services. First Security's banks also compete with brokerage firms and mutual funds, which provide the substantial equivalent of checking accounts, credit cards and similar devices that strongly resemble deposit products. Major retailers compete for loans by offering credit cards and retail installment contracts. It is anticipated that competition from nonbank organizations will continue to grow.

Description of First Security Capital Stock

         The following statements are brief summaries of the material provisions relating to First Security's preferred stock and First Security's common stock and are qualified in their entirety by the provisions of First Security's certificate of incorporation, which has been filed with the Securities and Exchange Commission. (See, "Comparative Rights of Stockholders," page 58.)

         Preferred Stock

         The certificate of incorporation authorizes the issuance of 400,000 shares of preferred stock with no par value ("Preferred Stock"). The amended Certificate of Incorporation will provide for the issuance of up to 10,000,000 shares of Preferred Stock. On December 31, 1999, there were 8,596 shares of $3.15 Cumulative Convertible Preferred Stock, Series "A" (the "Series A Preferred Stock") outstanding. Holders of Series A Preferred Stock have the right to receive semi-annual dividends at the annual rate of $3.15 per share. Such right is cumulative and such dividends are payable before dividends may be paid on the First Security common stock. The Series A Preferred Stock is convertible into the First Security common stock at a ratio of 41.00625 shares of First Security common stock for each share of Series A Preferred Stock. This conversion right is subject to adjustment in certain events to protect against dilution of the conversion rights attached to the Series A Preferred Stock. In the event of a liquidation, dissolution or winding up of First Security, the holders of Series A Preferred Stock are entitled to receive cash value of $52.50 per share plus unpaid accumulated preferred dividends before any distribution is made to holders of the First Security common stock. First Security may, at the option of the board of directors, redeem the whole or any part of the outstanding Series A Preferred Stock at the redemption price of $52.50 per share plus unpaid accumulated preferred dividends.

         Holders of First Security's Series A Preferred Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Voting for the election of directors is not cumulative. If at any time four or more semi-annual dividends on the Series A Preferred Stock are in default, in whole or in part, the holders of the Series A Preferred Stock as a class will be entitled to elect four directors and the holders of the First Security common stock will be entitled to elect the remaining directors. Holders of any additional preferred stock hereafter issued may have such full or limited voting rights as are provided by the board of directors.

         The board of directors of First Security is authorized by the certificate of incorporation to provide, without further stockholder action, for the issuance of one or more series of preferred stock. The board of directors has the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations, restrictions and redemption, conversion or exchangeability provisions. Holders of preferred stock have no pre-emptive rights. The Series A Preferred Stock is not publicly traded.

         Common Stock

         First Security is authorized to issue 600,000,000 shares of First Security common stock with a par value of $1.25 per share. The amended certificate of incorporation will provide for the issuance of 425,000,000 shares of common stock. As of December 31, 1999, there were outstanding 195,971,330 (net of treasury stock) shares of First Security common stock. (See, "First Security Corporation Selected Financial Data," at page 16.). Payment of dividends on the First Security common stock is subject to the prior rights of First Security's outstanding Series A Preferred Stock.

         The holders of First Security common stock are entitled to voting rights for the election of directors and for other purposes, subject to the voting rights of the holders of preferred stock conferred by law and to the specific voting rights granted to each series of preferred stock and to voting rights which may in the future be granted to subsequently created series of preferred stock.

         Holders of First Security common stock are entitled to receive dividends when and if declared by the board of directors of First Security out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of First Security's Series A Preferred Stock and any other series of preferred stock hereafter authorized, to receive pro rata the net assets of First Security. First Security common stock has no pre-emptive or conversion rights.

         Shares of First Security common stock do not have cumulative voting rights.

         First Security common stock is not subject to redemption by either First Security or a stockholder, but there is no restriction on the repurchase by First Security of shares of First Security common stock except for certain regulatory limits.

         First Security's certificate of incorporation provides that, in general, an affirmative vote of not less than 80% of the outstanding shares of First Security common stock is required to approve or authorize certain major corporate transactions involving First Security and holders of more than 10% of the First Security common stock (including certain mergers, substantial dispositions of assets, liquidation or dissolution, or recapitalization). The 80% vote is not required in some such circumstances, including certain transactions which have been approved in advance by a majority of the board of directors, or where holders of First Security common stock receive a price per share that satisfies the fairness criteria set forth in the certificate of incorporation.

         Stockholder rights plan

         As of August 28, 1990, First Security adopted a Stockholder Rights Agreement ("the Plan") and the board of directors of First Security on that date
(a) declared a dividend of one "Right" for each share of Common Stock held of record as of the close of business on September 8, 1989, and (b) authorized the issuance of one Right to attach to each share of Common Stock issued after September 8, 1989, and prior to the occurrence of certain events described in the Plan. The Rights are attached to all Common Stock certificates that were outstanding on September 8, 1989, or have been issued since that date (including the shares of First Security common stock to be issued to Black & Company Shareholders), and no separate Rights Certificates have been or will be distributed until the occurrence of certain events described in the Plan. Until such separation, no Right may be exercised or traded separately from the Common Stock certificate to which it is attached. Following separation, the Rights may, depending upon the occurrence of certain events described in the Plan, entitle the holders thereof to either purchase or receive additional shares of Common Stock. Technical amendments were made to the Plan twice between 1989 and October 28, 1998.

         On October 26, 1998, First Security amended the price at which a registered holder would be entitled to purchase from First Security one one-thousandth of a share of First Security's Junior Series B Preferred Stock, without par value. The Exercise Price had formerly been set at $100 per right (before adjustment for First Security's 1991, 1992, 1996, 1997 and 1998 3-for-2 stock splits, or $13.17 after split adjustments), and has been amended so as to be set at $85 per right (after adjustment for such stock splits).

         The board also adopted a new plan with legal and technical innovations over the Plan (the "Successor Rights Plan") in its action on October 26, 1998. The Successor Rights Plan took effect on August 28, 1999. In connection with the Successor Rights Plan, the board declared a dividend of one right (a "Successor Right") for each outstanding share of common stock payable on August 28, 1999 to the stockholders of record as of that date.

         First Security's rights plans are designed to protect the interests of First Security's stockholders in the event of an unsolicited attempt to acquire First Security, including a gradual accumulation of shares in the open market. First Security believes that these plans provide protection against a partial or two-tier tender offer that does not treat all stockholders equally and against other coercive takeover tactics which could impair First Security's board of directors' ability to represent First Security's stockholders fully. Management believes that the Rights should also deter any attempt by a controlling stockholder to take advantage of First Security through self-dealing transactions. First Security's rights plans are not intended to prevent a takeover of First Security. Issuing the Rights has no dilutive effect, does not affect reported earnings per share, and does not change the way in which First Security's shares are traded. However, the exercise of Rights by some but not all of First Security's stockholders would have a dilutive effect on nonexercising stockholders. Moreover, some may argue that the Plan has the potential for "entrenching" current management by allowing current voting stockholders to increase their voting shares, thus making a tender offer more difficult and costly.

Regulation

         To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the full text of those provisions. Also, such statutes, regulations and policies are continually under review by Congress and state legislatures and federal and state regulatory agencies. A change in statutes, regulations or regulatory policies applicable to First Security could have a material effect on the business of First Security.

         Introduction

         First Security, its banking subsidiaries and many of its nonbanking subsidiaries are subject to extensive regulation by federal and state agencies. The regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole and not for the protection of security holders.

         As discussed in more detail below, this regulatory environment, among other things, may restrict First Security's ability to diversify into certain areas of financial services, acquire depository institutions in certain states and pay dividends on its capital stock. It may also require First Security to provide financial support to one or more of its banking subsidiaries, maintain capital balances in excess of those desired by management and pay higher deposit insurance premiums as a result of the deterioration in the financial condition of depository institutions in general.

         Regulatory agencies

         Bank Holding Company. First Security, as a bank holding company, is subject to regulation under the Bank Holding Company Act and to inspection, examination and supervision by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the Bank Holding Company Act.

         Subsidiary banks. First Security's national banking subsidiaries are subject to regulation and examination primarily by the Office of the Comptroller of the Currency (OCC) and secondarily by the Federal Reserve Board and the Federal Deposit Insurance Corporation (FDIC). First Security's state-chartered banking subsidiaries are subject to primary federal regulation and examination by the FDIC or the Federal Reserve Board and, in addition, are regulated and examined by their respective state banking departments.

         Nonbank subsidiaries. Many of First Security's nonbank subsidiaries also are subject to regulation by the Federal Reserve Board and other applicable federal and state agencies. First Security's brokerage subsidiary, First Security Van Kasper, is regulated by the SEC, the National Association of Securities Dealers, Inc., and state securities regulators. First Security's insurance business through First Security Van Kasper and second-tier subsidiaries is subject to regulation by applicable state insurance regulatory agencies. Other nonbank subsidiaries of First Security are subject to the laws and regulations of both the federal government and the various states in which they conduct business.

         Bank Holding Company activities

         Anti-Tying restrictions. Bank holding companies and their bank and nonbank affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by a holding company or its affiliates.

         Annual reporting; Examinations. First Security is required to file an annual report with the Federal Reserve Board, and such additional information as the Federal Reserve Board may require pursuant to the Bank Holding Company Act. The Federal Reserve Board may examine a bank holding company or any of its subsidiaries and charge the company for the cost of such an examination. First Security also will be subject to reporting and disclosure requirements under the state and federal securities laws subsequent to the offering contemplated by these materials.

         Bank Holding Company capital adequacy requirements. The Federal Reserve Board monitors the capital adequacy of bank holding companies. The Federal Reserve Board uses a combination of risk-based guidelines and leverage ratios to evaluate capital adequacy. The Federal Reserve Board has adopted a system using internationally consistent risk-based capital adequacy guidelines to evaluate the capital adequacy of bank holding companies. Under the risk-based capital guidelines, different categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. Certain off-balance sheet items, which previously were not expressly considered in capital adequacy computations, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning to them the appropriate risk weight. Total capital is defined as the sum of "Tier 1" and "Tier 2" capital elements, with "Tier 2" being limited to 100% of "Tier 1." For bank holding companies, "Tier 1" capital includes, with certain restrictions, common shareholders' equity, perpetual preferred stock and minority interests in consolidated subsidiaries less certain intangibles. "Tier 2" capital includes, with certain limitations, certain forms of perpetual preferred stock, as well as maturing capital instruments and the reserve for possible loan losses and specified levels of certain intangibles.

         In addition to the risk-based capital guidelines, the Federal Reserve Board has adopted the use of a leverage ratio as an additional tool to evaluate the capital adequacy of banks and bank holding companies. The leverage ratio is defined to be a company's "Tier 1" capital divided by its adjusted total assets. The leverage ratio adopted by the federal banking agencies requires a 3.0% "Tier 1" capital to adjusted total average assets ratio for institutions with a CAMELS rating of 1. Institutions which are not CAMELS 1 rated will be expected to maintain a 100 to 200 basis point cushion; i.e., these institutions will be expected to maintain a leverage ratio of 4.0% to 5.0%, and institutions planning acquisitions are expected to maintain higher ratios.

         The following table sets forth the current regulatory requirements for capital ratios of bank holding companies as compared with First Security's capital ratios at December 31, 1999:

                     -----------------------------------------------------------
                                          Tier 1                Total
                                        Capital to           Capital to
                        Leverage       Risk-Weighted        Risk-Weighted
                        Ratio(1)         Assets(2)            Assets(3)
--------------------------------------------------------------------------------
 Regulatory minimum    4.00-5.00%          4.00%                8.00%
--------------------------------------------------------------------------------
 First Security at
 September 30, 1999       7.12%            8.50%               10.38%
--------------------------------------------------------------------------------

(1) The leverage ratio is defined as the ratio of Tier 1 capital (using final 1992 risk-based capital guidelines to define Tier 1 capital) to average assets, net of goodwill. Federal Reserve Board Guidelines provide that all bank holding companies (other than those that meet certain criteria) maintain a minimum leverage ratio of 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also state that banking organizations experiencing internal growth or making acquisitions will be expected to maintain "strong capital positions" substantially above the minimum supervisory levels without significant reliance on intangible assets.
(2) Bank Shareholders' equity less goodwill (Tier 1 capital) divided by risk-weighted assets.
(3) Tier 1 capital plus reserve for possible loan losses (limited to 1.25% of total risk-weighted assets) plus qualified subordinated and convertible debt (Tier 2 capital) divided by risk-weighted assets.

         Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However management is unable to predict whether and when higher capital requirements would be imposed and, if so, to what levels and on what schedule.

         Imposition of liability for undercapitalized subsidiaries. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires each federal banking agency to implement risk-based capital standards that take account of interest rate risk, concentration of credit risk and the risks of non-traditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. The law also requires each federal banking agency to specify by regulation, the levels at which an insured institution would be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the regulations adopted by the banking agencies, all of First Security's subsidiary banks would be deemed to be "well capitalized."

         FDICIA requires bank regulators to take "prompt corrective action" to resolve problems associated with insured depository institutions. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. If an institution becomes "significantly undercapitalized" or "critically undercapitalized," additional and significant limitations are placed on the institution. The capital restoration plan of an undercapitalized institution will not be accepted by the regulators unless each company "having control of" the undercapitalized institution "guarantees" the subsidiary's compliance with the capital restoration plan until it becomes "adequately capitalized." First Security has control of all of its subsidiaries for purposes of this statute.

         Under FDICIA, the aggregate liability of all companies controlling a particular institution is limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to bring the institution into compliance with applicable capital standards. FDICIA grants greater powers to the bank regulators in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution can be required to obtain prior Federal Reserve Board approval of proposed dividends, or might be required to consent to a merger or to divest the troubled institution or other affiliates.

         Additionally, Federal Reserve Board policy discourages the payment of dividends by a bank holding company from borrowed funds as well as payments that would adversely affect capital adequacy.

Failure to meet the capital guidelines may result in the Federal Reserve Board taking appropriate supervisory or enforcement actions.

         The "prompt corrective action" provisions of FDICIA reflect the same concerns which gave rise to a position adopted by the Federal Reserve Board known as the "source of strength doctrine," which is based on the Federal Reserve Board's Regulation Y. Regulation Y directs bank holding companies to "serve as a source of financial and managerial strength" to their subsidiary banks, and bars them from engaging in unsafe and unsound practices.

         Acquisitions by Bank Holding Companies. The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served, and various competitive factors. The Attorney General of the United States may, within 30 days after approval of an acquisition by the Federal Reserve Board, bring an action challenging such acquisition under the federal antitrust laws, in which case the effectiveness of such approval is stayed pending a final ruling by the courts.

         Interstate acquisitions. The Riegle-Neal Interstate Banking and Branching Efficiency Act was enacted in 1994 to ease restriction on interstate banking. The Riegle-Neal Act allows the Federal Reserve Board to approve an application by an adequately capitalized and adequately managed bank holding company to acquire a bank located in a state other than the acquiring company's home state without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of a bank that has not been in existence for the minimum time period (up to five years) specified by the statutory law of the acquired, or "target," bank's state. The Riegle-Neal Act also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state that may be held or controlled by a bank or bank holding company if the limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% statewide concentration limit contained in the Riegle-Neal Act.

         Branching between states may be accomplished by merging commonly controlled banks located in different states into one legal entity. Branching may also be accomplished by establishing de novo branches or acquiring branches in another state. A branch of an out-of-state bank operating in another state, or "host state," is subject to the law of the host state regarding community reinvestment, fair lending, consumer protection (including usury limits) and establishment of branches.

         The Riegle-Neal Act authorizes the FDIC to approve interstate branching de novo by state-chartered banks solely in states that specifically allow for such branching. The FDIC recently adopted regulations under the Riegle-Neal Act to prohibit an out-of-state bank from using the new interstate branching authority primarily for the purpose of deposit production. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities by the out-of-state bank.

         Restrictions on transactions with affiliates. One set of restrictions is found in Section 23A of the Federal Reserve Act, which affects loans to and investments in First Security and any of its subsidiaries. Section 23A imposes quantitative and qualitative limits on transactions between a bank and any affiliate, and also requires certain levels of collateral for such loans. It also limits the amount of advances to third parties, which are collateralized by the securities or obligations of First Security or its subsidiaries.

         Another set of restrictions is found in Section 23B of the Federal Reserve Act. Among other things, Section 23B requires that certain transactions between First Security's subsidiary banks and their affiliates must be on terms substantially the same, or at least as favorable to First Security or its subsidiaries, as those prevailing at the time for comparable transactions with or involving other nonaffiliated companies. In the absence of such comparable transactions, any transaction between First Security and its affiliates must be on terms and under circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies. First Security is also subject to certain prohibitions against advertising which suggest that First Security is responsible for the obligations of its affiliates.

         The restrictions on loans to insiders contained in the Federal Reserve Act and Regulation O now apply to all insured institutions and their subsidiaries and holding companies. The aggregate amount of an institution's loans to insiders is limited to the amount of its unimpaired capital and surplus, unless the FDIC determines that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions. Loans made prior to the enactment of FDICIA are not subject to the restrictions.

         Expanding enforcement authority. One of the major additional burdens imposed on the banking industry by FDICIA is the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the Federal Reserve Board, the OCC and FDIC possess extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties of up to $1 million per day, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

         Recent legislation

         On November 12, 1999, President Clinton signed into law legislation that allows bank holding companies to engage in a wider range of nonbanking activities, including greater authority to engage in securities and insurance activities. Under the Gramm-Leach-Bliley Act (the "Act"), a bank holding company that elects to become a financial holding company may engage in any activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines by regulation or order is (1) financial in nature, (2) incidental to any such financial activity, or (3) complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. This Act makes significant changes in U.S. banking law, principally by repealing the restrictive provisions of the 1933 Glass-Steagall Act. The Act specifies certain activities that are deemed to be financial in nature, including lending, exchanging, transferring, investing for others, or safeguarding money or securities; underwriting and selling insurance; providing financial, investment, or economic advisory services; underwriting, dealing in or making a market in securities; and any activity currently permitted for bank holding companies by the Federal Reserve Board under section 4(c)(8) of the Bank Holding Company Act. The Act does not authorize banks or their affiliates to engage in commercial activities that are not financial in nature. A bank holding company may elect to be treated as a financial holding company only if all depository institution subsidiaries of the holding company are well-capitalized, well-managed and have at least a satisfactory rating under the Community Reinvestment Act.

         National banks are also authorized by the Act to engage, through "financial subsidiaries," in any activity that is permissible for a financial holding company (as described above) and any activity that the Secretary of the Treasury, in consultation with the Federal Reserve Board, determines is financial in nature or incidental to any such financial activity, except (1) insurance underwriting,
(2) real estate development or real estate investment activities (unless otherwise permitted by law), (3) insurance company portfolio investments and (4) merchant banking. The authority of a national bank to invest in a financial subsidiary is subject to a number of conditions, including, among other things, requirements that the bank must be well-managed and well-capitalized (after deducting from the bank's capital outstanding investments in financial subsidiaries). The Act provides that state banks may invest in financial subsidiaries (assuming they have the requisite investment authority under applicable state law) subject to the same conditions that apply to national bank investments in financial subsidiaries.

         The Act also contains a number of other provisions that will affect our operations and the operations of all financial institutions. One of the new provisions relates to the financial privacy of consumers, authorizing federal banking regulators to adopt rules that will limit the ability of banks and other financial entities to disclose non-public information about consumers to non-affiliated entities. These limitations will likely require more disclosure to consumers, and in some circumstances will require consent by the consumer before information is allowed to be provided to a third party.

         At this time, we are unable to predict the impact the Act may have upon our or our subsidiaries' financial condition or results of operations.

Future legislation

         Changes to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries' financial condition or results of operations.

                        INFORMATION ABOUT BLACK & COMPANY

General

         Black & Company, an Oregon corporation headquartered in Portland, Oregon, is a privately owned, full-service investment banking firm operating primarily in the state of Oregon. Black & Company provides private brokerage services to individual and institutional clients as well as a full range of investment banking services and investment management services; manages, underwrites and distributes equity securities; publishes proprietary equity research; and makes markets in over fifty Nasdaq securities. Black & Company is particularly well known for its research and knowledge of the retail clothing and related industries, with certain of its analysts recognized nationally for their expertise.

         Black & Company's mission is two-fold: (i) to provide original investment advice and superior private brokerage services to retail and institutional investors, and (ii) to provide innovative investment banking advice to its corporate finance clientele. The experience of Black & Company's 23 brokers and their strong community ties help differentiate Black & Company from its regional competitors and enable Black & Company to access and serve its investor clients more effectively and be recognized as one of the leading investment banking firms in the Pacific Northwest.

         Lawrence W. Black founded Black & Company in 1959. His goal was to form an independent employee-owned company to provide superior investment advice and services to retail clients and selected institutional investors. Black & Company has grown steadily and profitably over the years, becoming one of the leading full service regional investment banks in the Pacific Northwest.

         Lawrence W. Black is the current Chairman of the Board and Chief Executive Officer of Black & Company. He also is active in the investment community, serving on the board of directors of SMC Corporation, Mt. Bachelor Corporation and the Communications Product Development Corporation. He is past President of the Investment Securities Dealers of Portland, Oregon and a past member of the New York Stock Exchange Regional Forms Advisory Committee.

         Jennifer E. Black is the President and Senior Research Analyst (specialty retail, footwear and apparel). She joined Black & Company in 1979 and was elected President in 1999. In 1997, the Reuters Large Company Investment Research Survey rated her the number one textile and apparel analyst in the nation. She has held positions in the apparel industry as well as positions at the equity-trading desk and in the research department of Black & Company. She also currently serves on the Governor's Council of Economic Advisors for the State of Oregon.

         Frank J. Niezgoda is the Chief  Operating  Officer and  Executive  Vice
President of Black & Company. He joined Black & Company as Executive Vice President in November 1997 and was elected to the board of directors in August 1998. In November 1998, he was elected Chief Operating Officer. His career includes operations and management positions with Merrill Lynch, sales positions with Prudential Securities, where he specialized in tax-advantaged strategies for small institutions and high net worth individuals, as well as senior executive positions (Executive Vice President and Compliance Director) for Drake Capital Securities in Santa Monica, California and positions as compliance director for Baraban Securities and Progressive Asset Management prior to joining Black & Company.

         Dennis Reiter is an Executive Vice President and Chief Financial Officer for Black & Company, the latter of which he has held since 1985. He also was the President of Black & Company between 1990 and 1994. In addition to his executive experience in the securities industry, Mr. Reiter has serviced retail accounts for over 25 years.

         David A. Duley is Black & Company's Director of Research and a Senior Research Analyst in the semiconductor/capital equipment, electronic components segments. Prior to joining Black & Company in 1993 he was a financial analyst for W.R. Grace & Company.

         Black & Company employs over 52 people servicing approximately 11,000 retail accounts and several hundred prominent institutional investors. Black & Company's original research has been a consistent trademark, fostering investor client growth and contributing to the development of a diversified investment banking practice targeting small- and mid-cap companies.

Strategy

         Retail Distribution. Black & Company's primary line of business is the execution of securities transactions through its registered representatives. Black & Company has traditionally sought to attract and retain brokerage clients by offering a high level of personal service. Black & Company's brokers operate from Black & Company's corporate headquarters in Portland, Oregon.

         A qualified licensed manager supervises the retail transaction operation with direct responsibility for all activities of the operations. The corporate office is capable of providing investment services to clients in listed Nasdaq securities, corporate and municipal bonds, corporate underwritings, mutual funds and tax-sheltered investments.

         As of December 31, 1999, Black & Company serviced approximately 11,000 active retail accounts. Client assets aggregated over $375 million at that date.

         The cornerstone of Black & Company's franchise is its sales force comprised of an experienced and productive group of 23 brokers. Black &
Company's brokers average seven years of tenure with Black & Company and ten years of experience in the securities brokerage industry.

         Black & Company brokers generate significant commission revenue in the course of their daily business, in addition to serving as a prime distribution and referral network for Black & Company's other main lines of business: capital markets, investment banking and investment management. Black & Company insists that its brokers adhere to the high standards of integrity and professionalism in delivering a broad range of services in a personalized, service oriented manner. Black & Company believes that this "private brokerage" philosophy has fostered enduring client relationships, where in many cases the broker functions as de facto portfolio manager for his or her clients.

         Black & Company has been successful in recruiting and retaining experienced brokers due to a corporate culture that supports and encourages superior performance, a performance-based equity incentive compensation plan, access to advanced technology, and a client service-driven rather than a firm products-driven environment. Black & Company generally does not hire inexperienced brokers or trainees. Throughout its history, Black & Company has lost very few brokers to rival institutions while maintaining a successful new broker recruitment effort. Black & Company's success in retaining its brokers and attracting experienced brokers reflects its focus on service, with respect to both clients and employees.

         Corporate executive services. Black & Company has developed an important business facilitating stock transactions for corporate clients and their senior executives. Such services include execution of Rule 144 and Rule 145 stock transactions for corporate executives, evaluation and implementation of 401(k) plans, stock repurchase programs, and ancillary services such as employee seminars on retirement strategies, qualified and non-qualified plans and cashless option exercises.

         Corporate finance. Black & Company has developed a specialty in serving the corporate finance needs of small- and mid-cap companies located in the Pacific Northwest. In addition to technology companies, Black & Company has a long-established practice in "low tech/no tech" industries, particularly in the retail clothing and footwear industries. Black & Company's depth of experience, intensive regional coverage, and reputation for integrity enable it to provide a broad range of creative, intelligent capital raising and financial advisory solutions to the challenges faced by its corporate customers, including underwritten public offerings; institutional private placements; mergers and acquisitions advisory services; and financial advisory services.

         Black & Company has devoted considerable resources to building its corporate finance and underwriting businesses over the past five years. These initiatives have bolstered Black & Company's firm-wide client-oriented approach and have resulted in significant corporate finance and underwriting business over the years, contributing to a nearly four-fold increase in corporate finance and underwriting revenues over the past four years to $2.7 million in fiscal 1999.

         Firm Commitment Underwriting. Black & Company's strategy has been to develop a disciplined, research-driven equity capital markets approach to the securities business. An important element of Black & Company's success is its commitment following a public equity offering to provide regular research coverage and to make a market in the security. Securities analysts also provide crucial input prior to commitment of Black & Company capital to an equity underwriting. Since January 1996, Black & Company has managed or co-managed 15 public offerings raising more than $356 million.

                Lead- and Co-Managed Offerings since January 1996

                                                                      Amount
                                   Type of          Black & Co        Offered
Offer Date   Issuer                 Deal             Role            ($MM)

1/18/96....  Nor'Wester          common stock       Manager         8,050,000
3/22/96....  Analogy             common stock       Co-manager     18,750,000
4/4/96.....  Praegitzer          common stock       Co-manager     19,000,000
6/13/96....  Unify               common stock       Co-manager     25,680,000
8/23/96....  Metro One           common stock       Manager        20,400,000
9/13/96....  Security Bank       common stock       Manager         3,220,000
9/25/96....  Coffee People       common stock       Manager        13,950,000
11/13/96...  Morgan Products     common stock       Manager        22,100,000
2/13/97....  Gentle Dental       common stock       Manager         7,500,000
11/6/97....  VBR Bancorp         common stock       Manager         8,500,000
3/12/98....  Cowlitz Bancorp     common stock       Manager        14,400,000
3/31/98....  Wilshire REIT       common stock       Co-Manager    160,000,000
3/31/98....  Krauses Furniture   common stock       Co-Manager     13,200,000
4/1/98.....  South Umpua Bank    common stock       Manager        12,000,000
7/23/98....  Cost-U-Less         common stock       Co-Manager      9,660,000
                                                                  -----------
  TOTAL ...                                                       356,410,000


         Black & Company's strategy is to maintain long-term relationships with its corporate clients by serving their capital raising needs beyond their initial public offerings of securities. Black & Company also seeks to increase its base of publicly held clients by serving as a manager or co-manager in follow-on offerings for companies that Black & Company believes have attractive investment characteristics, whether or not Black & Company participated as a manager or co-manager in the initial public offering of securities for such companies.

         Mergers and acquisitions. The Corporate Finance Department's mergers and acquisitions advisory services include exclusive sale representation, acquisition advisory, management buyouts and corporate restructurings. Black & Company also provides fairness opinions and valuation reports in a variety of settings, including mergers and acquisitions, recapitalizations and reorganizations, employee stock ownership plans, purchase price allocation, sale of securities and stock option plans. Over the past 31 months, Black & Company has acted as financial advisor in 22 mergers and acquisition transactions and financial advisory engagements.

     Merger, Acquisition and Financial Advisory Assignments since June 1997


  Client                            Transaction                      Fee

InterWest Home Med                Financial Advisor                $15,000
Silicon Solutions                 Financial Advisor                 50,000
South Umpqua Bank                 Advisory Fee                       2,000
Air Portland                      Financial Advisor                 50,000
Troutmans Emporium                Financial Advisor                 20,000
MEMC                              Advisory Fee                     150,000
VXI Electronics                   Private Placement                 58,134
Coffee People                     Fairness Opinion                 782,483
SSE Telecom                       Advisory Fee                      90,000
Precision Lumber                  Advisory Fee                      15,000
United Grocers                    Sale of Division                  71,250
Metheus                           Advisory Fee                     316,837
ITEC                              Advisory Fee                      26,980
Summit Design                     Advisory Fee                     112,717
Mentor Graphics                   Advisory Fee                      25,000

Mendocino Brewing                 Advisory Fee                      50,500
DaVinci Gourmet                   Advisory Fee                      25,000
Videoland                         Advisory Fee                      30,000
Portland Arena Football           Advisory Fee                      10,000
Strasbaugh                        Advisory Fee                      25,000
FEIC                              Fairness Opinion                 100,000
Wilshire Financial                Purchaser Rep.                    40,000
                                                                    ------
TOTAL                                                           $2,065,901

         Equity  research.  The  Research  Department  routinely  publishes  and
distributes   a  large   volume  of  reports  for  the  apparel  and   footwear,
semiconductor, telecommunications, Internet, software and other industries.

         The research products and services are designed to help investing clients achieve their financial goals. Black & Company's Research Department places a high priority on increasing the efficiency with which information can be disseminated and acted upon by the Company's investing clients.

         Institutional sales. Black & Company has enjoyed a high level of success in forging effective working relationships with major institutions, including mutual fund companies and professional money managers, in large part attributable to it own well-established research capabilities.

         Equity trading. Black & Company's revenue from listed brokerage is derived from commissions on business transacted on national and regional exchanges, and such revenue is highly influenced by the volume of business and stock prices. In such brokerage, Black & Company acts as agent for customers who wish to buy or sell listed securities and effects the purchase or sale on the relevant securities exchange. Black & Company utilizes independent floor brokers to ensure sufficient coverage on the floors of these exchanges.

         Black & Company acts as a broker-dealer in Nasdaq securities. As principal, Black & Company acts as a market maker in the equity securities of more than fifty companies, for most of which Black & Company is identified as an investment banker, as well as companies in which Black & Company's investor clients may have substantial and continuing interest. Generally, in making a market Black & Company stands ready at any time to buy or sell, for its own account as principal, a Nasdaq security in which Black & Company has registered as market maker with the Nasdaq. Three traders focus on Nasdaq transactions.

         Fixed income trading. Black & Company also acts as broker in U.S. government, government agency, corporate and municipal fixed income securities. The fixed income desk is operated almost exclusively to facilitate retail orders, and does not make active markets in securities. The overnight inventory positions of the fixed income desk, consisting of primarily municipal securities, have generally varied between $250,000 and $1 million. The fixed income desk is staffed with one trader.

Accounting, administration and operations

         Black & Company's accounting, administration and operations personnel are responsible for financial controls, internal and external financial reporting, compliance with regulatory and legal requirements, office and personnel services, Black & Company's management information and telecommunications systems, and the processing of Black & Company's securities transactions. Black & Company employees perform most of these functions. With the exception of payroll processing, which is performed by an outside service bureau, all data processing functions are performed by Black & Company management information systems department.

         Pershing, a division of Donaldson Lefkin Jenrette, acts as Black & Company's clearing broker and depository. A portion of Pershing's expenses, net of certain revenues, are reimbursed by Black & Company based on the level of transactions processed on behalf of Black & Company.

Competition

         The securities business is intensely competitive. Many of Black & Company's competitors have greater capital, financial and other resources. Black & Company competes nationwide for growth-oriented institutional investor clients and regionally for United States underwritings of equity offerings by emerging growth companies in its areas of focus. In addition to competition from domestic and foreign firms currently in the securities business, domestic commercial banks and investment banking boutiques have recently entered the business. In recent years, large international banks have attempted to enter the markets served by United States investment banks, including the markets in which Black & Company competes. These large international banks have hired investment banking, research and sales and trading professionals from Black & Company and its competitors in the past, and Black & Company expects that these and other competitors will continue to try to recruit professionals away from Black & Company. The loss of any key professional could materially and adversely affect Black & Company's operating results. Black & Company expects competition from domestic and international banks to increase as a result of the
Gramm-Leach-Bliley Act, which removes or relieves certain restrictions on commercial banks. Black & Company's focus on growth companies also subjects it to direct competition from a group of specialty securities firms and smaller investment banking boutiques that specialize in providing services to the emerging growth company sector.

         The principal competitive factors influencing the company's business are its professional staff, industry expertise, client relationship and its mix of market and product capabilities.

Regulation

         As an investment bank, Black & Company is subject to supervision and regulation by the United States Securities and Exchange Commission, which is responsible for carrying out the federal securities laws and serves as supervisory body over all national securities exchanges and associations. The regulation of broker-dealers has to a large extent been delegated by the federal securities laws to self-regulatory organizations ("SROs"). The SRO responsible for supervision of Black & Company and the only SRO to which Black & Company reports is the National Association of Securities Dealers, Inc. ("NASD").
Subject to the approval by the SEC, the NASD adopts rules that govern the industry and conducts periodic examination of the operations of Black & Company. In addition, Black & Company is subject to regulation under the laws of the State of Oregon and all other states in which it does business.

         Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customer's funds and securities, capital structure of securities firms, record-keeping and the conduct of directors, officers and employees.

         As a registered broker-dealer and member of the NASD, Black & Company is subject to certain net capital requirements (the "Net Capital Rule") set forth in Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Net Capital Rule, which specifies minimum capital requirements for registered broker-dealers, is designed to measure the financial soundness and liquidity of broker-dealers. Black & Company's net capital exceeds the capital requirements mandated by the Exchange Act and the rules of all regulatory organizations of which it is a member.

Employees

         As of December 31, 1999, Black & Company had 52 employees, 23 of which were full-time registered representatives.

Legal Proceedings

         In the course of doing business, Black & Company becomes involved in administrative and judicial proceedings. Some of these proceedings involve internal operations and some involve claims by third parties. As of the date hereof, Black & Company is a party to the following administrative and judicial proceedings, which, if resolved against Black & Company, could have a material adverse impact on its business and financial results:

         * American Industries, Inc. et al. v. Imaging Technologies Corp., et al.
         Multnomah County Circuit Court Case Number 9902-01229.

         Plaintiffs brought this action alleging fraudulent solicitation of their investments in Imaging Technologies Corporation ("ITEC") by prematurely recognizing revenue, overstating ITEC's earnings, concealing and failing to reveal the extent of ITEC's nonperforming receivables, overstating the value of ITEC's inventory, and understating an impending write-off by over $5,000,000. Plaintiffs allege that they were fraudulently induced to invest more than $5,000,000 in ITEC between November 14, 1997 and December 10, 1998. One of the Plaintiffs alleges that Black & Company acted as its broker in connection with purchases by that Plaintiff of ITEC stock and that Black & Company had actual knowledge or failed to exercise due care to obtain knowledge of ITEC's fraudulent practices. Black & Company has not answered the Complaint pursuant to an agreement with Plaintiffs' counsel, but will deny the allegations if required to file an Answer. Black & Company continues to seek dismissal of charges against it prior to filing the Answer.

         * Bernard B. Kliks v. Black & Company, Inc. and Laurie Miller. NASD Arbitration No. 99-03356.

         Mr. Kliks alleges that Mr. Laurie Miller, a broker at Black & Company, and Black & Company itself committed securities fraud, breach of fiduciary duty, negligence and common law fraud in connection with certain investments that Mr. Miller made for Mr. Kliks' account. Black & Company has denied all allegations made by Mr. Kliks. Mr. Kliks has made a claim for damages in the amount of $589,986, and seeks to recover the commissions earned on the transactions by Mr. Miller since January 1, 1996, together with punitive damages. Black & Company is named under the theories of respondeat superior and aiding and abetting Mr. Miller's conduct. Black & Company denies the allegations made by Mr. Kliks.

         *  Sirena Apparel Group, Inc.  SEC No. LA-1028.

         Two employees of Black & Company have been subpoenaed in connection with Sirena Apparel Group, Inc. ("Sirena"). Jennifer Black followed Sirena closely and issued a series of positive releases regarding Sirena's stock. Sirena experienced a sudden loss in market value and was subsequently delisted in mid-1999. During the final weeks of trading in Sirena stock, Ms. Black downgraded Sirena's recommendation in her analyst reports and one Black & Company trader sold shares on behalf of several clients prior to the delisting. The SEC subpoenaed records from Black & Company and its two employees in connection with an investigation of Sirena. Black & Company has fully complied with the SEC's subpoena requests. It is unknown whether any fines or penalties will be issued against Black & Company or its employees in connection with this matter.

         * Former employees Laura Black and Shawn Willard have asserted claims requesting: (1) rescission of stock purchases; and (2) wages and compensation allegedly earned, but not paid. They seek payment of $240,000 in commissions allegedly earned by Laura Black on the merger of Coffee People and Gloria Jean and $16,000 allegedly earned by Shawn Willard. Mr. Willard's claim consists of a $1,000 fee allegedly earned in connection with a secondary public offering for Northrim Bank and $15,000 allegedly due him for a three-month period in which his scheduled compensation was reduced and not offset by other accounts he claims he should have been allowed to manage. Black & Company has denied these allegations and has a certificate signed by Ms. Black stating that no compensation was due to her from the Company. The demand for recession, if successful, would require Black & Company to return to the claimants the amount they paid for their shares, which totals 19,255 shares in the aggregate. The Company has offered to settle all claims for $25,000.00.

         * Black & Company is registered to conduct business as a broker-dealer in most states. In certain states it has not registered or has voluntarily withdrawn its license for a variety of reasons, including because it was unclear that registration was required or the regulatory requirements were too burdensome relative to the amount of business Black & Company conducted in that state. In Missouri, Black & Company conducted business without registration and it was subsequently determined that it was required to be registered. A cease and desist order was issued in 1992 against Black & Company requiring it to register as a broker-dealer prior to offering or selling securities in that state. Subsequent to the issuance of the order, brokers of Black & Company sold securities in the state without registering Black & Company or themselves as a broker-dealer in the state on the belief that an exemption from registration was available. Black & Company could face litigation or an administrative action in connection with such sales. At this time, however, there are no such actions pending, threatened or, to the best knowledge of Black & Company, contemplated. If, on the first anniversary of the date of closing of the merger, however, any such actions, proceedings or investigations are pending, contemplated by governmental authorities or threatened against or relating to Black & Company or its current or former officers, directors, employees or representatives, First Security may retain some or all of the shares held back to cover all liabilities and costs reasonably expected to be incurred by Black & Company in connection with such matters, including litigation costs and attorneys fees, until such action, proceeding or investigation has been settled or dismissed, the liability from such action, proceeding or investigation discharged, or, in the case of a threatened action, proceeding or investigation, or an action, proceeding or investigation contemplated by the government, more than one year from the date of closing of the merger has elapsed without such action, proceeding or investigation being commenced or threatened.

Principal Black & Company shareholders

         Black & Company is primarily owned by its officers and employees. Black & Company has rewarded those employees who espouse its business principles with equity ownership. As a result, as of December 31, 1999, ownership was spread among 29 officers and employees.

         Except as otherwise noted, the following table sets forth certain information known to Black & Company with respect to beneficial ownership of the Black & Company Shares as of December 31, 1999: (a) each stockholder known by Black & Company to be the beneficial owner of more than five percent, in the aggregate, of the outstanding Black & Company shares, (b) each director and executive officer of Black & Company, and (c) all executive officers and directors as a group. The information in the table was obtained from the books and records of Black & Company or, where applicable, supplied to Black & Company by the beneficial owners below.

    Black & Company knows of no person owning beneficially more than 5% of Black & Company's common stock or preferred stock, except for the following persons who beneficially owned, as of December 31, 1999, the number of shares of common stock or preferred stock set forth opposite each such person's name in the table below.

                                                               Common Stock
                                                             Number     Percent
 Name and Address                                           of Shares     of
 of Beneficial Owner                                        Owned (1)  Class (1)

 Lawrence S. Black, Chairman
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258.....................................92,641.64    28.4%
 (2)

 Jennifer E. Black, President and Director
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258.....................................16,221.00     4.9%
 (3)

 Todd M. Niedermeyer, Director
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258.....................................21,090.00     6.5%
 (4)

 David A. Duley, Director
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258.....................................17,023.75     5.2%
 (5)

 Frank J. Niezgoda, Chief Operating
 Officer, Director
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258..................................... 3,681.00     1.1%
 (6)

 Dennis Reiter, Chief Financial Officer
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258..................................... 9,500.00     3.0%
 (7)

 Laurie R. Miller
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258.....................................37,584.64    11.5%

 Robert M. Johnson
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258.....................................23,375.00     7.7%
 (8)

 Ronald A. Sauer
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258.....................................27,671.58     8.5%
 (9)

 Herbert D. Black
 One S.W. Columbia
 Suite 1200
 Portland, Oregon 97258.....................................16,370.00     5.0%
 (10)

 All directors and officers as a group
  (6 persons) .............................................160,156.64    48.2%
 (11)


(1) Includes shares of voting common stock which may be acquired upon exercise of options exercisable without consideration of the merger within 60 days of the date, shares of Series A Preferred Stock and non-voting common stock, but excludes options that are not currently exercisable and will only become exercisable if all conditions of the merger are satisfied.

(2) Includes 5,000 shares of Series A preferred stock with a liquidation preference, other common stock bearing interest at the rate of 8% per annum. Such preferred stock is non-voting, non-convertible and redeemable by the company at any time upon payment of $10.00 per share plus a dividend of $0.24767 per share plus any accrued but unpaid interest.

(3) Includes 1,812 shares of voting common stock which may be acquired upon exercise of options exercisable within 60 days of the date hereof without consideration of the merger but excludes 18,438 additional shares which may be acquired if all conditions of the merger are satisfied.

(4) Includes 2,000 shares of voting common stock which may be acquired upon exercise of options exercisable within 60 days of the date hereof without consideration of the merger but excludes 16,500 additional shares which may be acquired if all conditions of the merger are satisfied.

(5) Includes 1,026 shares of voting common stock which may be acquired upon exercise of options exercisable within 60 days of the date hereof without consideration of the merger but excludes 16,578.75 additional shares which may be acquired if all conditions of the merger are satisfied.

(6) Includes 750 shares of voting common stock which may be acquired upon exercise of options exercisable within 60 days of the date hereof without consideration of the merger but excludes 13,250 additional shares which may be acquired if all conditions of the merger are satisfied.

(7) Includes 500 shares of voting common stock which may be acquired upon exercise of options exercisable within 60 days of the date hereof without consideration of the merger but excludes 2,500 additional shares which may be acquired if all conditions of the merger are satisfied.

(8) Includes 2,125 shares of voting common stock which may be acquired upon exercise of options exercisable within 60 days of the date hereof without consideration of the merger but excludes 13,875 additional shares which may be acquired if all conditions of the merger are satisfied.

(9) All shares are non-voting common stock.

(10) Includes 1,000 shares of voting common stock which may be acquired upon exercise of options exercisable within 60 days of the date hereof without consideration of the merger but excludes 4,100 additional shares which may be acquired if all conditions of the merger are satisfied.

(11) Includes 6,088.25 shares of voting common stock which may be acquired upon exercise of options exercisable within sixty (60) days of the date hereof without consideration of the merger but excludes 73,866.75 additional shares which may be acquired if all conditions of the merger are satisfied. Also includes 27,671.58 shares of non-voting common stock and 5,000 shares of Series A Preferred Stock. See footnote 2 above for a description of such preferred shares.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

         Upon consummation of the merger, the Black & Company shareholders will become shareholders of First Security and their rights will (i) cease to be defined and governed by Oregon law and will be defined and governed by Delaware law and (ii) cease to be defined and governed by the restated articles of incorporation and bylaws of Black & Company and will be defined and governed by either (i) First Security's certificate of incorporation and bylaws if the First Security/Zions merger is not closed prior to the closing of the Black & Company merger, or (ii) First Security's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, if the First Security/Zions merger closes before the Black & Company merger closes. Certain provisions of First Security's certificate of incorporation and bylaws or its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (assuming the adoption of the same prior to the close of the Black & Company merger), as the case may be, alter the rights of shareholders from those that Black & Company shareholders presently have and also alter certain powers of management. These provisions are summarized below. This summary is qualified in its entirety by reference to First Security's certificate of incorporation and bylaws, and First Security's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as applicable, as well as the Restated Articles of Incorporation of Black & Company (the "Black & Company Articles"), the Bylaws of Black & Company (the "Black & Company Bylaws") and applicable law. In addition, First Security could implement certain other changes by amending its charter documents.

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
                                        CAPITAL STOCK
---------------------------------------------------------------------------------------------------
                                      Authorized Capital
---------------------------------------------------------------------------------------------------
600,000      common     shares    600,000,000    common   shares    425,000,000    common   shares
authorized,   no  par   value,    authorized, $1.25 par value.      authorized,  par  value  $1.25
consisting  of 500,000  shares                                      per share.
of  voting  common  stock  and
100,000  shares of  non-voting
common stock.

---------------------------------------------------------------------------------------------------
9,000   shares  of   preferred    400,000  shares  of  preferred    10,000,000 shares of preferred
stock   authorized,   no   par    stock   authorized,   no   par    stock   authorized,   no   par
value.                            value,  18,052 shares of which    value,  18,052 shares of which
                                  are   designated  as  Series A    are   designated  as  Series A
                                  preferred stock.                  Preferred.

---------------------------------------------------------------------------------------------------
As  of   January   24,   2000,    As  of  September   30,  1999,    Based on the  number of shares
306,976.15  shares  of Black &    195,745,158  shares  of  First    of Zions  and  First  Security
Company  voting  common stock,    Security   common  stock  were    common stock outstanding as of
27,671.58 shares of non-voting    issued  and   outstanding  and    November       18,       1999,
common  stock and 9,000 shares    8,691 shares of First Security    approximately      172,079,379
of preferred stock were issued    preferred  stock  were  issued    shares of the combined company
and outstanding.                  and outstanding.                  would    be     issued     and
                                                                    outstanding  after  the  First
                                                                    Security/Zions    merger   and
                                                                    8,596
---------------------------------------------------------------------------------------------------

                                       57

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
                                                                    shares of preferred stock will
                                                                    be  issued   and   outstanding
                                                                    after       the        merger.
---------------------------------------------------------------------------------------------------
                                        BOARD OF DIRECTORS
---------------------------------------------------------------------------------------------------
                                         Classification
---------------------------------------------------------------------------------------------------
All   directors   are  elected    All   directors   are  elected    Directors   are  divided  into
annually.                         annually.                         three  classes.  Following the
                                                                    first two annual  meetings  of
                                                                    stockholders,  each  class  is
                                                                    elected  for a term  of  three
                                                                    years.  For a  description  of
                                                                    the  classes   prior  to  such
                                                                    time,     see    "The    First
                                                                    Security/Zions Merger."

---------------------------------------------------------------------------------------------------
                                        Number of Directors
---------------------------------------------------------------------------------------------------
Fixed at six directors.           No fewer  than six and no more    The board will consist of:
                                  than  30,   as  fixed  by  the    -22 directors until the annual
                                  bylaws. Currently fixed at 20.    meeting of stockholders in the
                                                                    year 2000;
                                                                    -18 directors until the annual
                                                                    meeting of stockholders in the
                                                                    year 2001; and
                                                                    -16 directors commencing with the
                                                                    annual meeting of stockholders in
                                                                    the year 2002.
                                                                    Thereafter,   the   number  of
                                                                    directors    shall    be    as
                                                                    determined  by  the  board  of
                                                                    directors.

---------------------------------------------------------------------------------------------------
                                            Removal
---------------------------------------------------------------------------------------------------
The    stockholders,    by   a    No    provisions    in   First    The    stockholders,    by   a
majority     vote    of    the    Security's      organizational    majority     vote    of    the
outstanding shares, may remove    documents. Under Delaware law,    outstanding shares, may remove
a  director  for  cause  at  a    a director may be removed by a    a director  for  cause.  Cause
meeting called for the purpose    majority     vote    of    the    will be deemed  to exist  only
of  removing   the   director.    shareholders  with or  without    if  the   director   has  been
                                  cause.                            convicted  of  a  felony  by a
                                                                    court       of       competent
                                                                    jurisdiction   or   has   been
                                                                    adjudged   by   a   court   of
                                                                    competent  jurisdiction  to be
                                                                    liable for gross negligence or
                                                                    misconduct in the  performance
                                                                    of such director's duty to the
                                                                    corporation      and      such
                                                                    adjudication   is  no   longer
                                                                    subject to direct appeal.
---------------------------------------------------------------------------------------------------

                                       58

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
                               Vacancies and Newly Created Directorships
---------------------------------------------------------------------------------------------------
Either  the   stockholders  or    The board  may fill  vacancies    Prior to the annual meeting of
board may fill board vacancies    or newly-created directorships    stockholders in the year 2002,
by majority vote. The first to    by a majority of the directors    any  vacancy  created  by  the
act  to   fill   the   vacancy    then in office                    resignation, removal, death or
precludes the other group from                                      disability  of a director will
acting.                                                             be  filled  by  the   Co-Chief
                                                                    Executive  Officer  designated
                                                                    by the same  party  (Zions  or
                                                                    First  Security)  in the First
                                                                    Security/Zions  merger  or, in
                                                                    his absence,  by a majority of
                                                                    the    continuing    directors
                                                                    appointed by that party. After
                                                                    the    annual    meeting    of
                                                                    stockholders in the year 2002,
                                                                    a  majority  of the  remaining
                                                                    directors may fill vacancies.

---------------------------------------------------------------------------------------------------
                                         Executive Committee
---------------------------------------------------------------------------------------------------
The bylaws permit the board to    The bylaws permit the board to    The combined company will have
designate           committees    designate           committees    an     executive     committee
consisting  of  at  least  two    consisting   of  two  or  more    consisting  of six  directors,
members.  The  bylaws  do  not    directors by  resolution.  The    including the chief  executive
address an executive committee    board   has    organized    an    officers    of   both    First
                                  executive committee consisting    Security  and Zions,  who will
                                  of seven directors.               act as co-chairmen.

---------------------------------------------------------------------------------------------------
                                         Nominating Committee
---------------------------------------------------------------------------------------------------
The bylaws permit the board to    The bylaws permit the board to    From  the  completion  of  the
designate           committees    designate           committees    merger  until 2002,  the board
consisting  of  at  least  two    consisting   of  two  or  more    will   maintain  a  nominating
members.  The  bylaws  do  not    directors by  resolution.  The    committee   to  nominate   and
specifically     address     a    board   has    designated    a    recommend   directors  to  the
nominating committee.             nominating           committee    stockholders.   The  committee
                                  consisting of seven directors.    will  consist of one  director
                                                                    appointed  by  First  Security
                                                                    and one director  appointed by
                                                                    Zions.

---------------------------------------------------------------------------------------------------
                                    Special Meetings of the Board
---------------------------------------------------------------------------------------------------
Any   director   may   call  a    The chairman, the secretary or    The president or by a majority
special meeting upon two days'    a  majority  of the  board  of    of the board of directors  may
notice setting forth the date,    directors  may call a  special    call a special meeting.
time and place of the meeting.    meeting of the board.
---------------------------------------------------------------------------------------------------

                                       59

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
                                         Director Liability
---------------------------------------------------------------------------------------------------
No     provisions    in    the    No    provisions    in   First    The   Amended   and   Restated
organizational documents.         Security's      organizational    Certificate  of  Incorporation
                                  documents.                        limits   the    liability   of
                                                                    directors    for   breach   of
                                                                    fiduciary  duty  except to the
                                                                    extent that such limitation is
                                                                    not permitted  under  Delaware
                                                                    law.

---------------------------------------------------------------------------------------------------
                                             SHAREHOLDERS
---------------------------------------------------------------------------------------------------
                             Shareholder/Stockholder Action by Written Consent
---------------------------------------------------------------------------------------------------
Action  by   written   consent    Action  by   written   consent    Action by  written  consent of
without    a    meeting    not    permitted without a meeting if    stockholders not permitted.
addressed  in   organizational    all stockholders consent.
documents.

---------------------------------------------------------------------------------------------------
                             Special Meeting of Shareholders/Stockholders
---------------------------------------------------------------------------------------------------
Only the President,  the board    Only the chairman of the board    Only the  board  of  directors
of  directors  or  10%  of all    or by a majority of a board of    may call a special  meeting of
votes  entitled to be cast may    directors  may call a  special    the stockholders.
call a special  meeting of the    meeting of the stockholders.
stockholders.

---------------------------------------------------------------------------------------------------
                                    Voting Rights and Requirements
---------------------------------------------------------------------------------------------------
Elections  for  the  board  of    Elections  for  the  board  of    Elections  for  the  board  of
directors  are  decided  by  a    directors  are  decided  by  a    directors  are  decided  by  a
plurality  of the  votes  cast    plurality  of the  votes  cast    plurality  of the votes  cast.
under Oregon law. In all other    under  Delaware  law.  In  all    In all other  matters,  unless
matters,  unless  provided  by    other     matters,      unless    otherwise  provided  by law or
law or by the certification of    otherwise  provided  by law or    by    the    certificate    of
incorporation  or the  bylaws,    by   the    certification   of    incorporation  or the  bylaws,
the  affirmative  vote  of the    incorporation  or the  bylaws,    the  affirmative  vote  of the
holders of a  majority  of the    the  affirmative  vote  of the    holders of a  majority  of the
shares shall be the act of the    holders of a  majority  of the    shares  cast  shall be the act
stockholders. Stockholders are    shares  cast  shall be the act    of      the      stockholders.
entitled  to one vote for each    of      the      stockholders.    Stockholders  are  entitled to
share   on   record   for  all    Stockholders  are  entitled to    one  vote  for  each  share on
matters.                          one  vote  for  each  share on    record for all matters.
                                  record for all matters.
---------------------------------------------------------------------------------------------------

                                       60

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
                           Stockholder Proposals and Nominations of Directors
---------------------------------------------------------------------------------------------------
Notice of any  proposal  to be    Notice of any  proposal  to be    Notice of any  proposal  to be
presented  by 10%  of all  the    presented by a stockholder  or    presented by a stockholder  or
votes entitled to be cast on a    of any person to be  nominated    of any person to be  nominated
particular   issue   must   be    as a  director  must be  given    as a  director  must be  given
delivered  to  the   Secretary    not less than 90 nor more than    not less than 90 nor more than
describing   the   purpose  or    120  days   before  the  first    120    days     before     the
purposes for which the meeting    anniversary   of   the   prior    stockholder  meeting.   Notice
is to be held.                    year's  stockholder   meeting.    must  include  the text of the
                                  Notice  must   include,   with    proposal     and    a    brief
                                  respect  to  any  nominee  for    description  of the reasons in
                                  director,    the   information    support of the  proposal,  the
                                  regarding such person required    stockholder's     name     and
                                  by Regulation S-K  promulgated    address,  the number and class
                                  under  the  Securities  Act of    of  all  shares  owned  by the
                                  1933 and,  with respect to all    stockholder,   the   name  and
                                  proposals, a brief description    address  of  any  person  upon
                                  of   the    business   to   be    whose behalf such  stockholder
                                  conducted,   the  reasons  for    is  acting,  or with whom such
                                  conducting such business,  any    stockholder   is   acting   in
                                  material   interest   in  such    concert,  the number and class
                                  business of the stockholder or    of all shares of each class of
                                  any  owner of  shares on whose    stock owned by any such person
                                  behalf  the  proposal  is made    and any  material  interest of
                                  and,   with   respect  to  the    such    stockholder   in   the
                                  stockholder  giving notice and    proposal.   In  addition   the
                                  any person on whose behalf the    notice   with   respect  to  a
                                  proposal  is made,  their name    nominee  for   director   must
                                  and  address and the class and    include the name of the person
                                  number of shares owned by such    to be  nominated,  the  number
                                  person.                           and class of all shares  owned
                                                                    by    such     person,     the
                                                                    information   regarding   such
                                                                    person  required by Regulation
                                                                    S-K   promulgated   under  the
                                                                    Securities  Act  of  1933  and
                                                                    such person's signed consent.

---------------------------------------------------------------------------------------------------
                                          Dividend Rights
---------------------------------------------------------------------------------------------------
Under    Oregon    law,    the    Under    Delaware   law,   the    Under    Delaware   law,   the
directors  may declare and pay    directors  may declare and pay    directors  may declare and pay
dividends   only   if,   after    dividends   out  of  statutory    dividends   out  of  statutory
giving    the     distributing    surplus  or,  if  there  is no    surplus  or,  if  there  is no
effect:  (i)  the  corporation    surplus,  out of  net  profits    surplus,  out of  net  profits
would be able to pay its debts    for the  fiscal  year in which    for the  fiscal  year in which
as  they  become  due  in  the    the   dividend   is   declared    the   dividend   is   declared
usual course of business;  and    and/or   for   the   preceding    and/or   for   the   preceding
(ii) the  corporation's  total    fiscal  year  as  long  as the    fiscal  year  as  long  as the
assets  would at  least  equal    amount  of   capital   of  the    amount  of   capital   of  the
the    sum   of   its    total    corporation    following   the    corporation    following   the
liabilities  plus,  unless the    declaration and payment of the    declaration and payment of the
articles   of    incorporation    dividend  is not less than the    dividend  is not less than the
permit  otherwise,  the amount    aggregate    amount   of   the    aggregate    amount   of   the
that  would be  needed  if the    capital   represented  by  the    capital   represented  by  the
corporation    were    to   be    issued and  outstanding  stock    issued and  outstanding  stock
                                  of  all   classes   having   a    of  all   classes   having   a
                                  preference       upon      the    preference       upon      the
                                  distribution of assets.  First    distribution of assets.
---------------------------------------------------------------------------------------------------

                                       61

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
dissolved   at  the   time  of    Security's   bylaws   restrict
distribution,  to satisfy  the    distributions  of dividends by
preferential    rights    upon    requiring the  corporation  to
dissolution  of   stockholders    set aside any amounts that the
whose preferential  rights are    directors  feel are  necessary
superior  to  those  receiving    to     reserve     to     meet
the distribution.                 contingencies,        equalize
                                  dividends    or    repair   or
                                  maintain property.
---------------------------------------------------------------------------------------------------
                                          Liquidation Rights
---------------------------------------------------------------------------------------------------
Upon liquidation,  dissolution    Upon liquidation,  dissolution    Upon liquidation,  dissolution
or winding up of the  combined    or winding up of the  combined    or winding up of the  combined
company, the holders of Series    company, the holders of Series    company, the holders of Series
A    preferred    shares   are    A  preferred  shares  of First    A  preferred  shares  of First
entitled to receive out of the    Security   are   entitled   to    Security   are   entitled   to
assets  $10.00 per  share,  if    receive   out  of  the  assets    receive   out  of  the  assets
the       liquidation       is    $52.50  per   share,   if  the    $52.50  per   share,   if  the
involuntary,      and      the    liquidation  is   involuntary,    liquidation  is   involuntary,
applicable   redemption  value    and the applicable  redemption    and the applicable  redemption
(as     specified    in    the    value  (as  specified  in  the    value  (as  specified  in  the
certificate)       if      the    certificate)       if      the    certificate)       if      the
liquidation  is voluntary.  In    liquidation  is voluntary.  In    liquidation  is voluntary.  In
addition to such  amount,  the    addition to such  amount,  the    addition to such  amount,  the
holders  will  also  receive a    holders  will  also  receive a    holders  will  also  receive a
further amount equal to unpaid    further amount equal to unpaid    further amount equal to unpaid
accumulated  dividends  before    accumulated  dividends  before    accumulated  dividends  before
any  distributions are made to    any  distributions are made to    any  distributions are made to
the common  shareholders.  The    the common  shareholders.  The    the common  shareholders.  The
assets  remaining  after  such    assets  remaining  after  such    assets  remaining  after  such
distribution  shall be paid to    distribution  shall be paid to    distribution  shall be paid to
the common shareholders.          the common shareholders.          the common shareholders.

---------------------------------------------------------------------------------------------------
                                           Inspection Rights
---------------------------------------------------------------------------------------------------
Any excerpts of minutes of any    Any records  maintained by the    Any records  maintained by the
meeting of the board,  records    combined    company   in   the    combined    company   in   the
of any  action of a  committee    regular    course    of    its    regular    course    of    its
of the board  while  acting in    business,  including its stock    business,  including its stock
place of the board, minutes of    ledger,  books of account  and    ledger,  books of account  and
any     meeting     of     the    minute books, will be provided    minute books, will be provided
stockholders  and  records  of    upon the request of any person    upon the request of any person
action     taken     by    the    entitled to inspect them.         entitled to inspect them.
stockholders  or board without
a meeting, accounting records,
tax  returns and the record of
stockholders  will be provided
upon the request of any person
entitled   to   inspect   them
provided  stockholder's demand
is made for a proper purpose.


---------------------------------------------------------------------------------------------------
                                         Dissenters' Rights
---------------------------------------------------------------------------------------------------
Under  Oregon  law,  appraisal    Under Delaware law,  appraisal    Under Delaware law,  appraisal
rights   are   available   for    rights   are   available   for    rights   are   available   for
merger    and    consolidation    merger    and    consolidation    merger    and    consolidation
transactions effected pursuant    transactions effected pursuant    transactions effected pursuant
to various                        to various sections of the        to various sections of
---------------------------------------------------------------------------------------------------

                                       62

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
sections  of  the   applicable    applicable    Delaware    law.    applicable    Delaware    law.
Oregon law. However, appraisal    However,  appraisal rights are    However,  appraisal rights are
rights  are not  permitted  in    not    permitted    in   these    not    permitted    in   these
these   transactions   if  the    transactions  if the  stock is    transactions  if the  stock is
stock is listed on the  Nasdaq    listed on the Nasdaq or if the    listed on the Nasdaq or if the
Stock Market.                     stock  is held  by  more  than    stock  is held  by  more  than
                                  2,000     stockholders.     No    2,000     stockholders.     No
                                  appraisal rights are available    appraisal rights are available
                                  for  shares  of  stock  of the    for  shares  of  stock  of the
                                  constituent          surviving    constituent          surviving
                                  corporation  if the merger did    corporation  if the merger did
                                  not  require  the  approval of    not  require  the  approval of
                                  the    stockholders   of   the    the    stockholders   of   the
                                  surviving  corporation.  These    surviving  corporation.  These
                                  provisions do not apply if the    provisions do not apply if the
                                  stockholder  receives  for his    stockholder  receives  for his
                                  shares  anything except shares    shares  anything except shares
                                  of the  corporation  surviving    of the  corporation  surviving
                                  the  consummation  of the plan    the  consummation  of the plan
                                  of  merger  or  consolidation,    of  merger  or  consolidation,
                                  shares of a corporation  whose    shares of a corporation  whose
                                  shares   are   listed   on   a    shares   are   listed   on   a
                                  national exchange or Nasdaq or    national exchange or Nasdaq or
                                  held  of  record  by not  less    held  of  record  by not  less
                                  than 2,000  holders or cash in    than 2,000  holders or cash in
                                  lieu of fractional shares.        lieu of fractional shares.
---------------------------------------------------------------------------------------------------

                                       63

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
                                          OTHER MATTERS
---------------------------------------------------------------------------------------------------
                                Amendment of Articles of Incorporation
---------------------------------------------------------------------------------------------------
Under Oregon law, the Articles    Under    Delaware    law   the    Under    the    Articles    of
of   Incorporation    may   be    Certificate  of  Incorporation    Incorporation  of the combined
amended by a majority of Black    may be  amended  by a majority    company,    Article    SEVENTH
& Company's stockholders.         of      First       Security's    (classification  and number of
                                  stockholders.                     directors,  term of office and
                                                                    removal of directors)  may not
                                                                    be   amended,    modified   or
                                                                    repealed    except    by   the
                                                                    affirmative       vote      of
                                                                    (1) two-thirds      of     the
                                                                    directors   of  the   combined
                                                                    company and (2) the holders of
                                                                    not less  than  two-thirds  of
                                                                    the   voting   power   of  all
                                                                    outstanding  shares of capital
                                                                    stock  entitled to vote in the
                                                                    election of directors. Article
                                                                    EIGHTH     (restrictions    on
                                                                    certain business  transactions
                                                                    with significant stockholders)
                                                                    may not be amended, nor may it
                                                                    be  repealed  in  whole  or in
                                                                    part,  until authorized by the
                                                                    favorable  vote  of  not  less
                                                                    than  80% of all of the  votes
                                                                    entitled to vote in  elections
                                                                    of directors.
---------------------------------------------------------------------------------------------------
                                         Amendment of Bylaws
---------------------------------------------------------------------------------------------------
The board may alter,  amend or    The board may alter,  amend or    The   Amended   and   Restated
repeal  bylaws  by a  majority    repeal  bylaws  by a  majority    Bylaws   provide   that   such
vote,   unless  a   particular    vote.  The   stockholders  may    bylaws   may  be   amended  or
bylaw provides  expressly that    amend,  adopt  or  repeal  the    repealed,   and   new   bylaws
the  board  may not  amend  or    bylaws by a vote of 80% of the    adopted,   by  the   board  of
repeal that bylaw.                outstanding shares.               directors,       but       the
                                                                    stockholders  entitled to vote
                                                                    may  adopt  additional  bylaws
                                                                    and may  amend or  repeal  any
                                                                    by-law  whether or not adopted
                                                                    by  the  board  of  directors.
                                                                    However,  various  sections of
                                                                    the bylaws  (those  pertaining
                                                                    to    special    stockholders'
                                                                    meetings;  powers,  number and
                                                                    qualifications  of  directors;
                                                                    election,   term  of   office,
                                                                    resignation,    removal    and
                                                                    vacancies    of     directors;
                                                                    special  director  committees;
                                                                    executive    and    nominating
                                                                    committees;     officer    and
                                                                    election of officers;  term of
                                                                    office,  resignation,  removal
                                                                    and vacancies of officers; and
                                                                    amendment  of bylaws)  may not
                                                                    be  amended  except  upon  the
                                                                    affirmative       vote      of

                                       64

---------------------------------------------------------------------------------------------------
   Black & Company                      First Security                 First Security After the
                                                                      First Security/Zions Merger
---------------------------------------------------------------------------------------------------
                                                                    (1) two-thirds      of     the
                                                                    directors   of  the   combined
                                                                    company and (2) the holders of
                                                                    not less  than  two-thirds  of
                                                                    the   voting   power   of  all
                                                                    outstanding  shares of capital
                                                                    stock of the combined  company
                                                                    entitled to vote  generally in
                                                                    the election of directors.
---------------------------------------------------------------------------------------------------
                                 Limitation on Business Transactions
---------------------------------------------------------------------------------------------------
No provisions.                    Except      under      certain    Except      under      certain
                                  circumstances,        business    circumstances,        business
                                  transactions    (defined   as,    transactions    (defined   as,
                                  among other things, mergers or    among other things, mergers or
                                  consolidations      of     the    consolidations      of     the
                                  corporation,    sale    of   a    corporation, sale of more than
                                  substantial    part   of   the    20% of the corporation  assets
                                  corporate    assets   or   any    or  any   recapitalization  or
                                  recapitalization            or    reclassification of securities
                                  reclassification of securities    of the  corporation)  are  not
                                  of the  corporation)  are  not    permitted   with   a   related
                                  permitted   with   a   related    person  (defined as any person
                                  person  (defined as any person    or  entity  which  owns 10% of
                                  or  entity  which  owns 10% of    the  votes of the  outstanding
                                  the  votes of the  outstanding    shares   of   stock   of   the
                                  shares   of   stock   of   the    corporation)  except  upon the
                                  corporation)  or any  interest    affirmative vote of 80% of all
                                  except  upon  the  affirmative    the  shares of stock  entitled
                                  vote  of  the  holders  of not    to   vote  in   elections   of
                                  less  than  80% of the  voting    directors.
                                  power of the voting stock.
---------------------------------------------------------------------------------------------------

                                  LEGAL MATTERS

         Ray, Quinney & Nebeker, P.C. will pass upon certain other matters with respect to the merger for First Security and First Security Van Kasper. As of the record date for Black & Company's special shareholders meeting, attorneys at Ray, Quinney & Nebeker, as a group, were beneficial owners of no more than 4% of the total outstanding First Security common stock and held no shares of Black & Company common stock. A shareholder of Ray, Quinney & Nebeker is the daughter of the Chairman and Chief Executive Officer of First Security.

         Davis Wright & Tremaine will pass upon certain matters in connection with the merger for Black & Company.

                                     EXPERTS

         The consolidated financial statements of First Security incorporated in this Prospectus/Proxy Statement by reference from First Security's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

Available Additional Information

         First Security is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, Proxy Statements and other information with the SEC. First Security's recent filings with the commission can be inspected and copied at the Public Reference Facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the commission's regional office at 1801 California Street, Suite 4800, Denver, Colorado 80202-2648. Copies of such material can be obtained from the Public Reference Section of the commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the commission's home page on the Internet (http://www.sec.gov.). In addition, the First Security common stock is traded by means of the Nasdaq Stock Market, and such reports, Proxy Statements and other information concerning First Security should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         First Security has filed with the commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act"), with respect to the First Security common stock offered hereby. This Prospectus/Proxy Statement does not contain all the information set forth in the registration statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is made to the registration statement, including the exhibits thereto.

         Statements contained in this Prospectus/Proxy Statement or in any documents incorporated in this Prospectus/Proxy Statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference. The registration statement may be inspected by anyone without charge at the principal office of the commission in Washington, D.C., and copies of all or any part of it may be obtained from the commission upon payment of the prescribed fees.

Incorporation of Certain Documents By Reference

         There are incorporated herein by reference the following documents filed with the commission by First Security (File No. 1-6906):

         (a) First Security's Annual Report on Form 10-K for the year ended December 31, 1998; and

         (b)      First Security's Proxy Statement dated March 16, 1999; and

         (c) First Security's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999;

         (d) First Security's Current Reports on Form 8-K dated November 22, 1999; December 29, 1999; January 20, 2000; February 11,
                  2000 and March 3, 2000; and

         (e) First Security's Amendment No. 2 to Registration Statement on Form S-4 dated February 17, 2000.

All documents filed by First Security with the commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus/Proxy Statement and prior to the effective date of the Black & Company merger are incorporated herein by reference, and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                                   APPENDIX A

                         AGREEMENT OF MERGER, AS AMENDED

                      AGREEMENT AND PLAN OF REORGANIZATION

                             Dated January 24, 2000

                                  By and Among

                           FIRST SECURITY CORPORATION,

                        FIRST SECURITY VAN KASPER, INC.,

                              BLACK & COMPANY, INC.

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I  THE MERGER.......................................................A-2
   1.1  THE MERGER..........................................................A-2
   1.2  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.................A-3
   1.3  SUBSEQUENT ACTIONS..................................................A-3
ARTICLE II CONVERSION OF SECURITIES.........................................A-4
   2.1  CONVERSION OF CAPITAL STOCK OF MERGING ENTITIES.....................A-4
     (a)  Conversion of Company Capital Stock...............................A-4
     (b)  Definitions Pertaining to Base Consideration......................A-4
     (c)  FSC Stock.........................................................A-5
   2.2  HOLDBACK AMOUNT.....................................................A-5
     (a)  Adjustments to Exchange Ratio for the Holdback....................A-6
   2.3  CONTINGENT CONSIDERATION............................................A-7
     (a)  Payment of Contingent Consideration...............................A-7
     (b)  Definitions Pertaining to Contingent Consideration................A-7
     (c)  Calculation of EBT................................................A-8
     (d)  Definition of Adjusted Clearance Fees.............................A-8
     (e)  Notice of EBT.....................................................A-9
     (f)  Disputes Regarding EBT............................................A-9
     (g)  Management of Surviving Corporation...............................A-9
   2.4  DISSENTING SHARES...................................................A-9
     (a)  No Conversion.....................................................A-9
     (b)  Appraisal Rights..................................................A-10
     (c)  Notice............................................................A-10
   2.5  EXCHANGE OF SHARES AND CERTIFICATES.................................A-10
     (a)  Exchange Procedures; Transfer of Shares...........................A-10
     (b)  Distributions with Respect to Unexchanged Shares..................A-11
     (c)  No Further Ownership Rights in Company Capital Stock; No
           Transfer Following the Effective Time............................A-11
     (d)  Fractional Shares.................................................A-12
     (e)  No Liability......................................................A-12
     (f)  Share Transfer Books..............................................A-12
ARTICLE III COVENANTS OF THE COMPANY........................................A-13
   3.1  CONDUCT OF BUSINESS PENDING THE CLOSING.............................A-13
     (a)  Change in Capital Stock; Issuance of Shares.......................A-13
     (b)  Options, Warrants, and Rights.....................................A-13
     (c)  Dividends.........................................................A-13
     (d)  Purchase of Shares................................................A-14
     (e)  Benefit Plans.....................................................A-14
     (f)  Conduct of Business...............................................A-14
     (g)  Acquisitions and Mergers..........................................A-14
     (h)  Liens; Indebtedness; Increase in Compensation, etc................A-14
     (i)  Amendments to Charter, etc........................................A-14
   3.2  INVESTIGATION; ACCESS...............................................A-14
   3.3  REGULATORY APPROVALS................................................A-15
   3.4  TERMINATION OF EMPLOYEE BENEFIT PLANS...............................A-15
   3.5  INFORMATION FOR PROXY STATEMENT.....................................A-16
   3.6  ENVIRONMENTAL REPORTS...............................................A-16

   3.7  NOTIFICATION OF ACTIONS.............................................A-16
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DIRECTORS......A-16
   4.1  ORGANIZATION, CONDUCT OF BUSINESS, ETC..............................A-17
   4.2  CAPITALIZATION......................................................A-17
   4.3  OPTIONS, SARS, WARRANTS, ETC........................................A-17
   4.4  AUTHORIZATION; VALIDITY OF AGREEMENT................................A-17
   4.5  COMPANY FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES............A-18
   4.6  ENVIRONMENTAL MATTERS...............................................A-18
   4.7  TITLE TO PROPERTIES.................................................A-19
   4.8  ABSENCE OF DEFAULTS.................................................A-20
   4.9  ABSENCE OF MATERIAL ADVERSE CHANGES.................................A-20
   4.10  ACTIONS, PROCEEDINGS AND INVESTIGATIONS............................A-20
   4.11  ABSENCE OF BROKERAGE COMMISSIONS, ETC..............................A-21
   4.12  MATERIAL CONTRACTS.................................................A-21
   4.13  COMPLIANCE WITH LAWS; DOCUMENTATION................................A-21
   4.14  EMPLOYEE BENEFITS..................................................A-22
   4.15  TAXES AND TAX RETURNS..............................................A-25
   4.16  CONSENTS AND APPROVALS.............................................A-25
   4.17  INSURANCE..........................................................A-26
   4.18  LABOR MATTERS; COMPLIANCE WITH WARN ACT............................A-26
   4.19  INVESTMENT ADVISORY CONTRACTS, FUNDS AND CLIENTS...................A-27
   4.20  AGREEMENTS WITH REGULATORY AGENCIES................................A-28
   4.21  INVESTMENT SECURITIES..............................................A-29
   4.22  INTEREST RATE RISK MANAGEMENT INSTRUMENTS..........................A-29
   4.23  YEAR 2000..........................................................A-29
   4.24  DISCLOSURE.........................................................A-29
ARTICLE V COVENANTS, REPRESENTATIONS AND WARRANTIES OF FSC AND FSVK.........A-30
   5.1  ORGANIZATION, CONDUCT OF BUSINESS, ETC..............................A-30
   5.2  AUTHORIZATION AND VALIDITY OF AGREEMENT.............................A-30
   5.3  FSC REPORTS.........................................................A-30
   5.4  FSC FINANCIAL STATEMENTS; TAX RETURNS...............................A-31
   5.5  ABSENCE OF MATERIAL CHANGES.........................................A-31
   5.6  ABSENCE OF DEFAULTS UNDER AGREEMENTS................................A-31
   5.7  ACTIONS, PROCEEDINGS, AND INVESTIGATIONS............................A-32
   5.8  REGULATORY APPROVALS................................................A-32
   5.9  FSC COMMON STOCK....................................................A-32
   5.10  REGISTRATION OF SHARES.............................................A-32
   5.11  AGREEMENTS WITH REGULATORY AGENCIES................................A-33
   5.12  SATISFACTION OF CONDITIONS IN SECTION 15(F) OF THE 1940 ACT........A-33
   5.13  NOTIFICATION OF ACTIONS............................................A-33
ARTICLE VI PROXY STATEMENT; SHAREHOLDER MEETINGS............................A-33
   6.1  PROXY STATEMENT.....................................................A-33
   6.2  SHAREHOLDER MEETING.................................................A-34
ARTICLE VII CONDITIONS OF CLOSING...........................................A-34
   7.1  CONDITIONS OF CLOSING FOR ALL PARTIES...............................A-34
     (a)  Regulatory Approval...............................................A-34
     (b)  Registration Statement, etc.......................................A-35
     (c)  No Injunction, etc................................................A-35
     (d)  Tax Matters.......................................................A-35
     (e)  Section 280G......................................................A-35

   7.2  CONDITIONS OF CLOSING FOR FSC AND FSVK..............................A-35
     (a)  Shareholder Approval..............................................A-35
     (b)  Company Resolutions; Corporate Documents..........................A-35
     (c)  Company Representations and Warranties............................A-36
     (d)  Comfort Letters...................................................A-36
     (e)  Opinion of Company Counsel........................................A-36
     (f)  Affiliate's Letters...............................................A-36
     (g)  Condition of the Company..........................................A-37
     (h)  Employment Agreements.............................................A-37
     (i)  Money Market Funds................................................A-38
     (j)  Investment Contract Consents......................................A-38
     (k)  Bruce Alexander Release...........................................A-38
     (l)  Options...........................................................A-38
     (m)  Accrual of Liabilities............................................A-38
     (n)  Termination of 401 (k) Plan.......................................A-38
     (o)  Redemption of Company Preferred Stock.............................A-39
     (p)  Stoel Rives Matter................................................A-39
     (q)  Kliks Matter......................................................A-39
   7.3  CONDITIONS OF CLOSING FOR THE COMPANY AND THE SHAREHOLDERS..........A-39
     (a)  FSC and FSVK Representations and Warranties.......................A-39
     (b)  Opinion of FSC Counsel............................................A-39
     (c)  FSC and FSVK Resolutions;  Corporate Documents....................A-39
     (c)  D&O Insurance.....................................................A-40
ARTICLE VIII  CLOSING OF MERGER.............................................A-40
   8.1  CLOSING.............................................................A-40
   8.2  FILING OF CERTIFICATE OF MERGER AND ARTICLES OF MERGER..............A-40
ARTICLE IX  TERMINATION.....................................................A-40
   9.1  TERMINATION.........................................................A-40
   9.2  EFFECT OF TERMINATION...............................................A-41
ARTICLE X  INDEMNIFICATION..................................................A-42
   10.1  INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS................A-42
   10.2  INDEMNIFICATION PROCEDURE..........................................A-43
   10.3  DISPUTES...........................................................A-44
   10.4  TIME LIMIT.........................................................A-44
ARTICLE XI  ADDITIONAL COVENANTS............................................A-44
   11.1  COSTS..............................................................A-44
   11.2  SATISFACTION OF CONDITIONS IN SECTION 15(F) OF THE 1940 ACT........A-45
   11.3  NASDAQ LISTING APPLICATION.........................................A-45
   11.4  REGISTRATION OF CONTINGENT CONSIDERATION SHARES....................A-45
   11.5  RETENTION BONUS....................................................A-45
   11.6  INSTRUMENTS OF TRANSFER, ETC.......................................A-46
   11.7  COMPANY REPRESENTATIVE.............................................A-46
   11.8  ACCELERATION OF EARN OUT...........................................A-47
   11.9  SHAREHOLDER APPROVAL...............................................A-47
   11.10  NOTICES...........................................................A-48
   11.11  AMENDMENTS........................................................A-49
   11.12  ENTIRE AGREEMENT..................................................A-49
   11.13  ASSIGNMENT........................................................A-49
   11.14  COUNTERPARTS......................................................A-50
   11.15  EXCLUSIVE MERGER AGREEMENT........................................A-50

   11.16  PUBLIC STATEMENTS.................................................A-50
   11.17  CONFIDENTIALITY...................................................A-50
   11.18  ALTERNATIVE STRUCTURE.............................................A-51

Exhibits

         Exhibit A - Form of Articles of Merger
         Exhibit 2.3 - Calculation of EBT
         Exhibit 2.5(a) - Form of Lost Stock  Certificate
         Exhibit 7.1(d) - Form of Tax Opinion
         Exhibit 7.2(d) - Form of Comfort Letter
         Exhibit 7.2(e) - Form of Opinion Letter of Davis Wright Tremaine LLP
         Exhibit 7.2(f) - Form of Affiliate's Letter
         Exhibit 7.3(b) - Form of Opinion of Ray, Quinney & Nebeker
         Exhibit 11.9 - Shareholder's Voting Agreement

Schedules

         Schedule 4.2 - Company  Capital  Stock
         Schedule 4.3 - Company  Options
         Schedule 4.5 - Financial Statements
         Schedule 4.6 - Environmental Claims
         Schedule 4.9 - Absence of Material  Changes
         Schedule 4.10 - Litigation
         Schedule 4.12 - Material Contracts
         Schedule 4.13 - Compliance with Laws
         Schedule 4.14 - Employee Benefits
         Schedule 4.16 - Regulatory  Consents
         Schedule 4.17 -  Insurance  Policies
         Schedule 4.19(a)  -  Investment Advisory Contracts
         Schedule 4.19(b) - Clients Subject to ERISA
         Schedule 4.23 - Year 2000
         Schedule 5.6 - Absence of Defaults

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization, dated as of January 24, 2000 (this "Agreement"), is made and entered into by and among FIRST SECURITY CORPORATION, a Delaware corporation ("FSC"), FIRST SECURITY VAN KASPER, INC., a Utah corporation ("FSVK"), BLACK & COMPANY, INC., an Oregon corporation (the "Company"), and the Company's directors.

                                R E C I T A L S:

         A. FSC is a corporation duly organized and existing under the laws of the State of Delaware, with its principal place of business located at in Salt Lake City, Utah. FSC is authorized by its Articles of Incorporation to issue (i) 400,000 shares of preferred stock, each of no par value ("FSC Preferred Stock"), 18,052 of which are designated as Class A Preferred Stock, of which 8,596 were issued and outstanding on November 30, 1999, and (ii) 600,000,000 shares of common stock, each of $1.25 par value ("FSC Common Stock"), of which as of November 30, 1999, there were 195,911,896 (net of Treasury) shares issued and outstanding.

         B. FSVK is a corporation duly organized and existing under the laws of the State of Utah. FSC owns beneficially and of record all of the issued and outstanding shares of FSVK Common Stock.

         C. The Company is a corporation duly organized and existing under the laws of the State of Oregon. The Company is authorized by its Articles of Incorporation to issue (i) 600,000 shares of common stock, each of no par value ("Company Common Stock"), of which as of the date of this Agreement there were 334,587.73 shares issued and outstanding, (ii) 9,000 shares of Series A preferred stock, $10.00 par value ("Company Preferred Stock"), of which there were 9,000 shares issued and outstanding as of the date of this Agreement, and
(iii) options outstanding for 197,279 shares of Company Common Stock (the "Options").

         D. The parties hereto desire that the Company be merged with and into FSVK (the "Merger") pursuant to this Agreement and those certain Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger").

         E. The Boards of Directors of FSC, FSVK and the Company or authorized committees thereof, have approved the Merger on the terms and conditions set forth herein.

         F. The parties intend that the Merger qualify as a reorganization under
Section 368(a) of the Internal Revenue Code.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger.

                  (a) Pursuant to the laws of the States of Utah and Oregon, and subject to the terms and conditions of this Agreement, at the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Oregon and the Division of Corporations and Commercial Code, Department of Commerce of the State of Utah (the last time and date of such filings being the "Effective Time"), FSC, FSVK and the Company shall consummate the Merger pursuant to which (a) the Company shall be merged with and into FSVK, and the separate corporate existence of the Company shall thereupon cease; (b) FSVK shall be the successor or surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Utah; and (c) the separate corporate existence of FSVK with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Article I. FSVK, as the Surviving Corporation, shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all restrictions, disabilities and duties of the merging entities on whatever account, including subscriptions for shares and all other things in action or belonging to the merging entities shall be taken and deemed to be vested in FSVK without further act or deed. FSVK shall thenceforth be responsible for all the debts, liabilities and duties of each of the merging entities and may be prosecuted to judgment as if the Merger had not taken place, or FSVK may be substituted in place of the merging entities and neither the rights of creditors nor any liens upon any property of either shall be impaired by the Merger.

                  (b) As of the Effective Time, the Articles of Domestication of FSVK as in effect immediately prior to the Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Domestication. The bylaws of FSVK as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided under applicable law.

         1.2 Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Corporation at the Effective Time shall be the directors and officers of FSVK as of immediately prior to the Effective Time, and shall serve in their respective positions until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

         1.3 Subsequent Actions. If, at any time after the Merger, FSVK shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in FSVK its right, title, or interest in, to, or under any of the rights, properties, or assets of the Company acquired or to be acquired by FSVK as a result of or in connection with the Merger, or otherwise to carry out this Agreement, the officers and directors of FSVK shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments, and assurances, and to make and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any right, title, and interest in, to, and under such rights, properties, or assets in FSVK or otherwise to carry out this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.1 Conversion of Capital Stock of Merging Entities.

                  (a) Conversion of Company Capital Stock. In accordance with this Agreement, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any shares of stock of the Company (hereinafter individually, a "Shareholder" and collectively, "Shareholders"), each issued and outstanding share of Company Common Stock (of which there shall be no more than 531,866.73 shares fully diluted and assuming all Options shall have been exercised or cancelled) ("Company Capital Stock"), other than shares as to which dissenters' rights are perfected ("Dissenting Shares"), and all rights in respect thereof, shall be converted, ipso facto, into the right to receive the Base Consideration (as defined in Section 2.1(b) below).

         Prior to the Effective Time, all shares of Company Preferred Stock shall have been redeemed and cancelled. As of the Effective Time, all shares of Company Capital Stock, including all option shares, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate representing any shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, the Base Consideration upon the terms and subject to the conditions set forth herein.

                  (b) Definitions Pertaining to Base Consideration.

                  "FSC Share Price" shall mean the average of the last sales price per share of FSC Common Stock on the Nasdaq National Market for the ten (10) consecutive trading days ending on the trading day which is five (5) trading days prior to the Effective Time (the "Closing Calculation Period").

                  "Company Share Price" shall mean $7,500,000 divided by the total number of issued and outstanding shares of Company Capital Stock immediately prior to the Effective Time.

                  "Exchange Ratio" shall mean (in each case, rounded to the nearest one thousandth of a share) that number of shares of FSC Common Stock (rounded to the nearest one thousandth) determined as follows:

                               Company Share Price
                               -------------------
                                 FSC Share Price

                  "Base Consideration" for each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall mean that number of duly authorized, validly issued, fully paid and nonassessable shares of FSC Common Stock equal to the Exchange Ratio.

                  (c) FSC Stock. All shares of FSC Common Stock which are outstanding immediately prior to the Effective Time shall continue to be outstanding after the Effective Time.

         2.2 Holdback Amount. Twenty percent (20%) of the Base Consideration payable in shares of FSC Common Stock (the "Holdback") shall be withheld by FSC at Closing (as defined in Section 8.1 below) and issued each Shareholder of record as of the Effective Time as soon as reasonably practical after the first anniversary of the Closing Date provided that (1) there are no actions, proceedings or investigations pending, contemplated by governmental authorities or threatened against or relating to the Company or its current or former officers, directors, employees or representatives relating, directly or indirectly, to the matters disclosed in Schedule 4.13 hereto and/or Sirena Apparel Group, Inc., and (2) all claims, causes of action and proceedings against the Company in the matter of American Industries, Inc. et al. v. Imaging Technologies Corp., et al., shall have been dismissed, released or fully discharged and there shall be no additional actions, proceedings, claims or investigations pending, contemplated by governmental authorities or threatened against or relating to the Company or its officers, directors, employees or representatives in connection with such matter. If any actions, proceedings or investigations relating to the matters referenced in this Section 2.2(a) have been commenced, contemplated by governmental authorities or threatened on or before the first anniversary of the Effective Time, FSC and FSVK shall be entitled to retain the Holdback, or any portion thereof, to cover any and all liability and costs reasonably expected to be incurred by the Company in connection with such matters, including litigation costs and attorneys' fees, until such action, proceeding or investigation has been settled or dismissed, the liability arising therefrom discharged, or, in the case of a threatened action, proceeding or investigation, or an action, proceeding or investigation contemplated by the government, more than one year has elapsed without such action, proceeding or investigation being commenced or again threatened.

         Notwithstanding the foregoing, the Holdback shall be subject to offset (and shall be appropriately adjusted at the time of any such offset for all purposes hereunder) by any amounts owed to FSC or FSVK pursuant to the provisions of Section 10.1(d) hereof. Amounts to be offset against the Holdback shall be determined by (i) dividing the amount or amounts to be offset by the market price of FSC Common Stock at the time of offset calculated in the same manner that the FSC Share Price was calculated at the Effective Time and (ii) subtracting the resulting number of shares of FSC Common Stock from the number of shares of FSC Common Stock that would be obtained by dividing the Holdback by the FSC Share Price. The full amount of the Holdback, including any increase in value resulting from an increase in the market value of FSC Common Stock, shall be subject to offset.

                  (a) Adjustments to Exchange Ratio for the Holdback. The Exchange Ratio shall be appropriately adjusted with respect to the Holdback so as to ensure that the Shareholders as of the Effective Time will realize the effects of transactions relating to FSC or the FSC Common Stock occurring subsequent to the Effective Time as if such Shareholders had been issued the FSC Common Stock representing the Holdback as of the Effective Time. These events shall include, without limitation: (i) a split or combination of the FSC Common Stock, or payment of a stock dividend or other stock distribution in FSC Common Stock; (ii) an issuance to all holders of FSC Common Stock of rights or warrants to purchase FSC Common Stock; (iii) a distribution to all holders of FSC Common Stock of capital stock (other than FSC Common Stock) or evidences of indebtedness of FSC or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above); and (iv) distributions of cash on the FSC Common Stock; provided, however, that if a cash distribution to be paid by FSC in an amount that would reasonably be expected to impair the ability of the Merger to qualify as a reorganization under Section 368(a) of the Code, such distribution amount shall be paid instead in shares of FSC Stock.

         In the event of (i) a reclassification of the FSC Common Stock or (ii) a consolidation, merger or combination involving FSC or a sale or conveyance to another person of all or substantially all of the property and assets of FSC, in each case, as a result of which the holders of FSC Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such FSC Common Stock, the Shareholders as of the Effective Time shall be entitled, upon the occurrence of such event, to the kind and amount of shares or stock, other securities or other property or assets (including cash) which they would have owned or been entitled to receive upon such reclassification, consolidation, merger, combination, sale or conveyance had the shares of FSC Common Stock representing the Holdback been issued prior to such event.

         FSC shall take no action, or fail to take any action, which would or is reasonably likely to have the effect of avoiding the adjustment provisions contemplated hereby.

         2.3 Contingent Consideration.

                  (a) Payment of Contingent Consideration. Subject to and in accordance with the provisions of this Section 2.3, each Shareholder shall have the right to receive the Contingent Consideration (as defined in Section 2.3(b) below) for each share of Company Capital Stock (other than Dissenting Shares) held by such Shareholder as of the Effective Time. If earned as provided herein, the Contingent Consideration shall be paid on or before April 30, 2003 (the "Contingent Consideration Payment Date"). The shares of FSC Common Stock to be issued in respect of the Contingent Consideration shall be registered under the Securities Act of 1933 (the "Act") and approved for quotation on the Nasdaq National Market.

                  (b) Definitions Pertaining to Contingent Consideration.

                  "Earn Out FSC Share  Price"  shall  mean the FSC Share  Price.

                  "Earn Out Amount" shall be determined as follows:

                       (i) If the Company's aggregate, accumulated earnings before taxes, calculated as set forth in this Section 2.3 (the "EBT") for the three (3) year period commencing at the Effective Time and ending on the last day of the month nearest to the three year and three month anniversary of the Effective Time of this Agreement,(1) (the "Earn Out Period") equals or exceeds $8,000,000, the Earn Out Amount shall equal $4,750,000 divided by the total number of issued and outstanding shares of Company Capital Stock immediately prior to Effective Time.

_______________________
(1) For example, if the Effective Time is March 14, 2000, the Earn Out Period ends on May 31, 2003. If the Effective Time is March 15, 2000, the Earn Out Period ends on June 30, 2003.

                       (ii) If the EBT is less than $8,000,000, but equals or exceeds $5,000,000, for the Earn Out Period, the Earn Out Amount shall equal $3,750,000 divided by the total number of issued and outstanding shares of Company Capital Stock.

                       (iii) If the EBT for the Earn Out Period is less than $5,000,000, the Earn Out Amount shall be zero and the Shareholders shall not have the right to receive any Contingent Consideration.

                  "Earn Out Exchange Ratio" shall mean (in each case, rounded to the nearest one thousandth of a share) that number of shares of FSC Common Stock (rounded to the nearest one thousandth) determined as follows:

                                 Earn Out Amount
                            -------------------------
                            Earn Out FSC Share Price

                  "Contingent Consideration" for each share of Company Capital Stock shall mean that number of duly authorized, validly issued, fully paid and nonassessable shares of FSC Common Stock equal to the Earn Out Exchange Ratio.

                  (c) Calculation of EBT. For purposes of this Section 2.3, "EBT" for the Earn Out Period shall mean Revenues less Expenses, as defined below, generated in the normal course of the Company's business as paid or accrued by the Company in accordance with Generally Accepted Accounting Principles ("GAAP") consistent with the Company's prior practices The items of Revenue and Expense to be calculated in determining EBT are identified in
Exhibit 2.3.

                  (d)  Definition of Adjusted  Clearance  Fees.  For purposes of
Section 2.3(c) above, Adjusted Clearance Fees shall mean actual clearing fees (incurred in the normal course of the Company's business) less a minimum monthly add back to be derived from savings realized from renegotiating the Company's clearing agreement (the "Add-Back"), which Add-Back shall be deducted from the actual clearing fees until such time that the Company's back office is converted over to FSVK's back office (the "BOC date"). For purposes of this Section 2.3(d), the minimum monthly Add-Back shall not be less than $32,000. After the BOC date, the Adjusted Clearance Fees shall be the actual clearing fees of the new clearing agreement.

                  (e) Notice of EBT. FSVK shall determine the EBT for the Earn Out Period within sixty (60) days of the third anniversary of the Effective Time and shall thereafter deliver prompt notice (the "EBT Notice") of such amount to the Shareholders, who (through the Company Representative as defined in Section 11.8) shall have the right to inspect, audit and make extracts from all of the records, files and books of account of FSVK relating to the EBT for purposes of verifying the amount of the Contingent Consideration payable pursuant to this
Section 2.3, at reasonable times during business hours, upon advance notice to FSVK.

                  (f) Disputes Regarding EBT. The Shareholders (through the Company Representative) shall have thirty (30) days from the receipt of the EBT Notice to notify FSVK if they dispute the amount of the EBT. If FSVK has not received notice of any such dispute within such 30-day period, the EBT contained in the EBT Notice shall be final. If, however, the Shareholders (through the Company Representative) have delivered notice of such a dispute to FSVK within such 30-day period, then FSVK shall, pursuant to Article II, pay such amount of the Contingent Consideration that is not subject to any dispute and FSVK shall engage FSC's independent accounting firm to review the amount of the disputed EBT, the books of the Company operated as a division of FSVK, and the EBT Notice (and related information) to determine the amount, if any, that the EBT is in error. FSVK shall use reasonable efforts to make its determination of the EBT (the "Revised EBT") if any, within thirty (30) days of the appointment of its independent accounting firm to review the EBT. The determination shall be final and binding on the parties hereto. The costs of such determination shall be borne by FSC if the Revised EBT is higher than the EBT and by the Shareholders in all other cases. The independent accounting firm relied upon by FSVK for purposes of this Section 2.3(f) shall be a "Big 5" accounting firm.

                  (g) Management of Surviving Corporation. Until the latest of January 1, 2003, or the expiration of the Earn Out Period, FSVK shall operate the Black & Company division of FSVK, and will provide adequate financial, technical and management support for the Black & Company division. FSVK agrees that separate income statement accounting records will be kept for the Company during the period from the Effective Time through the third anniversary of the Effective Time.

         2.4 Dissenting Shares.

                  (a) No Conversion. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive the Base

Consideration pursuant to Section 2.1, including the Holdback, if any, payable pursuant to Section 2.2, nor the Contingent Consideration pursuant to Section 2.3, but the holder thereof shall be entitled to only such rights as are granted by the Oregon Business Corporation Act.

                  (b)  Appraisal  Rights.   Notwithstanding  the  provisions  of
Section 2.4(a) above, if any Shareholder who demands appraisal of such Shareholder's shares of Company Capital Stock under the Oregon Business Corporation Act effectively withdraws or loses (through failure to perfect or otherwise) his or her right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such Shareholder's shares of Company Capital Stock shall automatically be converted into and represent only the right to receive the Base Consideration, including the Holdback Amount, if any, payable pursuant to Section 2.2, as provided in Section 2.1 hereof and the Contingent Consideration pursuant to Section 2.3, if any, without interest, following surrender of the certificate or certificates representing such shares of Company Capital Stock pursuant to Section 2.5 hereof.

                  (c) Notice. The Company shall give FSC prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to the Oregon Business Corporation Act. Except with the prior written consent of FSC, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

         2.5 Exchange of Shares and Certificates.

                  (a) Exchange Procedures; Transfer of Shares. As soon as reasonably practicable after the Effective Time, FSC shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") whose shares were converted into the right to receive shares of FSC Common Stock pursuant to Section 2.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to FSC and which shall be in such form and have such other provisions as FSC may deem reasonably necessary) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of FSC Common Stock, and cash in lieu of fractional shares of FSC Common Stock. Upon surrender of a Certificate for cancellation to FSC, together with such documents as may reasonably be required by FSC, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that whole number of shares which such holder has the right to receive pursuant to the provisions of Section 2.1 above and (ii) cash in lieu of any fractional shares as contemplated by this Section 2.5, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of FSC Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of FSC Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of FSC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Base Consideration and cash in lieu of any fractional shares of FSC Common Stock as contemplated by this Section 2.5, and, if applicable, the Holdback Amount and/or the Contingent Consideration. No interest shall be paid or accrue on any cash payable in lieu of any fractional shares of FSC Common Stock. A Lost Stock Certificate Affidavit in the form attached hereto as Exhibit 2.5(a), together with either an insurance bond or indemnification agreement running to the benefit of FSC as determined by FSC in its sole discretion, may be submitted in lieu of a Certificate.

                  (b) Distributions with Respect to Unexchanged Shares. No dividends, payments or other distributions with respect to FSC Common Stock with a record date after the Effective Time, including the payment of the Holdback and/or the Contingent Consideration, shall be paid to the holder of any unsurrendered Certificate with respect to the shares of FSC Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5(e) hereof, until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, upon surrender of any such Certificate, there shall be paid to the holder of the Certificate a certificate representing whole shares of FSC Common Stock issued in exchange therefor, and the amount of any cash payable without interest in lieu of a fractional share of FSC Common Stock to which such holder is entitled pursuant to Section 2.5(e) and the amount of any dividends or other distributions with a record date or payment date after the Effective Time theretofore paid with respect to such whole shares of FSC Common Stock.

                  (c) No Further Ownership Rights in the Company Capital Stock; No Transfer Following the Effective Time. All shares of FSC Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.5(e) hereof) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Capital Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of FSVK as the successor to the Company of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to FSVK or FSC for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                  (d) Fractional Shares.

                       (i) No certificates representing fractional shares of FSC Common Stock shall be issued upon the surrender for exchange of Certificates or payment of the Contingent Consideration, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of FSC.

                       (ii) Notwithstanding any other provision of this Agreement, each Shareholder of Company Capital Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FSC Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (A) such fraction multiplied by (B) the FSC Share Price or, if applicable, the Earn Out FSC Share Price.

                  (e) No Liability. None of FSC, FSVK, or the Company shall be liable to any person in respect of any shares of FSC Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time, or immediately prior to such earlier date on which any shares of FSC Common Stock, any cash in lieu of fractional shares of FSC Common Stock, or any dividends or distributions with respect to FSC Common Stock in respect of such Certificate would otherwise escheat to or become the property of any governmental entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

                  (f) Share Transfer Books. The share transfer books of the Company shall be closed as of the close of business on the day that is two (2) days prior to the Effective Time. After the Effective Time, there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of shares of the Company Capital Stock which were outstanding immediately prior to the Merger.


                                   ARTICLE III

                            COVENANTS OF THE COMPANY

         3.1 Conduct of Business Pending the Closing. Except as otherwise contemplated hereby, between the date hereof and the Effective Time, or the time when this Agreement terminates as provided herein, the Company shall conduct its operations and business in the usual and ordinary course of business and consistent with past practice and use its commercially reasonable efforts to retain for the benefit of FSC and FSVK the continuing services of the present officers and employees of the Company, to preserve the goodwill of customers and others having business relations with the Company, to preserve the benefits of all contractual relationships with others and to keep in force at least at their present limits all policies of insurance currently in effect. Without limiting the generality of the foregoing, and except as otherwise specifically permitted by this Agreement, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement, the Company shall not, without the prior written authorization of the Chairman and Chief Executive Officer of FSVK:

                  (a) Change in Capital Stock; Issuance of Shares. Make any change in its authorized capital stock, or issue, agree to issue or permit the Company to become obligated to issue any shares of capital stock, or securities convertible into capital stock;

                  (b) Options, Warrants, and Rights. Grant or issue any options, warrants or other rights, including stock appreciation rights, of any kind relating to the purchase of shares of capital stock, or securities convertible into capital stock (except for the Options outstanding on the date hereof as described in Schedule 4.3, the Company hereby represents and warrants that no options, warrants, stock appreciation rights or other rights to purchase shares of its capital stock are outstanding on the date hereof);

                  (c) Dividends. Declare or pay any dividends or other distributions on any shares of capital stock other than dividends payable upon redemption of the Preferred Shares; provided that the total aggregate amount of such dividends does not exceed $3,000;

                  (d) Purchase of Shares. Purchase or otherwise acquire, or agree to acquire, any shares of stock, other than in a fiduciary capacity and other than the redemption of all issued and outstanding shares of Company Preferred Stock immediately prior to Closing for not more than $93,000 including all earned but unpaid dividends;

                  (e) Benefit Plans. Except as required by law, or as provided in subsection 4.14(k) below, or as otherwise agreed to by FSC, enter into or amend any pension, retirement, stock option, stock appreciation, profit sharing, deferred compensation, consultant, bonus, group insurance or similar benefit plan in respect of any directors, officers or other employees;

                  (f)  Conduct  of  Business.  Except  as  contemplated  by this
Agreement, take or omit to take any action which (i) causes the Company not to conduct its business in a manner consistent with normal business practices, including with respect to the securities or asset portfolios of the Company,
(ii) has a material and adverse effect on the financial condition (present or prospective), business, properties, assets or operations of the Companies (the parties hereto recognize that the operation of the Company until the Effective Time is the responsibility of the Company and its Board of Directors and officers; nevertheless, the Company shall keep FSVK advised of all important changes in the financial condition (present or prospective), business, properties, assets or operations of the Company);

                  (g) Acquisitions and Mergers. Acquire or merge with any other company or acquire any significant part of the assets of any other company;

                  (h) Liens; Indebtedness; Increase in Compensation, etc. Except in the ordinary course of business, (i) mortgage, pledge or subject to a lien or any other encumbrance any of its assets, dispose of any assets, incur or cancel any indebtedness or claims, purchase or lease any assets having a purchase price or lease cost, in the aggregate, of more than $25,000, or (ii) increase any compensation or benefits payable to officers or employees, except to pay routine merit increases in accordance with past practices.

                  (i) Amendments to Charter, etc. Amend the Company's Articles of Incorporation or make any material amendments to the Company's bylaws which would interfere in any manner with the transactions contemplated by this Agreement.

         3.2 Investigation; Access. The Company shall diligently endeavor to (i) take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest possible date and cooperate fully with FSC and FSVK to that end, including, without limitation, providing to FSC and FSVK, and their respective employees, accountants and counsel, access to the Company's books, records, reports, tax returns and facilities and to its employees, accountants, and counsel; provided, however, that such investigation to be conducted by FSC and FSVK shall be performed in such a manner which will not unreasonably interfere with the normal operations, or customer or employee relations, of the Company and shall be in accordance with procedures established by the parties having due regard for the foregoing, and (ii) furnish all necessary information for inclusion in any applications relating to the consents, approvals and permissions of regulatory authorities referred to in Article VII.

                  FSC covenants and agrees that FSC and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning the Company received from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement/Prospectus, the Registration Statement to be filed by FSC pursuant to Section 5.10, or any of the public information of any applications required to be filed with any governmental or regulatory agency to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to the Company.

         3.3 Regulatory Approvals. The Company shall (i) use reasonable efforts in good faith to obtain all necessary regulatory approvals and to take or cause to be taken all other action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest possible date, and cooperate fully with FSC and FSVK to that end, and (ii) furnish all necessary information for inclusion in any applications relating to the consents, approvals, and permissions of regulatory authorities referred to in Article VII. The Company shall have the right to review all applications to such regulatory authorities before the filing thereof and to comment upon the form of such applications and the information contained therein. The Company knows of no reasons why the transactions contemplated by this Agreement should not be approved by the regulatory authorities.

         3.4 Termination of Employee Benefit Plans. Pursuant to Section 4.14(k) of this Agreement, the Company shall terminate the Black & Company 401(k) Plan and Trust ("Company 401(k) Plan"). On or before the Effective Time, the Company, FSVK and FSC shall determine whether it is in the best interests of the parties hereto and the employees of the Company to terminate any other employee benefit plans (as described in Section 4.14) or to merge such plans into an appropriate FSC benefit plan. FSC will cooperate in such determination to enable the plan participants to "roll-over" any benefits of said plans into any existing benefit plan maintained by FSC as to which such benefits may be transferred without necessity of material amendment to, or adverse effect on qualification of, such FSC plan and provided further that FSC incurs no expense or other adverse result in allowing such rollover of benefits.

         3.5 Information for Proxy Statement. Upon request by FSC, the Company shall timely prepare and deliver to FSC, in such form required by rules and regulations of the United States Securities and Exchange Commission (the "SEC"), all information, descriptions, accounting reports and schedules (including audited financial statements in the form required by Regulation S-X of the SEC, as may be required) and other materials required for preparation and filing of the Registration Statement contemplated by Section 5.10 of this Agreement.

         3.6 Environmental Reports. Within twenty (20) days of execution of this Agreement, the Company shall cause to be prepared, by firms reasonably acceptable to FSC, Phase I Environmental Reports with respect to real property owned by the Company, if any. In the event a Phase I report indicates that the Company may be a potentially liable party for remedial action under any environmental laws (as such term is defined in Section 4.6 below), then the Company shall cause Phase II Environmental Reports to be prepared detailing any possible exposure under such laws. The cost of said Phases I and II Environmental Reports and the cost of any remedial action determined to be necessary by such reports shall be borne by the Company.

         3.7 Notification of Actions. The Company covenants and agrees to immediately notify FSC and FSVK in the event of any action which materially affects any of the covenants set forth in this Article III.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DIRECTORS

         As an inducement to FSC and FSVK to enter into this Agreement and consummate the transactions contemplated hereby, and in addition to any representations and warranties made elsewhere in this Agreement, the Company and its directors, solely in their capacity as directors and not in their capacity as individuals or shareholders, represent and warrant to FSC and FSVK as of the date of this Agreement and as of the Effective Time (unless otherwise specified) as follows:

         4.1 Organization, Conduct of Business, etc. The Company (i) is duly organized and validly existing under the laws of the State of Oregon, (ii) has all requisite power and authority (corporate and other) to own its properties and conduct its business as now being conducted, (iii) is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on the Company or its business, operations, properties, assets or condition (financial or otherwise), and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on the Company or its business, operations, properties, assets or condition (financial or otherwise). The Company does not own any equity interest in any other business organization and the Company is not a party to any joint venture or similar enterprise.

         4.2 Capitalization. The authorized capital stock of the Company consists solely of 600,000 shares of Company Common Stock and 9,000 shares of Company Preferred Stock. As of the date hereof, there are 334,587.73 shares of Company Common Stock issued and outstanding and 9,000 shares of Company Preferred Stock issued and outstanding. The outstanding shares of Company Common Stock and the holders of record thereof, and the outstanding shares of Company Preferred Stock and the holders of record thereof, are identified on Schedule
4.2 hereto. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

         4.3 Options, SARs, Warrants, etc. Schedule 4.3 identifies the holders of each of the Options, the number of Options held by each holder of Options and the Option exercise price with respect thereto. Except for the Options, there are no outstanding stock appreciation rights or options, warrants, calls, units or commitments of any kind relating to the issuance, sale, purchase or redemption of, or securities convertible into, capital stock of the Company.

         4.4 Authorization; Validity of Agreement. The Company has the corporate power and authority to execute and deliver this Agreement. This Agreement has been duly and validly approved by the Board of Directors of the Company, has been duly executed and delivered on behalf of the Company, and, subject to approval by the shareholders of the Company, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

         4.5 Company Financial Statements; No Undisclosed Liabilities. The Company's audited Balance Sheets as of May 31, 1999, and its audited Statements of Income and Statements of Cash Flow for the year ended May 31, 1999, and the Company's unaudited interim Balance Sheet for the period ended October 31, 1999, heretofore delivered to FSC (hereinafter the "Financial Statements"), were prepared in accordance with GAAP consistently applied (except for such interim statement which requires year-end adjustments) and present fairly the Company's financial condition, results of operations and changes in cash flow as of such dates.

                  The Company will provide to FSVK on a monthly basis prior to the Effective Time interim financial statements relating to the Company.

                  Except as and to the extent stated in the Financial Statements delivered or to be delivered pursuant to this Section 4.5 and in Schedule 4.5, and except for those liabilities incurred in the normal course of the Company's business, the Company has no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise), and whether due or to become due, including but not limited to liabilities on account of taxes, other governmental charges or lawsuits subsequently brought, that exceed $50,000 in the aggregate. Except as set forth on Schedule 4.5, there are no suits, actions or proceedings pending or, to the knowledge of the Company or its directors or officers, threatened, or any contingent liability which would give rise to any right of indemnification on the part of any director or officer of the Company or his or her heirs, executors or administrators, as against the Company or any successor to the business of the Company.

         4.6 Environmental Matters. For purposes of this Section 4.6, the term "environmental laws" shall include all state and federal laws designed to protect human health or the environment, as amended from time to time, and all regulations promulgated thereunder, including, without limitation, the Clean Air Act, 42 U.S.C.A.ss.ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A.ss.ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C.A.ss.ss. 1251, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.A.ss.ss. 6901, et seq., and the Toxic Substances Control Act, 15 U.S.C.A.ss.ss. 2601, et seq. "Hazardous substance" shall include all petroleum products as well as any toxic or hazardous material, hazardous waste or other hazardous or regulated substance defined in or regulated by any environmental law.

                  Except as set forth in Schedule 4.6, to the best knowledge of the Company and its directors after due inquiry, neither the Company, nor any property of the Company, is subject to any pending or potential claim, liability or obligation to any person arising under any environmental law. With respect to the real property owned or leased by the Company, to the best knowledge of the Company and its directors:

                  (a) No such property is presently contaminated by, and no such property has ever been used or is presently being used by any person to generate, manufacture, refine, transport, treat, store, handle or dispose of, any hazardous substance in any regulated form or quantity.

                  (b) No such property has ever contained or presently contains, or has been used or is being used by any person for storage of, asbestos, ureaformaldehyde foam insulation, PCBs, dioxins, mercury, lead or uranium (or other heavy metal) products or tailings, or any other hazardous substance in any regulated form or quantity, whether contained in construction or fill materials or used or stored thereon or therein.

                  (c) Neither the Company nor any other tenant or occupant of any such property has received a summons, citation, directive, letter, notice of violation, request for information or other communication, written or oral, from any local, state or federal agency concerning any possible intentional or unintentional action or omission on the part of any person which has resulted in the possible release of any hazardous substance affecting such property or concerning any other possible violation of any environmental law affecting the property.

                  (d) To the extent any permit, approval or registration is or has been required to be obtained or maintained under any environmental law with respect to any such property, any improvement of or on any such property or any activity occurring on any such property, each such permit, approval or registration has been obtained and is in good standing. In addition, all such permits, approvals and registrations have been disclosed to FSC in writing.

                  (e) No such property contains or has ever contained any storage tank used or intended for use to store any hazardous substance.

         4.7 Title to Properties. Except as reflected in the Financial Statements delivered or to be delivered pursuant to Section 4.5, the Company owns, free and clear of any liens, claims, charges, options, or other encumbrances, all of the property, real, personal or mixed, reflected in the Financial Statements and all property acquired since such date. The Company has not received a notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties. To the best knowledge of the Company and its directors, there are no such violations of material nature and all buildings and structures used by the Company substantially conform with all applicable ordinances, codes and regulations. In the opinion of the Company and its directors, all such properties which are material to the business or operations of the Company are in a good state of maintenance and repair and are adequate for its current uses and purposes. During each of the past three calendar years, the Company and its properties have been insured for customary risks with customary limits, deductibles, and exclusions, and such insurance protection continues in effect as of the date hereof. The Company has made available to FSC true and correct copies of all deeds, title insurance policies and surveys it has with respect to the real property owned by it and copies of all leases with respect to real property leased by it.

         4.8 Absence of Defaults. The execution of this Agreement and the Articles of Merger does not and performance of the transactions contemplated by them will not (assuming Company shareholder approval and applicable regulatory approval) (a) violate the provisions of the Articles of Incorporation or Bylaws of the Company, or (b) violate the provisions of or place the Company in default under any agreement, indenture, mortgage, lien, lease, contract, instrument, order, judgment, decree, ordinance, statute, or regulation to which the Company is subject, to which any property of the Company is subject, or to which the Company is a party, which violations or defaults would in the aggregate have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of the Company.

         4.9  Absence  of  Material  Adverse  Changes.  Except  as set  forth on
Schedule 4.9, since October 31, 1999, there has been no material adverse change, and no development involving a reasonably foreseeable prospective material adverse change, in or affecting the financial condition (present or prospective), business, properties, assets or operations (present or prospective) of the Company, other than general developments or changes affecting the economy or the Company's industry as a whole. Since October 31, 1999, the Company has conducted its businesses only in the ordinary course and consistent with prudent investment-banking and brokerage service standards.

         4.10 Actions,  Proceedings  and  Investigations.  Set forth on Schedule
4.10 hereto is a complete and accurate listing of all litigation, administrative or other proceedings to which the Company is a party. Any and all amounts paid in connection with such proceedings shall be subject to the terms and conditions of Article X, including Sections 10.1(c) and (d). There are no actions, proceedings or investigations pending, or, to the knowledge of the Company or its directors, threatened or contemplated against or relating to the Company or any of its properties or assets (and said officers are not aware of any facts that would give rise to any such claim), which would materially and adversely affect the financial condition (present or prospective), business, properties, assets or operations (present or prospective) of the Company, or the ability of the Company to consummate the Merger contemplated hereby.

         4.11 Absence of Brokerage Commissions, etc. Except for the Company's agreement with Berkshire Capital Corporation, the details of which have been fully disclosed to FSC, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company directly with FSC and FSVK without the participation or intervention of any other person, firm or corporation employed or engaged by or on behalf of the Company in such a manner as to give rise to any valid claim against the Company, FSC or FSVK, for a brokerage commission, finder's fee or like payment.

         4.12 Material Contracts.  Except for those documents listed on Schedule
4.12 hereto, copies of which documents have been made available by the Company to FSC, the Company is not a party to or bound by any commitment, agreement or other instrument which (i) is material to the business, operations, properties, assets or financial condition of the Company; (ii) limits the freedom of the Company to compete in any line of business or with any person; or (iii) requires the Company to transfer funds (other than in the ordinary course of business) to, make an investment in or guarantee the debt of any entity. Except as set forth in Schedule 4.12, the Company is not a party to any contract or agreement, including but not limited to any lease, service contract or employment agreement which (i) provides for a remaining term in excess of two (2) years from and after the date hereof, or (ii) provides for a total payment thereunder in excess of $25,000.00. The Company is not in default, and there has not occurred any event that with the lapse of time or giving of notice or both would constitute such a default, in any respect which has or may have a material adverse effect on the business, operations, properties, assets or financial condition of the Company under any of the agreements or other instruments referred to in this
Section 4.12.

         4.13  Compliance  With  Laws;  Documentation.  Except  as set  forth on
Schedule 4.13, to the best knowledge of the Company and its directors: the conduct by the Company of its business does not violate or infringe any domestic or foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company; and the Company has complied in all material respects with every local, state or federal law or ordinance, and every regulation or order issued thereunder, now in effect and applicable to the Company governing or pertaining to broker-dealers and/or investment advisers and has all licenses and permits which are necessary for the conduct of the Company's business. The Company is duly registered with the SEC. Set forth on
Schedule 4.13 is a list of the states in which the Company is registered as a broker-dealer and/or investment adviser. The Company is not required by the nature of its business or assets, to register in any other state or with any other governmental agency. The Company has made available to FSC true, complete and correct copies of its Form BD and such other filings as are required by any applicable governmental entity.

         4.14 Employee Benefits.

                  (a) Schedule 4.14 contains a true and complete list of each employee benefit, compensation or welfare benefit plan, program or agreement sponsored, maintained or contributed to, or required to be contributed to, by the Company (the "Plans"). The Company does not have any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of the Company.

                  (b) Except as set forth in Schedule 4.14, there are no employment agreements entered into by the Company and no other deferred compensation or salary continuation agreements or commitments maintained or agreed to by the Company.

                  (c) With respect to each of the Plans, the Company has heretofore made available to FSC true and complete copies of each of the following documents: (i) each Plan and related trust, if any, (including all amendments thereto); (ii) annual report and actuarial report, if required to be filed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the last two (2) years and the latest financial statement, if any, for each such Plan; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS") with respect to each Plan that is intended to be qualified under Section 401 of the Internal Revenue Code (the "Code"); and (v) information which identifies (x) all asserted or unasserted claims arising under any Plan, (y) all claims presently outstanding against any Plan, (z) a description of any future compliance action required with respect to any Plan under ERISA, or federal or state law.

                  (d) All required contributions have been, or will be, made with respect to each Plan on or prior to the Effective Time of this Agreement and have been properly recorded on the Financial Statements. Each trust associated with the Plans, if any, is fully funded as of the date of this Agreement. Schedule 4.14 sets forth the amount of monthly payments due and owing for each month that the Plans are continued and the amount of liability for claims if the Company were to terminate the Plans and the costs involved in any such termination. There are no other material liabilities that would be incurred in connection with the termination of the Plans.

                  (e) Each of the Plans has been operated and administered since inception in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code and each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. The Plans are legally valid and binding and in full force and effect. All reports, forms and other documents required to be filed with any government entity with respect to any Plan (including without limitation, summary plan descriptions, Form 5500 and summary annual reports) have been timely filed and are accurate.

                  (f) All amendments required under the Code have been made by the Company and approved by the IRS with respect to each Plan on or prior to the date of this Agreement.

                  (g) Except as set forth in Schedule 4.14, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefits, (C) retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (D) deferred compensation benefits accrued as liabilities on the books of the Company, or (E) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

                  (h) There are no pending or, to the knowledge of the Company and its directors, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

                  (i) Except as set forth in Schedule 4.14 or in subsection 4.14(k) below, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) (A) entitle any current or former employee of the Company to severance pay, employment compensation or any other payment, benefit or award, or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

                  (j) The Company has never had liabilities to the Pension Benefit Guaranty Corporation ("PBGC"). No material liability to the PBGC has been or will be incurred by the Company or other trade or business under "common control" with the Company (as determined under Section 414(c) of the Code) (each a "Common Control Entity") on account of any termination of a Plan subject to Title IV of ERISA. On and after September 2, 1974, no filing has been made by the Company (or any Common Control Entity) with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Plan subject to Title IV of ERISA maintained, or wholly or partially funded, by the Company (or any Common Control Entity). Neither the Company nor any Common Control Entity, has (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) ceased making contributions on or before the Effective Time to any Plan subject to Section 4064(a) of ERISA to which the Company (or any Common Control Entity) made contributions during the five years prior to the Effective Time, or (iv) made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA).

                  (k) Notwithstanding any general provision hereof to the contrary, the Company shall, as soon as practicable but in all events at least one week prior to the Effective Time, terminate the Company 401(k) Plan by a separate Company Board of Directors' resolution, and shall forthwith apply to the IRS for a determination letter regarding qualification of the Company 401(k) Plan upon such termination. The resolution terminating such plan shall provide by amendment and/or other proper documentation for distribution of the accounts of all participants to the participants as soon as practicable following the issuance of a favorable determination letter by the IRS.

                  (l) With respect to each Plan:

                       (1) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

                       (2) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plan, the Company or any fiduciary (as defined in Section 3(21) of ERISA), of the Plan;

                       (3) neither the Company, nor any fiduciary (including the directors) has any knowledge of any facts which could give rise to any such action or claim; and

                       (4) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability.

                       (m) Neither the Company nor any fiduciary has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

                       (n) All of the health benefit Plans listed in Schedule 4.14, to the extent applicable, are in compliance with the continuation of group health coverage (COBRA) provisions, the Health Insurance Portability Act provisions, the Mental Health Parity Act provisions, the Newborns' and Mothers' Health Protection Act, and the Women's Cancer Rights Act including but not limited to Section 4980B and 9801 through 9832 of the Code and Sections 601 through 608, 701 through 703, 711, 712, 732, and 733 of ERISA.

         4.15 Taxes and Tax Returns. The Company has delivered (or will deliver within five (5) days of execution of this Agreement) true and correct copies of all tax returns filed for the fiscal years ending May 31, 1996, 1997, and 1998. The Company has filed all federal, state and local tax returns and forms (including but not limited to Forms 1099), which are required by law to be filed or delivered as of the date hereof and has paid all taxes which have become due. Where payment of such taxes is not required to be made as of the date hereof, the Company has set up an adequate reserve or accrual for the payment of all taxes required to be paid in respect of the periods covered by such returns.

         4.16 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board, the Nasdaq National Market System or other self-regulatory organization in the securities and commodities field, including without limitation, the National

Association of Securities Dealers, Inc. (hereafter a "Self Regulatory Authority") and approval of such applications, (ii) the filing of the Company Articles of Merger with the Oregon Secretary of State and Utah Department of Commerce, Division of Corporations and Commercial Code, (iii) approval by a majority of the Company's Shareholders, and (iv) the consents and approvals set forth in Schedule 4.16, no consents or approvals of, or filings or registration with, any governmental entity or with any third party are necessary in connection with (A) the execution and delivery by the Company of this Agreement or (B) the consummation by the Company of the transactions contemplated by this Agreement.

         4.17 Insurance. Schedule 4.17 contains a true, complete and correct description of all material policies of fire, liability, production, completion bond, errors and omissions, workmen's compensation and other forms of insurance owned or held by the Company, copies of which have previously been made available to FSC. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time have been paid, and no notice of cancellation or termination has been received with respect to any such policy. During the last three years the Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         4.18 Labor Matters; Compliance with WARN Act.

                       (a) (i) The Company is in compliance in all material respects with all applicable state and federal laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours; (ii) to the knowledge of the Company, there is no unfair labor practice complaint or charge against the Company pending or threatened before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage pending or threatened against or affecting the Company and there has been no such job action during the past three years; (iv) no representation question exists respecting the employees of the Company, and there is no current organizing activities among the employees of any such entity; (v) to the knowledge of the Company, there are no pending or threatened lawsuits, administrative proceedings or investigations between the Company and current or former officers or employees, including without limitation, any claims for wrongful termination, breach of any express or implied contract of employment or for violation of equal employment opportunity laws; and (vi) there is no grievance arising out of any collective bargaining agreement or other grievance procedure.

                       (b) The Company is not liable for payments or benefits as a result of any "plant closing," "mass layoff" or "employment loss" (as each is defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act")) which has not been satisfied in full; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Company has suffered an "employment loss" (as defined in the WARN Act).

                       (c) There are no written personnel policies, rules or procedures applicable to employees of the Company.

         4.19 Investment Advisory Contracts, Funds and Clients.

                       (a) Schedule 4.19(a) contains a list of (i) all of the clients to which the Company provides investment management, investment advisory, sub-advisory, administration or other services on the date hereof pursuant to written advisory agreements (the "Clients"), including an indication of whether the asset under management is a mutual fund subject to regulation under the Investment Company Act of 1940 (the "1940 Act"), (ii) each contract or agreement, and all amendments thereto, in effect on the date hereof relating to the rendering of investment advisory or management services, including without limitation all sub-advisory services or administration services to any Client or other person (together with any such contract or agreement entered into after the date hereof, the "Investment Contracts"), (iii) the most recent date on which each Investment Contract with an investment company was renewed or continued, and (iv) the net asset value of each Client's assets under management as of October 31, 1999. The Company does not provide investment management, investment advisory, administration or other services except pursuant to the Investment Contracts. None of the Investment Contracts, or any other arrangements or understanding relating to the rendering of investment advisory or management services, including without limitation all sub-advisory services, securities lending or administration services to any Client or other person, contains any undertaking by the Company to cap, return or reimburse any or all fees thereunder, or provides for performance-based fees.

                       (b) To the  knowledge  of the company and its  directors,
Schedule 4.19(b) identifies each Client of the Company that is subject to ERISA. The accounts of the Company's Clients have been managed in compliance in all material respects with the applicable requirements of ERISA and all other applicable laws and regulations.

                       (c) No material controversy or disagreement exists between the Company, on the one hand, and any Client(s), on the other as required to be disclosed in the Company's Form ADV, Form BD and other filings with any governmental entity or Self Regulatory Authority.

                       (d) The Company has adopted a formal code of ethics and a written policy regarding insider trading and front running, a true, complete and correct copy of which has been made available to FSC. Such code and policy comply in all material respects with Section 204A of the Investment Advisers Act of 1940 (the "Investment Advisers Act"). The policies of the Company with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV thereof, as amended, a true, complete and correct copy of which has been delivered or supplied to FSC. There have been no violations or allegations of violations of such policies or the conflict of interest policy of the Company that have occurred or been made that have or would be reasonably likely to have a material adverse effect upon the Company.

                       (e) Neither the Company nor any other person "associated" (as defined under the Investment Advisers Act) with any such entity has for a period not less than ten years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

                       (f) No exemptive orders have been obtained, nor are any requests pending therefor, with respect to the Company under the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act, the 1940 Act or the Investment Advisers Act.

         4.20 Agreements with Regulatory Agencies. As of the date of this Agreement, the Company is not subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from, or subject to any resolutions adopted at the request of any Self Regulatory Authority or governmental entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each a "Regulatory Agreement"), nor has the

Company or any of its directors (i) been advised since January 1, 1998 by any Self Regulatory Authority or governmental entity that it is considering issuing or requesting any such Regulatory Agreement or (ii) have knowledge of any pending or threatened regulatory investigation.

         4.21 Investment Securities. The Company has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any lien or encumbrance, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company. Such securities are valued on the books of the Company in accordance with GAAP.

         4.22 Interest Rate Risk Management Instruments. Any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Company or for the account of a customer were entered into in the usual and ordinary course of business and, to the best knowledge of the Company and its directors, in accordance, in all material respects, with prudent business practice and applicable rules, regulations and policies of any Self Regulatory Authority and with counterparties believed to be financially responsible at the time.

         4.23 Year 2000. Except as set forth on Schedule 4.23, each of the Company's mission critical and core systems are fully Year 2000 compliant. For purposes of this Section 4.23, Year 2000 compliant means that the Company's mission critical and core systems were not materially adversely affected by the change in date from the year 1999 to the year 2000.

         4.24 Disclosure. No representation or warranty by the Company contained in this Agreement, nor any statement or certificate furnished or to be furnished by the Company to FSC or FSVK or their representatives required herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the business of the Company with adequate information as to the Company and its condition (financial or otherwise), properties, assets, liabilities, business and prospects, and the Company has disclosed to FSC and FSVK in writing all material adverse facts known to them relating to same.

                                    ARTICLE V

            COVENANTS, REPRESENTATIONS AND WARRANTIES OF FSC AND FSVK

         As an inducement to the Company to enter into this Agreement, and in addition to any representations and warranties made elsewhere in this Agreement, FSC and FSVK jointly and severally covenant, represent and warrant to the Company and the Company's Shareholders as of the date of this Agreement and as of the Effective Time as follows:

         5.1 Organization, Conduct of Business, etc. FSC and FSVK (i) are each duly organized and validly existing and in good standing under the laws of Delaware (in the case of FSC) or the State of Utah (in the case of FSVK), (ii) have all requisite power and authority (corporate and other) to own their respective properties and conduct their respective businesses as now being conducted, (iii) are each duly qualified to do business and are in good standing in each jurisdiction in which the character of the properties owned or leased by them therein or in which the transaction of their respective businesses makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on FSC and its consolidated subsidiaries, and (iv) are not transacting business, or operating any properties owned or leased by any of them, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on FSC and its consolidated subsidiaries.

         5.2 Authorization and Validity of Agreement. FSC and FSVK each have the corporate power and authority to execute and deliver this Agreement. This Agreement has been duly and validly approved by the Executive Committee of the Board of Directors of FSC, the respective Board of Directors of FSC and FSVK, and by FSC as the sole shareholder of FSVK, has been duly executed and delivered on their behalf, and constitutes a valid and binding agreement of each of FSC and FSVK, enforceable in accordance with its terms, subject to approval of the sole shareholder of FSVK.

         5.3 FSC Reports. Since January 1, 1998, FSC has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the SEC, including but not limited to Form 10-K, Form 10-Q, Form 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the Office of the Comptroller of the Currency (the "OCC"), (iv) the FDIC, and (v) other applicable state securities or banking authorities. All such reports and statements filed with the SEC, the Federal Reserve Board, the OCC, the FDIC, and other applicable state securities or banking authorities are collectively referred to herein as the "FSC Reports." As of their respective dates, or as amended and supplemented by subsequent reports, to the best knowledge of the officers of FSC, the FSC Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.4 FSC Financial Statements; Tax Returns. FSC's Consolidated Balance Sheets as of September 30, 1999, and its Consolidated Statements of Income and Consolidated Statements of Cash Flow for the years then ended, heretofore delivered to the Company, were prepared in accordance with GAAP consistently applied and present fairly its consolidated financial condition, results of operations and changes in financial position as of such dates and for such periods. FSC and FSVK, to the extent applicable, have filed all federal, state and local tax returns and forms (including but not limited to Forms 1099), which are required by law to be filed or delivered as of the date hereof and has paid all taxes which have become due. Where payment of such taxes is not required to be made as of the date hereof, FSC and FSVK, to the extent applicable, have set up an adequate reserve or accrual for the payment of all taxes required to be paid in respect of the periods covered by such returns.

                       Except as and to the extent stated in the FSC Financial Statements provided by FSC to the Company and except for those liabilities incurred in the normal course of FSC's or any of its subsidiaries' respective businesses, FSC and its consolidated subsidiaries do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise).

         5.5 Absence of Material Changes. Except for the proposed merger of Zions Bancorporation ("Zions") with and into FSC (the "Zions Merger") and the proposed reorganization and consolidation of FSC's and Zions' subsidiaries following the Effective Time of the Zions Merger, there has been no material change, and no development involving a reasonably foreseeable prospective material change in or affecting the financial condition (present or prospective), businesses, properties or operations of FSC and its consolidated subsidiaries that is not reported in FSC's filings with the SEC as of the Effective Time.

         5.6  Absence  of  Defaults  Under  Agreements.  Except  as set forth on
Schedule 5.6, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of FSC's Articles of

Incorporation, FSVK's Articles of Domestication, or the Bylaws of either FSC or FSVK, or any agreement to which FSC or FSVK is a party or by which either of them is bound or to which any of their respective properties is subject, or result in the creation of any liens or encumbrances upon their respective assets, and no consents or waivers thereunder are required to be obtained in connection with the transactions contemplated hereby except for the approval of required regulatory authorities and the Shareholders of the Company.

         5.7 Actions, Proceedings, and Investigations. Except as set forth in FSC's filings with the SEC, there are no actions, proceedings or investigations pending, or to the knowledge of the executive officers of FSC, threatened or contemplated, against or relating to FSC or any of its properties, which would materially and adversely affect the financial condition (present or prospective), business, properties or operations of FSC and its consolidated subsidiaries, or the ability of FSC or FSVK to consummate the Merger contemplated hereby.

         5.8 Regulatory Approvals. FSC and FSVK shall (i) use reasonable efforts in good faith to obtain all necessary regulatory approvals and to take or cause to be taken all other action required under this Agreement on their part to be taken as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest possible date, and cooperate fully with the Company to that end, and (ii) furnish all necessary information for inclusion in any applications relating to the consents, approvals, and permissions of regulatory authorities referred to in Article VII. FSC knows of no reasons why the transactions contemplated by this Agreement should not be approved by the regulatory authorities. FSC shall give the Company prompt notice of receipt of the regulatory approvals referred to in Section VII and shall provide the Company with copies of any written comments by any regulatory authorities regarding or relating to the non-confidential portions of the regulatory applications filed in connection with the transactions contemplated hereby.

         5.9 FSC Common Stock. All of the outstanding FSC Common Stock is duly authorized and validly issued, fully paid and nonassessable. The FSC Common Stock comprising the Base Consideration, including the Holdback, and the Contingent Consideration to be issued and delivered pursuant to the Merger, is and will remain duly authorized, and when issued as contemplated hereby, shall be duly authorized, validly issued, fully paid and nonassessable.

     5.10 Registration of Shares. FSC will at FSC's sole cost and expense use reasonable efforts to cause a Registration Statement on Form S-4 or other appropriate form (the "Registration Statement") to be filed and declared effective under the 1933 Act, with respect to the FSC Common Stock which is to be issued in connection with the transactions contemplated by this Agreement, which Registration Statement, at the time it becomes effective, and at the Effective Time, shall in all material respects conform to the requirements of the 1933 Act and the General Rules and Regulations of the SEC under said Act (the "1933 Rules"), and the FSC Common Stock to be issued by FSC in connection with the Merger shall be duly qualified or exempted, as the case may be, under applicable state blue sky securities laws in those states in which the Company has informed FSC that its shareholders reside. FSC will furnish the Company, its counsel and accountants drafts of Registration Statement filings sufficiently in advance of filing so as to afford a reasonable opportunity for review and comment.

         5.11 Agreements with Regulatory Agencies. As of the date of this Agreement, except as disclosed in FSC's SEC Documents, neither FSC nor FSVK is subject to any cease-and-desist or other order issued by, or is a party to any Regulatory Agreement. Neither FSC nor FSVK (i) has been advised since January 1, 1999, by any Self Regulatory Authority or governmental entity that it is considering issuing or requesting any such Regulatory Agreement or (ii) has knowledge of any pending or threatened regulatory investigation.

         5.12 Satisfaction of Conditions in Section 15(f) of the 1940 Act. Neither FSC nor FSVK (nor any affiliate of FSC or FSVK which will act as an investment adviser, or a corporate trustee performing the functions of an investment adviser, of a registered investment company upon the consummation of the Merger) has any express or implied understanding, arrangement or intention to impose an unfair burden on any registered investment company as a result of the transactions contemplated herein.

         5.13 Notification of Actions. FSC and FSVK covenant and agree to immediately notify the Company in the event of the breach of any of the covenants set forth in this Article V.

                                   ARTICLE VI

                      PROXY STATEMENT; SHAREHOLDER MEETINGS

         6.1 Proxy Statement. FSC (with the assistance of the Company) shall prepare the Registration Statement, as provided in Paragraph 5.10 above, which Registration Statement will include a Proxy Statement to be used with respect to providing the Shareholders of the Company with notice of the shareholder meeting for the Company. The Company represents and warrants that the information it provides for use in the Proxy Statement will comply in all material respects with the requirements of the

1934 Act and the applicable rules and regulations promulgated by the SEC under the 1934 Act (the "1934 Rules"), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that the Company makes no representation with respect to information furnished by FSC or FSVK expressly for inclusion in the Proxy Statement. FSC and FSVK represent and warrant that the Proxy Statement will comply in all material respects with the requirements of the 1934 Act and the applicable 1934 Rules, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that FSC and FSVK make no representation with respect to information furnished in writing by the Company expressly for inclusion in the Proxy Statement.

         6.2 Shareholder Meeting. This Agreement shall be submitted for approval, ratification and confirmation by the Shareholders of the Company at a meeting thereof to be called in accordance with the applicable provisions of law and held as promptly as practicable after the execution of this Agreement and in no event later than the expiration of forty-five (45) days without the filing of any post-effective amendment to the Registration Statement to be filed by FSC pursuant to Paragraph 5.10, following the effectiveness of said Registration Statement. The Company will mail the Proxy Statement prepared by FSC as part of the Registration Statement to its Shareholders for purposes of the meeting of its Shareholders.

                                   ARTICLE VII

                              CONDITIONS OF CLOSING

         7.1 Conditions of Closing For All Parties.

         The consummation of the transactions contemplated by this Agreement is conditioned upon the following:

                  (a) Regulatory Approval. All consents, approvals and permissions and the satisfaction of all of the requirements prescribed by law, including but not limited to the consents, approvals and permissions of all applicable regulatory authorities which are necessary to the carrying out of the Merger as described in this Agreement, shall have been procured; provided, however, the approvals referred to in this subparagraph (a) shall not have imposed any significant conditions which FSC and FSVK on the one hand, or the Company, on the other, reasonably deem to be materially disadvantageous or burdensome.

                  (b) Registration Statement, etc. The FSC Common Stock to be issued by FSC hereunder as Base Consideration shall be the subject of the Registration Statement and shall be qualified or exempted under state securities laws as appropriate. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order. Such FSC Common Stock shall have been included for listing in the NASDAQ National Market subject to official notice of issuance.

                  (c) No Injunction, etc. There shall not have been instituted any litigation, regulatory proceeding or other matter which challenges the legality or effectiveness of the transactions contemplated hereby or seeks an order, decree or injunction enjoining or prohibiting the consummation of the Merger.

                  (d) Tax Matters. FSVK and the Company shall have received (unless otherwise dispensed with by them) an opinion from Ray, Quinney & Nebeker, counsel to FSC and FSVK, in the form attached hereto as Exhibit 7.1(d), to the effect (i) that the Merger will constitute a nontaxable reorganization in accordance with Section 368(a) of the Code, and (ii) that any other matters agreed to by the parties will be favorably treated for tax purposes. As of the date hereof, the Company is not aware of any reason why the Merger should not constitute nontaxable reorganizations in accordance with such Code section.

                  (e) Section 280G. There shall have been no payments received by any person as a result of the transactions contemplated hereby that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

         7.2 Conditions of Closing for FSC and FSVK. The  obligations of FSC and
FSVK,  respectively,   to  consummate  the  transactions  contemplated  by  this
Agreement are conditioned upon the following:

                  (a) Shareholder Approval. A majority of the Shareholders of the Company shall have approved this Agreement and the Merger contemplated hereby (unless a higher percentage of the outstanding shares of the Company must approve the transaction under Oregon law, the Articles of Incorporation or Bylaws of the Company).

                  (b) Company Resolutions; Corporate Documents. The Company shall have delivered to FSC and FSVK (i) a copy of its Articles of Incorporation as certified by the Oregon Secretary of State; (ii) a copy of its bylaws certified by its corporate secretary, (iii) a certificate of good standing dated as of the Effective Time, issued by the appropriate governmental agency, (iv) certified copies of resolutions duly adopted by its Board of Directors approving this Agreement and directing the submission thereof to a vote of the Shareholders of the Company, and (v) certified copies of resolutions duly adopted by the Shareholders of the Company (owning the outstanding shares as required by subparagraph (a) above) approving this Agreement and the Merger, all as contemplated hereby.

                  (c) Company Representations and Warranties. Unless waived in writing by FSC and FSVK, the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time with the same effect as though made on and as of such date. Except as otherwise contemplated by this Agreement, the Company shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it. FSC and FSVK shall have received at the Closing a certificate to the foregoing effect dated as of the Effective Time and executed on behalf of the Company by a duly authorized executive officer.

                  (d) Comfort Letters. FSC shall have received letters from Geffen Mesher & Company, dated (i) the effective date of the Registration Statement and (ii) shortly prior to the Effective Time, in form and substance satisfactory to FSC, with respect to the Company's financial condition, which letters shall be based upon customary specified procedures undertaken by such firm. The "comfort letters" contemplated hereby shall include, but not be limited to, those matters identified in Exhibit 7.2(d) attached hereto.

                  (e) Opinion of Company Counsel. FSC and FSVK shall have received at the Closing from Davis Wright Tremaine LLP, counsel to the Company, a written opinion, dated the Effective Time, substantially in the form of
Exhibit 7.2(e) hereto.

                  (f) Affiliate's Letters. FSC shall have received a letter from each person who, in the opinion of the Company and its counsel (who shall be entitled to rely on written certificates of such persons), is an "affiliate" (as that term is defined in Rule 405 promulgated by the SEC under the 1933 Act) of the Company in the form attached hereto as Exhibit 7.2(f). Such "affiliate's" letter shall include covenants with respect to the continued ownership of the FSC Stock to be received pursuant to the Merger.

                  (g) Condition of the Company. FSC and FSVK shall have reasonably determined, based on an audit and review by their officers, accountants and legal counsel, conducted prior to or immediately after the execution of this Agreement and updated as of the Effective Time, as provided herein below, that

(i) the financial condition and assets of the Company shall not have been materially and adversely affected since the date of this Agreement; (ii) there are no claims, suits, actions or proceedings pending or, to the best knowledge of the Company and its directors, threatened, nor are there any investigations or reviews pending or, to the best knowledge of the Company, threatened against, relating to or affecting the Company which, if adversely determined, would have a Company Material Adverse Effect (as defined below); and (iii) the net earnings after taxes for the fiscal years ended 1997, 1998 and 1999 are as reported in the Financial Statements delivered to FSC and FSVK pursuant to Section 4.5. For purposes of this Section 7.2(g), Company Material Adverse Effect is defined as any event, change or effect, individually or in the aggregate with such other events, changes or effects that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including tangible properties), condition (financial or otherwise), results of operations, assets, liabilities or regulatory status of the Company, or (ii) the ability of the Company to consummate any of the transactions or to perform its obligations under this Agreement or any other agreements executed in connection herewith, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (a) conditions generally affecting the brokerage and investment banking industries, or companies providing services similar to those provided by the Company, (b) any effect arising out of or resulting from actions contemplated by the parties in connection with the announcement of this Agreement and the transactions contemplated hereby, or (c) any matter identified in the Company Disclosure Schedule. For purposes of this paragraph 7.2(g), the parties further agree that a material adverse affect shall mean a decrease in the net book value of the Company of not less than $500,000.

                  (h) Employment Agreements. Each of Lawrence S. Black, Jennifer Black, Frank Niezgoda, and David Duley shall have executed and delivered an Employment Agreement in the form heretofore mutually agreed upon by each of the foregoing persons and FSVK.

                  (i) Money Market Funds. In accordance with Section 15 of the 1940 Act, the respective Boards of Directors of any money market funds operated pursuant to Rule 2a-7 under the 1940 Act (subject to the approval of the Shareholders of such money market funds) and non-money market funds, including in each case a majority of directors who are not "interested persons" (as such term is defined in the 1940 Act) or parties to the investment advisory contracts of such funds (the "Non-Interested Directors") shall have approved new investment advisory contracts with FSC, FSVK or a wholly-owned Subsidiary of FSC upon terms identical with those of each such fund; and the Board of Directors, including a majority of the Non-Interested directors, of each of the funds shall have approved new underwriting, distribution or dealer contracts, if any, with FSC pursuant to Section 15 of the 1940 Act and any other requirements applicable thereto contained in the 1940 Act.

                  (j) Investment Contract Consents. The Company shall have obtained and delivered to FSC the written consents or approvals of Clients, in form and substance reasonably acceptable to FSC, or new Investment Contracts, substantially in the form of the existing Investment Contract with such Client, with respect to Investment Contracts relating to assets under the management by the Company, and such consents, approvals or contracts shall be in full force or effect.

                  (k) Bruce Alexander Release. In or about September 1998, Bruce Alexander, an employee of the Company at such time, made a capital contribution to the Company in the amount of $40,000 (the "Alexander Contribution"), in exchange for 40,000 shares of Company Preferred Stock. Prior to the Effective Time, the Company shall have redeemed all shares of Company Preferred Stock held by Mr. Alexander and shall have received from Mr. Alexander a full and complete release and waiver, in a form acceptable to FSC in its sole discretion, of any and all claims against the Company, its successors and assigns, arising out of or related to the Alexander Contribution, for the purchase of the Company Preferred Stock.

                  (l) Options. All Options shall have been exercised or cancelled (and no additional Options shall have been issued as of the Effective
Time) and the Company's one (1) Stock Option Plan(s) shall have been terminated.

                  (m) Accrual of Liabilities. The Company shall have accrued and paid all liabilities in excess of $25,000, including, without limitation, any and all costs associated with the acquisition of the Company by FSC (e.g., accounting, legal and consultant fees), senior staff bonuses, leasehold improvement expenses, accounts payable contingency fund expenses, litigation settlement expenses, and Y2K remediation fees. FSVK acknowledges that such payments may be made from the funds obtained by the Company pursuant to the exercise of the Options. FSVK expresses no opinion as to whether such payments or accruals are authorized under applicable laws.

                  (n) Termination of 401(k) Plan. The Company shall have terminated its 401(k) Plan and ESOP at least one week prior to the Effective Time.

                  (o) Redemption of Company Preferred Stock. Prior to the Effective Time, the Company shall have redeemed all issued and outstanding shares of Company Preferred Stock.

                  (p) Stoel Rives Matter. The Company shall have settled and obtained a release from the law firm of Stoel Rives LLP for legal fees incurred in connection with a proposed offering of securities for G.I. Joe's Sports & Auto Store.

                  (q) Kliks Matter. The Company shall have increased its contingent loss reserve to at least $100,000 designated solely for the matter of Bernard B. Kliks v. Black & Company, Inc., NASD Arbitration No. 99-03356.

         7.3 Conditions of Closing for the Company and the Shareholders. The obligation of the Company and the Shareholders to consummate the transactions contemplated by this Agreement is conditioned upon the following:

                  (a) FSC and FSVK Representations and Warranties. Unless waived in writing by the Company, the representations and warranties of FSC and FSVK contained in this Agreement shall be correct on and as of the Effective Time with the same effect as though made on and as of such date, except for changes which are not, in the aggregate, material and adverse to the financial condition, business, properties or operations of FSC and its consolidated subsidiaries, and, except as otherwise contemplated by this Agreement, FSC and FSVK shall have performed in all material respects all of their obligations and agreements hereunder theretofore to be performed by them. The Company shall have received at the Closing a certificate to the foregoing effect dated the Effective Time and executed on behalf of FSC and FSVK by one of their duly authorized executive officers.

                  (b) Opinion of FSC Counsel. The Company shall have received at the Closing from Ray, Quinney & Nebeker, a written opinion, dated the Effective Time, substantially in the form of Exhibit 7.3(b) hereto.

                  (c) FSC and FSVK Resolutions; Corporate Documents. FSC shall have delivered to the Company a certified copy of resolutions duly adopted by the Executive Committee of the Board of Directors of FSC approving this Agreement and the Merger, all as contemplated hereby. FSVK shall have delivered to the Company a certified copy of resolutions duly adopted by the Board of Directors of FSVK approving this Agreement and the Merger, all as contemplated hereby. FSVK shall deliver to the Company (i) a copy of FSVK's bylaws certified by its corporate secretary, and (ii) a certificate of good standing dated as of a recent date, issued by the Utah Department of Commerce, Division of Corporations and Commercial Code.

                  (d) D&O Insurance. FSC shall use its reasonable best efforts to procure Directors and Officers Liability Insurance that serves to reimburse the present and former officers and directors of the Company with respect to claims against such directors and officers arising from facts or events occurring at or prior to the Effective Time which insurance shall contain terms and conditions no less advantageous as that coverage currently in force. FSC shall be required to procure this coverage for a premium of no more than 150% of the current annual policy premium.

                                  ARTICLE VIII

                                CLOSING OF MERGER

                  8.1 Closing. Unless the Agreement is earlier terminated in accordance with Article IX, below, the closing of the transactions contemplated herein (the "Closing") shall take place at a time and date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on or before the fifth business day after satisfaction or waiver of all of the conditions precedent set forth in Article VII and the expiration of the required waiting period following approval of FSC's application to the Federal Reserve Board, if any, relating to the Merger but in no event later than thirty (30) days after the expiration of such period (the "Closing Date"), at FSVK's offices in San Francisco, California, or such other place or manner as may be mutually agreed by the parties.

                  8.2 Filing of Certificate of Merger and Articles of Merger. The parties shall execute articles of merger in substantially the form attached hereto as Exhibit A and shall cause such articles of merger to be filed with the Utah Department of Commerce, Division of Corporations and Commercial Code, and the Oregon Secretary of State's Office on the Closing Date or as soon thereafter as practicable.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual consent of the Executive Committee of FSC and Board of Directors of FSVK, and the Board of Directors of the Company; or

                  (b) by the Executive Committee of FSC and Board of Directors of FSVK, or the Board of Directors of the Company, at any time after the expiration of six (6) months from the date hereof, if the Merger shall not theretofore have been consummated by the failure to satisfy the conditions to Closing not within the control of the electing party; or

                  (c) by the Company, upon written notice to FSC and FSVK at any time if any representation or warranty of FSC and FSVK contained in this Agreement was materially incorrect when made or becomes materially incorrect on or prior to the Effective Time, or if FSC or FSVK fails to comply with any of its respective covenants contained in this Agreement, and the same is not cured within thirty (30) days after notice of such inaccuracy or noncompliance; or

                  (d) by FSC and FSVK upon written notice to the Company at any time if any representation or warranty of the Company contained in this Agreement was materially incorrect when made or becomes materially incorrect on or prior to the Effective Time, or if the Company fails to comply with any of its covenants contained in this Agreement, and the same is not cured within thirty (30) days after notice of such inaccuracy or noncompliance; or

                  (e) by FSC and FSVK or the Company upon written notice to the other party at any time if a majority of the Company's Shareholders (or such higher level mandated by the Articles of Incorporation or bylaws of the Company) fails to approve the Merger at the meeting of the Shareholders contemplated hereby, or if the Merger is disapproved by any governmental authority or Self Regulatory Authority whose approval is necessary and the basis for such approval cannot be remedied within a reasonable period of time.

         9.2 Effect of Termination. In the event of termination and abandonment hereof pursuant to the provisions of Section 9.1, this Agreement shall become void and have no force or effect, except that provisions of this Agreement relating to confidentiality or payment of expenses and this Section shall survive the termination. Such termination shall not relieve any party of liability for any default prior to such termination.

                                   ARTICLE X

                                 INDEMNIFICATION

         10.1 Indemnification by the Company and the Shareholders.

                  (a) Subject to the other provisions of this Article X, for the duration of the Earn Out Period (hereafter the "Indemnification Period"), and regardless of any investigation at any time made by or on behalf of FSC or FSVK in respect thereof or prior knowledge of FSC or FSVK of any Damages (as defined below in this Section 10.1(a)) or any breach of this Agreement, the Company and the Company's Shareholders covenant and agree to indemnify, defend and hold harmless FSC, FSVK and their respective successors, assigns and affiliates and the directors, officers, agents and employees of any of them (collectively, the "FSC Indemnified Parties") from and against any and all losses imposed on, incurred or suffered by or asserted against any FSC Indemnified Party, directly or indirectly, to the extent resulting from, arising out of or incurred with respect to (i) any breach of any representation or warranty of the Company contained in this Agreement; (ii) any breach of any covenant of the Company and/or the Shareholders contained in this Agreement prior to the Closing; (iii) the Company's 401(k) plan and its administration thereof; (iv) amounts paid to resolve by settlement or otherwise the actions identified on Schedule 4.10 and the Compliance of Law issue identified on Schedule 4.13; and (v) regulatory fines and or customer complaints or arbitration relating to the operation of the Company prior to the Effective Time (collectively, "Damages").

                  (b) The recovery of any Damages of any FSC Indemnified Party shall be limited to an offset against the Contingent Consideration pursuant to the indemnification procedures set forth in Section 10.2 below. If there is any dispute as to the right of indemnification of any FSC Indemnified Party hereunder at the time any portion of the Contingent Consideration is due to be paid hereunder, FSC may, in its reasonable discretion, withhold all or any portion of such portion due until such time as the dispute has been resolved in accordance with Section 10.3 hereof.

                  (c) Notwithstanding Sections 10.1(a) and (b) above, there shall be no liability for indemnification under this Section 10.1 unless and until the aggregate amount of Damages exceeds $250,000, at which time the Indemnitor (as defined in Subsection 10.2(a) below) shall be liable for all Damages from the first dollar.

                  (d) The limitations set forth in Sections 10.1(b) and (c) above shall not apply to any and all losses imposed on, incurred or suffered by or asserted against an FSC Indemnified Party, including, without limitation, attorney's fees and costs, resulting from, arising out of or incurred in connection with (i) the matter of American Industries, Inc. et al. v. Imaging Technologies Corp., et al., Multnomah County Circuit Court Case No. 9902-01229,
(ii) Sirena Apparel Group, Inc., or (iii) the Compliance of law issue identified on Schedule 4.13 (the "Holdback Damages"). The Company and the Shareholders hereby agree that FSC and FSVK shall be entitled to offset, dollar for dollar, any and all Holdback Damages against the Holdback (until the full amount of the Holdback is exhausted or paid to the Shareholders as provided in Section 2.2), and then solely against the Contingent Consideration, if any, until FSC and FSVK have been paid in full.

                  (e) The representations and warranties set forth in Article IV above shall terminate upon termination of the Earn Out Period.

         10.2 Indemnification Procedure.

                  (a) Promptly after receipt by an FSC Indemnified Party of notice (a "Claim") of the assertion of any claim or the commencement of any action, claim, suit, arbitration, inquiry, subpoena, discovery requests, proceeding or investigation by or before any governmental entity (an "Action") against it in respect to which indemnity or reimbursement may be sought against an indemnitor hereunder (an "Indemnitor"), such FSC Indemnified Party shall notify the Company Representative (as defined in Section 11.8) in writing of the Claim stating, in reasonable particularity, the nature of the Claim and the basis for assertion of such Claim, but the failure to so notify the Company Representative shall not relieve any Indemnitor of any liability it may have to such FSC Indemnified Party hereunder except to the extent such failure shall have materially prejudiced the Indemnitor in defending such Claim. Notwithstanding the foregoing, notice of Claim is hereby deemed given to the Company Representative as of the Effective Date, and no additional notice shall be required with respect to any and all matters identified in Schedules 4.10 and
4.13 hereto.

                  (b) The Company Representative shall be entitled to participate in and, to the extent the Company Representative elects by written notice to such FSC Indemnified Party within thirty (30) days after receipt by the Company Representative of notice of such Claim, to assume the defense of such Claim on behalf of any Indemnitor, at the expense of any such Indemnitor, with counsel chosen by the Company Representative and reasonably satisfactory to such FSC Indemnified Party.

Notwithstanding that the Company Representative shall have elected by such written notice to assume the defense of any claim on behalf of any Indemnitor, such FSC Indemnified Party shall have the right to participate in the investigation and defense thereof with separate counsel chosen by such FSC Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such FSC Indemnified Party.


                  (c) The Company Representative shall not settle any claim without obtaining a general release from the party making the Claim for all FSC Indemnified Parties as a condition of such settlement without any restrictions, limitations or liabilities placed on any of the FSC Indemnified Parties as a result thereof. The FSC Indemnified Party shall be permitted to settle any claim without the prior written approval of the Company Representative so long as such settlement is reasonable as determined by the Board of Directors of FSVK in its sole discretion.

         10.3 Disputes. If there is any dispute as to the right of indemnification and defense hereunder, the disputing party shall give the other party written notice of such dispute, specifying in detail the basis of the dispute, not later than twenty (20) business days after receipt of a demand for indemnification. If the dispute cannot be resolved amicably, any party may institute suit against the other party in the United States District Court located in Portland, Oregon, or in Salt Lake City, Utah, to resolve the matter. All parties hereby waive the right to a jury trial in any such lawsuit.

         10.4 Time Limit. If there is no dispute as to the right to indemnification with respect to any such demand within such twenty (20) business day period, time being of the essence, or upon resolution of any such dispute by the parties or by a court, the FSC Indemnified Party entitled to indemnification shall be promptly paid the amount owed to it pursuant to this Article X.

                                   ARTICLE XI

                              ADDITIONAL COVENANTS

         11.1 Costs. Each of the parties to this Agreement shall pay its own charges and costs incurred or to be incurred in connection with the execution and performance of this Agreement. In the event of a willful breach of a material agreement or covenant contained herein by the Company, on the one hand, or FSC and FSVK, on the other, which breach either directly or indirectly results or would result in a failure to consummate the Merger, and which breach cannot be cured or is not cured within thirty (30) days after written notice of such breach is given to the party committing such breach, the party causing such breach shall be liable to the other party for damages for any and all damages caused by such breach; provided, however, that either party may elect to forego the recovery of damages and pursue its right to the specific performance or enforcement of the terms and provisions of this Agreement.

         11.2 Satisfaction of Conditions in Section 15(f) of the 1940 Act. FSC agrees to use its commercially reasonable efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act. FSC agrees that for a period of not less than three years after the Effective Time, FSC shall use its commercially reasonable efforts to ensure that no more than 25% of the members of the Board of Directors of any registered investment company shall be "interested persons" (as defined in the 1940 Act) of FSC and/or FSVK (or such other entity which acts as adviser to the funds) or of the predecessor investment adviser of such registered investment company.

         11.3 Nasdaq Listing Application. Prior to the Effective Time, FSC will file with the Nasdaq National Market a notification for listing of shares covering the shares of FSC Common Stock issuable in the Merger.

         11.4 Registration of Contingent Consideration Shares. The FSC Common Stock to be issued by FSC hereunder as Contingent Consideration shall be the subject of a Registration Statement and shall be qualified or exempted under state securities laws as appropriate prior to issuance. FSC shall use its reasonable efforts to cause the Registration Statement to have been declared effective and to not be subject to a stop order or any threatened stop order prior to the date on which the Contingent Consideration is delivered to the Company's Shareholders and shall remain effective for a period of not less than twelve months thereafter. Such FSC Common Stock shall have been included for listing in the Nasdaq National Market subject to official notice of issuance.

         11.5 Retention Bonus. FSVK agrees to pay $1.75 million in retention bonuses ("Retention Bonuses") to employees of Black & Company operated as a division of FSVK during the four calendar years following the Effective Time; provided, however, that in no event shall more than $437,500 in Retention Bonuses be paid in any single calendar year. The employees who shall receive the Retention Bonus awards, the amount of each Retention Bonus and the timing and any conditions for payment thereof shall be determined by the Executive Officers of FSVK with the input of the Company Representative (as defined in Section 11.7 below).

         11.6 Instruments of Transfer, etc. Each of the parties hereto shall cooperate with the other parties in every way in carrying out the transactions contemplated herein, in delivering instruments to perfect the conveyances, assignments and transfers contemplated herein, and in delivering all documents and instruments reasonably deemed necessary or useful by counsel for any party hereto.

         11.7 Company Representative.

         (a) For purposes of this Agreement, Lawrence S. Black shall act as the representative on behalf of all of the holders of shares of Company Capital Stock as of the Effective Time (the "Company Representative") subject to the provisions of Section 11.7(b) below. In the event that the Company Representative shall die or resign or otherwise terminate or decline to accept his authority hereunder, his successor shall be any Shareholder and shall be elected by the vote or written consent of a majority in interest of the Shareholders of the Company Capital Stock as of the Effective Time. The Company Representative shall keep the Shareholders reasonably informed of any decision of a material nature. Subject to the provisions of Section 11.7(b) below, (i) the Company Representative is authorized to take any action deemed by the Company Representative appropriate or necessary to carry out the provisions of, and to determine the rights of the Shareholders under Articles II and X, and is designated as the agent of, and authorized to act on behalf of, the Shareholders for all purposes, including without limitation, to accept a service of process upon the Shareholders, and (ii) all decisions of the Company Representative shall be binding upon the Shareholders.

         (b) Any Shareholder may, upon written notice to both FSC and the Company Representative, which notice shall provide an address for receipt of notices for such Shareholder, terminate the authority and agency of the Company Representative as provided herein (except for purposes of Article X and Section 2.3). Thereafter, such Shareholder shall have the right to act independently.

         (c) The Company Representative shall not be liable to any of the Shareholders for any error of judgment, act done or omitted by him in good faith, or mistake of fact or law unless caused by his own gross negligence or willful misconduct.

         11.8 Acceleration of Contingent Consideration.

         (a) If at any time prior to the third anniversary of the Effective Time, there is a Change of Control, as defined in Section 11.8(b) below, with respect to FSC (other than and not including a Change of Control resulting from the merger or any other combination with Zions Bancorporation), the Contingent Consideration payable pursuant to Section 2.3 above shall immediately vest and be payable to the Company's Shareholders, subject only to offset pursuant to
Article X of this Agreement, and registration of the FSC Common Stock to be issued as Contingent Consideration, which registration FSC or the surviving corporation, as the case may be, shall undertake immediately following the expiration of the Indemnification Period and payment of indemnifiable Claims.

         (b) For purposes of Section 11.8(a) above, a "Change in Control" shall be deemed to have occurred if there occurs any consolidation of FSC with, or merger of FSC into, any other entity, any merger of another entity into FSC, or any sale or transfer of all or substantially all of the assets of FSC, directly or indirectly, to another person (other than (i) any such transaction pursuant to which the holders of FSC Common Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 51% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (1) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of FSC Common Stock or (2) which is effected solely to change the jurisdiction of incorporation of FSC and results in a reclassification, conversion or exchange of outstanding shares of FSC Common Stock solely into shares of common stock).

         (c) Notwithstanding any provision in this Agreement to the contrary, and in accordance with the terms and conditions of Article X concerning FSC's right of offset against the Contingent Consideration during the Earn Out Period, in the event of a Change in Control, as defined in Subsection (b) above, prior to the third anniversary of the Effective Time, payment of the Contingent Consideration shall not be accelerated.

         11.9 Shareholder Approval. Lawrence S. Black, Jennifer Black, Frank Niezgoda, David Duley and Todd M. Niedermeyer, shall have signed the Shareholder's Voting Agreement in the form attached hereto as Exhibit 11.9 prior to execution of this Agreement.

         11.10 Notices. All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party may designate in writing delivered to the other parties. Unless otherwise agreed in this Agreement, all notices, requests, consents and demands shall be given or made by personal delivery, by confirmed air courier, by facsimile transmission ("fax"), with a copy to follow by first class mail, or by certified first class mail, return receipt requested, postage prepaid, to the party or parties addressed as aforesaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the second business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed as aforesaid. If given by fax, such notice shall be deemed to be given upon the date it is actually received by the addressee, as confirmed by the fax activity report generated upon transmission of such fax.

         (a) If to FSC and FSVK, to:

             First Security Van Kasper, Inc.
             79 South Main, Suite 200
             Salt Lake City, Utah  84111
             Attn: Scott C. Ulbrich, Chairman
             and Chief Executive Officer
             Fax Number (801) 359-6928

             With a copy to:

             First Security Corporation
             79 South Main Street
             Salt Lake City, Utah  84111
             Attn: Sylvia I. Iannucci, Esq.
                   Associate General Counsel
             Fax Number:  (801) 359-6928

             With a copy to:

             Ray, Quinney & Nebeker
             400 Deseret Building
             79 South Main Street
             Salt Lake City, Utah  84111
             Attn: R. Gary Winger, Esq.
             Fax Number:  (801) 532-7543

             If to the Company, to:

             Black & Company, Inc.
             One Southwest Columbia #1200
             Portland, Oregon  97258
             Attn: Lawrence S. Black, Chairman
             and Chief Executive Officer
             Fax Number:  (503) 248-7551

             With a copy to:

             Davis Wright Tremaine LLP
             1300 SW Fifth Avenue
             Portland, Oregon  97201-5682
             Attn: Benjamin G. Wolff, Esq.
             Fax Number:  (503) 778-5299

         Each party hereto shall notify promptly the other in writing of the occurrence of any event which will or may result in the failure to satisfy the conditions specified in Article VII hereof. Between the date of this Agreement and the Effective Time, each party hereto will advise the other of the satisfaction of such conditions as they occur.

         11.11 Amendments. This Agreement may not be amended, modified or waived except (a) by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto and (b) following the Effective Time, by FSC, FSVK and either (i) the Company Representative or (ii) by the written consent of the majority of the Shareholders.

         11.12 Entire Agreement. This Agreement and all exhibits and schedules hereto and other documents incorporated or referred to herein, contain the entire agreement of the parties and there are no representations, inducements or other provisions other than those expressed in writing. No modification, waiver or discharge of any provision of or breach of this Agreement shall (i) be effective unless it is executed in writing by the party effecting such modification, waiver or discharge, or (ii) affect the right of either party hereto thereafter to enforce any other provision or to exercise any right or remedy in the event of a breach by a party hereto, whether or not similar.

         11.13 Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties.

         11.14 Counterparts. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.

         11.15 Exclusive Merger Agreement. The Company and the Board of Directors of the Company covenant and agree that, between the date hereof and the date of the meeting of the Shareholders of the Company described in Article VI hereof, they will not, either directly or indirectly, solicit or attempt to procure offers relating to the merger or acquisition of the Company with or by any entity not a party to this Agreement, or negotiate or enter into any agreements relating to the merger or acquisition of the Company with or by any such third party, and such persons further agree to use his or her best efforts to obtain the approval of the merger by the Shareholders of the Company. Notwithstanding the foregoing, neither the Company nor any of their respective officers or directors shall be required by this Section 11.15 to take or refrain from taking any action if to do so would, in the opinion of the Company's legal counsel, violate the duties imposed by law on the Company directors or officers to the Shareholders.

         11.16 Public Statements. No party to this Agreement shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other parties hereto with a written copy of the text of such release or statement and obtaining the consent of the other parties respecting such release or statement, which consent will not be unreasonably withheld. The consent provided for in this Section 11.16 shall not be required if the delay necessary to obtain such consent would preclude the timely issuance of a press release or public statement as required by law. The provisions of this Section 11.16 shall not be construed as prohibiting the filing of copies of this Agreement or descriptions of this Agreement with regulatory agencies as to which regulatory approvals are contemplated by this Agreement.

         11.17 Confidentiality. Each party shall use all information that it obtains from the others pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of the other parties. Each party shall maintain as strictly confidential all information it learns from the others and shall, upon expiration or termination of this Agreement, return promptly to the other parties all documentation (and copies thereof) provided by them or made available by third parties. Each party may disclose such information to its respective affiliates, counsel, accountants, tax advisers and consultants. This provision shall not prohibit the use or disclosure of confidential information pursuant to court order or which has otherwise become publicly available.

         11.18 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Closing, the parties may mutually agree to revise the structure of the Merger and related transactions provided that each of the transactions comprising such revised structure shall (i) not change the amount or form of consideration to be received by the Shareholders,
(ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interest of the Shareholders of the Company. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.


                      [This space left blank intentionally]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                      FIRST SECURITY CORPORATION

                                      By /s/ Morgan J. Evans
                                         -------------------
                                          Morgan J. Evans,
                                          President and Chief Operating Officer


                                      FIRST SECURITY VAN KASPER, INC.

                                      By /s/ Scott C. Ulbrich
                                         ---------------------
                                         Scott C. Ulbrich, Chairman and
                                         Chief Executive Officer


                                      BLACK & COMPANY, INC.

                                      By /s/ Lawrence S. Black
                                         ---------------------
                                         Lawrence S. Black,
                                         Chairman and Chief Executive Officer


                                      DIRECTORS:

                                      /s/ Lawrence S. Black
                                      ---------------------
                                      Lawrence S. Black

                                      /s/ Jennifer Black
                                      ------------------
                                      Jennifer Black

                                      /s/ Frank Niezgoda
                                      ------------------
                                      Frank Niezgoda

                                      /s/ Todd M. Niedermeyer
                                      -----------------------
                                      Todd M. Niedermeyer

                                      /s/ David Duley
                                      ---------------
                                      David Duley

                                  Exhibit 2.3

                               Calculation of EBT

                               Calculation of EBT

The following is the list of all items of revenue and expense to be included in the calculation of EBT as generated in the normal course of business of the Black & Company Division, prepared in accordance with generally accepted accounting principles as consistently applied.


Item of Revenue and Expense                          Definition
-------------------------------     --------------------------------------------
          REVENUE
Commissions                         Includes: (i) sales commissions generated by
                                    secondary market orders placed (both listed and over-the-counter commissions) with Black
                                    & Company Division salesmen; and (ii) sales concessions on securities sold by Black &
                                    Company Division salesmen in connection with public offerings.

Realized and Unrealized             Trading  profits,  if any,  generated by any
Trading Profits                     trading activities  conducted by the Black &
                                    Company     Division,     less    applicable
                                    Commissions as defined above.

Interest Income                     Interest  and  dividend   income,   if  any,
                                    generated by investments held by the Black &
                                    Company Division.

Corporate Finance Fees              With    respect   to    corporate    finance
                                    assignments  originated  by employees of the
                                    Black &  Company  Division:  (i) 100% of M&A
                                    advisory   fees;   (ii)   100%  of   private
                                    placement fees; (iii) 100% of the management
                                    fee  portion  of the gross  spread on public
                                    offerings;   and  (iv)  100%  of   financial
                                    advisory fees, in each case net of finder's fees, if any.

Other Miscellaneous Income          All other  revenues not defined  above which
                                    are   generated   by  the  Black  &  Company
                                    Division.

         EXPENSES
Commissions Expense                 Commissions  expense paid in connection with
                                    Commissions as defined above.

Payroll Expenses                    Salaries,   bonuses,   employee   taxes  and
                                    employee   benefits   of  Black  &   Company
                                    Division   employees.    With   respect   to
                                    corporate finance assignments  originated by
                                    employees  of the Black & Company  Division,
                                    Payroll  Expenses will also include  bonuses
                                    with  respect to each such  transaction  for
                                    transaction   team   members   who  are  not
                                    employees  of the Black & Company  Division,
                                    and an allocation  of VK Division  Corporate
                                    Finance      Department      general     and
                                    administrative   expenses.  This  allocation
                                    will be the  lesser  of (a) 5% of  Corporate
                                    Finance  Fees  as  defined  above,  and  (b)
                                    $20,000 per corporate finance transaction as defined under Corporate Finance Fees above.

                                    A  monthly   credit  of   $23,000   will  be
                                    subtracted  from  Payroll  Expenses,   which
                                    credit  represents  the estimated  amount of
                                    pro  forma   savings  to  be  realized  upon
                                    shutting down the trading desk for the shorter of (i) the transition period between closing of the transaction and the date on which the trading desk is shut down, and

                                    (ii) three months.

                                    Bonus  expense with respect to the following
                                    items will be  expensed  to the  division in
                                    which the associated  sales  commissions are
                                    recorded:    (i)   payouts   on   commission
                                    overrides  on  stocks  covered  by  Black  &
                                    Company  Division  research  analysts;  (ii)
                                    payouts   on   commission    overrides   for
                                    institutional accounts where the institution
                                    has   allotted   the   commissions,   either
                                    verbally or in  writing,  to Black & Company
                                    Division   research   analysts;   and  (iii)
                                    commission  overrides  on sales  commissions
                                    generated  during  the first two years a new
                                    account  is open with any new  institutional
                                    accounts  opened by employees of the Black &
                                    Company   Division,   which   accounts   are
                                    assigned  to  salesmen  who are not  Black &
                                    Company Division employees. Payroll Expenses will not include any finder's fees paid with respect to Corporate Finance Fees as defined above.

Clearance Fees                      Actual charges incurred,  less the Add-Back,
                                    as defined in Section 2.2 (d).

Interest Expense                    Actual interest expense, if any, incurred by
                                    the Black & Company Division. Any extensions of credit by FSVK will be charged at FSVK's cost of funds. The Black & Company Division will not be charged a cost of capital for the capital committed to the operation of its business.

Communication Cost                  Actual  costs   incurred  for  services  and
                                    equipment   used  by  the  Black  &  Company
                                    Division. A monthly credit of $27,000 will be subtracted from Communications costs, which credit represents the estimated amount of pro forma savings to be realized upon shutting down the trading desk for the shorter of (i) the transition period between closing of the transaction and the date on which the trading desk is shut down, and
                                    (ii) three months.

Occupancy  Cost                     Actual  rent and  related  expenses  for the
                                    Black & Company Division.

Promotional Cost                    Actual costs  incurred for  advertising  and
                                    promotions by the Black & Company  Division.
                                    The cost of promotional materials prepared by the Parent will be charged to the Black &
                                    Company Division at the Parent's cost.

Professional Fees                   Actual    expenses     incurred.     Neither
                                    Professional Fees nor any other expense category will include any allocations from FSVK or FSC for internal legal, compliance, accounting or management services.

Data Processing Cost                Cost of depreciation  of existing  equipment
                                    and  replacement  equipment  acquired in the
                                    ordinary  course.  Data Processing Cost will
                                    not  include   accelerated   write-downs  of
                                    equipment   incurred  in   connection   with
                                    system-wide upgrades mandated by FSVK or FSC.

Retention Payments                  The cost of retention  payments  accrued for
                                    the benefit of Black & Company Division employees.

Goodwill Amortization               No charge will be incurred for  amortization
                                    of goodwill arising from the acquisition of the Black & Company Division.

Other Miscellaneous Expenses        All other expenses customarily accrued under
                                    GAAP that are not
                                    defined  above  which  are  incurred  by the
                                    Black  &  Company  Division.  The  following
                                    items will be expensed  by the VK  Division:
                                    (i)    travel    expenses     incurred    by
                                    administrative  personnel  of  the  Black  &
                                    Company Division at the direction of FSVK or
                                    FSC; (ii) travel expenses incurred by senior
                                    management  of the Black & Company  Division
                                    in order to attend  meetings of the Board of
                                    Directors of FSVK; and (iii) travel expenses
                                    incurred   by  Black  &   Company   Division
                                    research analysts  attributable to visits to
                                    FSVK   regional   offices   or   to   FSVK's
                                    institutional accounts, which visits are not
                                    conducted  in  connection   with   corporate
                                    finance   transactions   as  defined   under
                                    Corporate Finance Fees.

                             AMENDMENT TO AGREEMENT

                           AND PLAN OF REORGANIZATION

         This Amendment to the Agreement and Plan of Reorganization (the "Amendment') is entered into this 29th day of February, 2000, by and among First Security Corporation ("FSC"), First Security Van Kasper, Inc. ("FSVK"), Black & Company, Inc. (the "Company") and the Company's directors for the purpose of amending that certain Agreement and Plan of Reorganization dated January 24, 2000 among the parties hereto (the "Merger Agreement").

         The Merger Agreement is hereby amended to decrease the amount of the Holdback set forth in paragraph 2.2 of the Merger Agreement from 20% of the Base Consideration payable pursuant to the Merger Agreement to $1,375,000 (or approximately 18.33% of the Base Consideration).

         No other change or modification is intended or made by this Amendment; the Merger Agreement shall remain, in all other respects, in full force and effect; and this Amendment is, by execution of this Amendment, incorporated and integrated into and made a part of the Merger Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                       FIRST SECURITY CORPORATION

                                       By /s/ Morgan J. Evans
                                          -------------------
                                          Morgan J. Evans,
                                          President and Chief Operating Officer


                                       FIRST SECURITY VAN KASPER, INC.

                                       By /s/ Scott Ulbrich
                                          -----------------
                                          Scott C. Ulbrich, Chairman and
                                          Chief Executive Officer


                                       BLACK & COMPANY, INC.

                                       By /s/ Lawrence S. Black
                                          ---------------------
                                          Lawrence S. Black,
                                          Chairman and Chief Executive Officer

                                       DIRECTORS:

                                       /s/ Lawrence S. Black
                                       ---------------------
                                       Lawrence S. Black


                                       /s/ Jennifer E. Black
                                       ---------------------
                                       Jennifer E. Black


                                       /s/ Frank J. Niezgoda
                                       ---------------------
                                       Frank J. Niezgoda


                                       /s/ Todd M. Niedermeyer
                                       -----------------------
                                       Todd M. Niedermeyer


                                       /s/ David A. Duley
                                       ------------------
                                       David A. Duley

                                   APPENDIX B

                       FORM OF BLACK & COMPANY PROXY CARD

                              BLACK & COMPANY, INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON APRIL 7, 2000

The undersigned hereby appoints ______ and ______, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Black & Company, Inc., an Oregon corporation, that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Black & Company, Inc. to be held at One Southwest Columbia, Suite 1200, Portland Oregon 97258 on April 7, 2000 at 2:00 p.m., P.S.T., and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby acknowledges receipt of the: (1) notice of special meeting of stockholders of Black & Company, Inc., and (2) accompanying Proxy Statement/Prospectus. Unless a contrary direction is indicated, this proxy will be voted for Proposal 1 as more specifically described in the Proxy Statement/Prospectus. If specific instructions are indicated, this proxy will be voted in accordance therewith.

[X] Please mark votes as in this example

--------------------------------------------------------------------------------
Proposal No. 1:                           For    Against   Abstain    I Plan to
                                                                      Attend the
                                                                       Meeting:
To approve the  Agreement  and Plan
of Reorganization dated January 24,
2000,  as  amended,  by  and  among
First Security  Corporation,  First
Security  Van  Kasper,   Inc.,  and
Black & Company, Inc., as amended.       [  ]     [  ]      [  ]        [  ]
--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors of Black & Company, Inc. Whether or not you plan to attend the meeting in person, please sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this proxy. If a corporation holds shares of stock of record, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If a partnership holds shares of stock of record, the proxy should be executed in partnership name by an authorized person. Executors, trustees, administrators, guardians, attorneys-in-fact or other fiduciaries should give their full title. Please date the proxy.

Signature:____________________________      Signature:__________________________
Date: ________________________________      Date: ______________________________
Name (print): ________________________      Name (print): ______________________
Title (if applicable): _______________      Title (if applicable): _____________

                                   APPENDIX C

            EXTRACTS FROM OREGON LAW CONCERNING DISSENTERS' RIGHTS OF
                          BLACK & COMPANY SHAREHOLDERS

                               DISSENTERS' RIGHTS
                (Right to Dissent and Obtain Payment for Shares)

60.551  Definitions for 60.551 to 60.594.  As used in ORS 60.551 to 60.594.

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

         (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder, (1987 c.52ss.124; 1989 c.1040ss.80)

         60.554 Right to Dissent. (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

                  (a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS
         60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

                  (b) Consummation of a plan of share exchanges to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                  (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (A) Alters or  abolishes  a  preemptive  right of the
                  holder of the shares to acquire shares or other securities; or

                           (B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141; or

                  (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection 1. of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS
60.491, unless the articles of incorporation otherwise provide. (1987 c.52 ss.125; 1989 c.1040 ss.31; 1993 c.403 ss.9)

         60.557 Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

                  (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. (1987 c.52 ss.126)

                       (Procedure for Exercise of Rights)

         60.561 Notice of dissenters' rights. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

         (2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567. (1987 c.52 ss.127)

         60.564 Notice of intent to demand payment. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

         (2) A shareholder  who does not satisfy the  requirements of subsection
(1) of this section is not entitled to payment for the shareholder's shares under this chapter. (1987 c.52 ss.128)

         60.567 Dissenters' notice. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

         (2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

                  (a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

                  (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

                  (d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

                  (e) Be accompanied by a copy of ORS 60.551 to 60.594. (1987 c.52ss.129)

         60.571 Duty to demand payment. (1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

         (2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter. (1987 c.52 ss.130)

         60.574 Share restrictions. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

         (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (1987 c.52 ss.131)

         60.577 Payment. (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

         (2) The payment must be accompanied by:

                  (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

                  (b) A statement of the corporation's estimate of the fair value of the shares;

                  (c) An explanation of how the interest was calculated;

                  (d) A statement of the dissenter's right to demand payment under ORS 60.587; and

                  (e) A copy of ORS 60.551 to  60.493.  (1987  c.52ss.132;  1987
         c.579ss.4)


         60.581 Failure to take action. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure. (1987 c.52 ss.133)

         60.584 After-acquired shares. (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587. (1987 c.52 ss.134)


         60.587 Procedure if shareholder dissatisfied with payment or offer. (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS
60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value to the dissenter's shares and interest due, if:

                  (a) The  dissenter  believes  that the  amount  paid under ORS
         60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

                  (b) The corporation fails to make payment under ORS 60.477 within 60 days after the date set for demanding payment; or

                  (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares. (1987 c.52ss.135)

                         (Judicial Appraisal of Shares)

         60.591 Court action. (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding is entitled to judgment for:

                  (a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

                  (b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584. (1987 c.52ss.136)

         60.594  Court costs and  counsel  fees.  (1) The court in an  appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

         (2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable.

                  (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

                  (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited. (1987 c.52ss.137)

                 Part II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

           Section 145 of the General Corporation Law of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

           The Certificate of Incorporation of First Security Corporation provides for indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of Delaware, as such laws exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than permitted or allowed by Section 145). The registrant also insures its officers and directors to the full extent permitted by Section 145.

Item 21.  Exhibits and Financial Statement Schedules

         (a)  Exhibits.   The  Registration  Statement  includes  the  following
Exhibits:


Exhibit
Number                   Description of Exhibit

2(1) Agreement and Plan of Reorganization dated as of January 24, 2000, by and among First Security, First Security Van Kasper, and Black & Company (Included as Appendix A to the Prospectus/Proxy Statement).

2(2) Amendment to Agreement and Plan of Reorganization dated February 29, 2000, by and among First Security Van Kasper and Black & Company (Included with the Agreement and Plan of Reorganization as Appendix A to the Prospectus/Proxy Statement).

3(1) Certificate of Amendment of Certificate of Incorporation, dated May 6, 1993 (Exhibit 3.1 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

3(2) Certificate of Amendment of Certificate of Incorporation, dated May 8, 1996 (Exhibit 3.2 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

3(3) Restated First Security Bylaws, as amended Jan. 26, 1998 (Exhibit 3.3 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

3(4) Certificate of Designation Series A Preferred Stock, dated Aug. 27, 1990 (Exhibit 3.4 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

3(5) First Security Corporation's proposed Amended and Restated Certificate of Incorporation and proposed Amended and Restated Bylaws (Exhibits A-1 and A-2 to First Security's Prospectus/Proxy and its registration statement in Form S-4, filed November 22, 1999. File No. 333-91401, incorporated by reference).

4(1) No instruments defining the rights of holders of long-term debt of First Security and its subsidiaries have been included as exhibits because the total amount of indebtedness authorized under any such instrument does not exceed 10% of the total assets of First Security and its subsidiaries on a consolidated basis.

4(2) Rights Agreement between First Security and First Security Bank, N.A., dated Aug. 28, 1990, which includes: Exhibit A, the form of Rights Certificate and the form of Election of Exercise; Exhibit B, the form of Certificate of Designation of First Security's Junior Series B Preferred Stock, no par value per share; and Exhibit C, the Summary of Rights (Exhibit 4 to First Security's Current Report on Form 8-K, dated Aug. 28, 1990, filed Sept. 1, 1990, incorporated by reference) and as amended and extended in 1998 (see Exhibit 4 to First Security's Current Report of Form 8-K, dated November 2, 1998, incorporated by reference).

4(3) Amendment Agreement between First Security and First Security Bank, N.A., dated Sept. 26, 1990, amending the Rights Agreement between the same parties dated Aug. 28, 1990, (Exhibit 1 to First Security's Amendment #1 on Form 8-A, dated Oct. 10, 1990, filed Oct. 16, 1990, amending First Security's Report on Form 8-K, dated Aug. 28, 1990, filed Sept. 1, 1990, incorporated by reference).

4(4) Adoption of Successor Shareholder Rights Agreement filed in Registrant's Current Report on Form 8-K dated Nov. 2, 1998 (incorporated by reference).

5 Opinion of Ray, Quinney & Nebeker as to the legality of the shares being registered.

8                 Form of Opinion of Ray, Quinney & Nebeker re: Tax Matters.

10(1) Amended and Restated First Security Comprehensive Management Incentive Plan dated Apr. 21, 1998 (Exhibit 10.1 to First Security's Annual Report on Form 10-Q for the quarter ended Sept. 30, 1999, incorporated by reference).

10(2)             Employment  Agreement  between  First  Security and Spencer F.
                  Eccles, dated Feb. 2, 1998 (Exhibit 10.2 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

10(3)             Employment  Agreement  between  First  Security  and Morgan J.
                  Evans, dated Feb. 2, 1998 (Exhibit 10.3 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

10(4)             Employment  Agreement  between  First  Security and Michael P.
                  Caughlin, dated Feb. 2, 1998 (Exhibit 10.4 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

10(5) Employment Agreement between First Security and Brad D. Hardy, dated Feb. 2, 1998 (Exhibit 10.5 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

10(6)             Employment  Agreement  between  First  Security  and  Mark  D.
                  Howell, dated Feb. 2, 1998 (Exhibit 10.6 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

10(7) Employment Agreement between First Security and J. Patrick McMurray, dated Feb. 2, 1998 (Exhibit 10.7 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

10(8) Employment Agreement between First Security and L. Scott Nelson, dated Feb. 2, 1998 (Exhibit 10.8 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

10(9)             Employment  Agreement  between  First  Security  and  Scott C.
                  Ulbrich, dated Feb. 2, 1998 (Exhibit 10.9 to First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1997, incorporated by reference).

10(10)            Employment  Agreement  between  First  Security  and  David R.
                  Golden, dated Jan. 19, 1999 (Exhibit 10.11 to First Security's Annual Report Form 10-K for the year ended Dec. 31, 1998, incorporated by reference).

10(11) The form of First Security's Deferred Compensation Plan Deferral Election -- 01/01/95 -- 12/31/95 (Exhibit 10.10 to
                  First Security's Annual Report on Form 10-K for the year ended Dec. 31, 1994, incorporated by reference).

10(12) Agreement and Plan of Merger, dated as of June 6, 1999 by and among Zions Bancorporation (Zions) and First Security (Exhibit
                  99.1 to First Security's Report on Form 13D, filed June 16, 1999, incorporated by reference; also Exhibit 99.1 to First Security's Report on Form 13D, filed June 18, 1999, incorporated by reference).

10(13) Stock Option Agreement, dated as of June 8, 1999, by and between Zions and First Security (Exhibit 99.2 to First
                  Security's report on Form 13D, filed June 15, 1999, incorporated by reference).

10(14) Stock Option Agreement, dated as of June 8, 1999, by and between First Security and Zions (Exhibit 99.2 to First
                  Security's Report on Form 13D, filed June 18, 1999, incorporated by reference).

13(1) First Security's Annual Report on Form 10-K for the year ended December 31, 1998 (hereby incorporated by reference).

21 First Security's Subsidiaries (Exhibit 21 to First Security's Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference).

23(1)             Consent of Deloitte & Touche LLP for First Security.

23(2) Consent of Ray, Quinney & Nebeker (filed as part of Exhibit 5 and Exhibit 8(1)).

24 Power of Attorney (included in signature pages of original filing of Registration Statement).

99.1              Form of Black & Company Shareholder proxy card.


Item 22.          Undertakings.

           First Security hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of First Security's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

           First Security hereby undertakes that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           THE UNDERTAKING AS TO INDEMNIFICATION OF OFFICERS AND DIRECTORS REQUIRED TO BE DISCLOSED BY ITEM 512(i) OF REGULATION S-K IS FOUND IN "COMPARATIVE RIGHTS OF SHAREHOLDERS--DIRECTORS LIABILITY" IN THE PROSPECTUS / PROXY STATEMENT.

           First Security hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

           First Security hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective time of the merger of the registration statement through the date of responding to the request.

           First Security hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the registration statement when it became effective.

         First Security hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective time of the merger of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 1st day of March 2000.

                                             FIRST SECURITY CORPORATION


                                             By: /s/ Morgan J. Evans
                                                 -------------------
                                                 Morgan J. Evans
                                                 President and Chief Operating
                                                 Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brad D. Hardy and A. Robert Thorup, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

Signature                      Title                                 Date
---------                      -----                                 ----
/s/ Spencer F. Eccles          Chairman and Chief
-----------------------        Executive Officer, Director
Spencer F. Eccles


/s/ Morgan J. Evans            President and Chief
-----------------------        Operating Officer, Director
Morgan J. Evans


/s/ Brad D. Hardy              Executive Vice President, General
-----------------------        Counsel and Chief Financial Officer
Brad D. Hardy                  (Principal Financial and
                               Accounting Officer)

/s/ James C. Beardall          Director
-----------------------
James C. Beardall


/s/ Rodney H. Brady            Director
-----------------------
Rodney H. Brady


/s/ James E. Bruce             Director
-----------------------
James E. Bruce


                               Director
-----------------------
Thomas D. Dee II


/s/ Dr. David P. Gardner       Director
-----------------------
Dr. David P. Gardner


/s/ Robert H. Garff            Director
-----------------------
Robert H. Garff


/s/ Jay Dee Harris             Director
-----------------------
Jay Dee Harris


                               Director
-----------------------
Robert T. Heiner


                               Director
-----------------------
Karen H. Huntsman


/s/ G. Frank Joklik            Director
-----------------------
G. Frank Joklik


/s/ B. Z. Kastler              Director
-----------------------
B. Z. Kastler


/s/ Dr. J. Bernard Machen      Director
-----------------------
Dr. J. Bernard Machen


                               Director
-----------------------
Joseph G. Maloof

                               Director
--------------------------
Michele Papen-Daniel, Ph.D.


                               Director
-----------------------
Scott S. Parker


                               Director
-----------------------
James L. Sorenson


/s/ Harold J. Steele           Director
-----------------------
Harold J. Steele


/s/ James R. Wilson            Director
-----------------------
James R. Wilson